UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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2019 Annual General Meeting of Shareholders Proxy Statement

lyondellbasell

Advancing Possible

DEAR FELLOW SHAREHOLDERS

JACQUES AIGRAIN

Chairman of the Board of Directors

BHAVESH (BOB) PATEL

Chief Executive Officer
April 9, 2019

$12.01

2018 EARNINGS PER
SHARE (DILUTED)

$4.7B

2018 NET INCOME

$6.9B

2018 EBITDA

On behalf of our Board of Directors, it is our pleasure to provide you with our 2019 proxy statement.

STRONG FINANCIAL PERFORMANCE

2018 was another strong year for LyondellBasell Industries N.V. We continued delivering value for our shareholders, generating approximately $5.5 billion of cash from operating activities and returning $3.4 billion of capital to our shareholders through dividends and share repurchases.

WORLD-CLASS SAFETY PERFORMANCE

We consistently remain in the top quartile of the industry for safety, and improved on our previous safety record by 30%. Also, we reduced our total recordable incident rate to 0.18 versus 0.21 in 2017. We appreciate the hard work of our employees and contractors to focus and prioritize safety each and every day.

BOARD GOVERNANCE

Our entire Board is committed to providing strong, independent oversight of the Company’s strategy, leadership, performance and risk management. In 2018, our Board played an essential role in overseeing the Company’s growth initiatives, including closing the A.Schulman, Inc. acquisition, breaking ground on the world’s largest PO/TBA plant, continuing construction of our Hyperzone polyethylene plant, and launching the Company’s first sustainability report.

BOARD MEMBER CHANGES

In 2018, we welcomed Michael Hanley to our Board. Mr. Hanley previously spent 25 years in senior management and finance roles, including as CFO of Alcan, and brings significant operational, financial and accounting experience and a deep appreciation for the Board’s role in financial oversight. We are also nominating for election a new Board member in 2019, Albert Manifold, the Group Chief Executive and a director of CRH plc. Mr. Manifold brings experience in international operations, finance, M&A, strategic planning and project execution. We are delighted to nominate him to join our Board. Likewise, we wish to thank Bob Gwin, who retired in 2018, and Bruce Smith, who will retire and not stand for re-election in 2019, for their years of dedicated service and leadership.

PROXY VOTING

Your vote is important. We encourage to cast your vote as soon as possible to ensure your shares are represented at the meeting.

We also want to take this opportunity to thank you for your investment and support of LyondellBasell Industries.

Very truly yours,

JACQUES AIGRAIN	BHAVESH (BOB) PATEL

NOTICE OF AND AGENDA FOR 2019
ANNUAL GENERAL MEETING OF SHAREHOLDERS

MEETING INFORMATION

FRIDAY, MAY 31, 2019

8:30 a.m. Local Time

Sheraton Hotel

Schiphol Airport, Schiphol Blvd. 101

1118 BG, Amsterdam, the Netherlands

ITEMS OF BUSINESS

1.	Elect our Board of Directors;
2.	Discharge our executive Director and the members of our prior Management Board from liability in connection with the exercise of their duties during the year ended December 31, 2018;
3.	Discharge our non-executive Directors and the members of our prior Supervisory Board from liability in connection with the exercise of their duties during the year ended December 31, 2018;
4.	Adopt our 2018 Dutch statutory annual accounts;
5.	Appoint the external auditor for our 2019 Dutch statutory annual accounts;
6.	Ratify the appointment of our independent registered public accounting firm;
7.	Provide an advisory vote on our executive compensation (say-on-pay);
8.	Approve the interim dividends declared and paid out of our 2018 Dutch statutory annual accounts;
9.	Authorize the repurchase of up to 10% of our outstanding shares; and
10.	Approve certain amendments to the LyondellBasell Industries Long Term Incentive Plan.

We will also discuss our corporate governance, dividend policy, and executive compensation program.

By order of the Board,

CHARITY R. KOHL

Corporate Secretary

April 9, 2019

HOW TO VOTE
Your vote is important. You are eligible to vote if you are a shareholder of record at the close of business on May 3, 2019.

ONLINE	BY PHONE	BY MAIL	IN PERSON
Visit the website on your proxy card	Call the telephone number on your proxy card	Sign, date and return your proxy card in the enclosed envelope	Attend the annual meeting in person See pages 62-63 for instructions on how to attend

If you are a registered shareholder, you may vote online at www.proxyvote.com, by telephone, or by mailing a proxy card. If you hold your shares through a bank, broker, or other institution, you may vote your shares through the method specified on the voting instruction form provided to you. You may also attend the annual general meeting in person. If you intend to attend the meeting, notice must be given to the Company no later than May 24, 2019.

Important Notice Regarding Availability of Proxy Materials for the 2019 Annual General Meeting

This proxy statement and our 2018 annual report to shareholders are available on our website at www.LyondellBasell.com by clicking “Investors,” then “Company Reports.”

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ITEM 1 ELECTION OF DIRECTORS

The Board recommends that you vote FOR the election of each of the nominees to our Board of Directors.

The Board of Directors of LyondellBasell Industries N.V. (“LyondellBasell” or the “Company”) recommends that each of the 11 continuing directors and Albert Manifold, a new director nominee, be elected to our Board of Directors (the “Board”), in each case for a term ending at our 2020 annual general meeting.

OUR BOARD

Our Nominating and Governance Committee focuses on Board succession planning and refreshment and is responsible for recruiting and recommending nominees to the full Board for election. From time to time, the Nominating and Governance Committee also uses outside consultants to assist in identifying potential director candidates. The goal is to achieve a Board that provides effective oversight of the Company through the appropriate balance of experience, expertise, skills, specialized knowledge, and other qualifications and attributes. Director candidates also must be willing and able to devote the time and attention necessary to engage in relevant, informed discussion and decision-making. The Board considers diversity a priority and seeks representation across a range of attributes.

These recruitment efforts are evidenced by our current Board composition and the qualities and qualifications of each of our nominees.

DIRECTOR EXPERIENCE AND EXPERTISE

INDUSTRY EXPERIENCE	7
Experience with and understanding of the chemicals and refining industries
HSE EXPERIENCE	9
Experience with social responsibility issues related to health, safety, and the environment
STRATEGIC PLANNING	12
Knowledge of corporate strategy and strategic planning
MERGERS & ACQUISITIONS	12
Experience with mergers, acquisitions, and other strategic transactions
CORPORATE FINANCE	12
Financial expertise and experience with corporate finance
EXECUTIVE MANAGEMENT / CEO EXPERIENCE	12
Executive management experience with large or international organizations
CORPORATE GOVERNANCE	12
Knowledge of corporate governance issues applicable to companies listed on the NYSE
PUBLIC COMPANY DIRECTOR	10
Service on the boards of other public companies

LYONDELLBASELL 2019 PROXY STATEMENT    7

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DIRECTORS’ INDEPENDENCE, TENURE, AND DIVERSITY

Our Director nominees provide the Board with a broad range of perspectives due to their diverse gender, age, ethnicity, nationality, and tenure profiles, as well as the qualifications and skills identified above. Each of the 11 non-executive Directors nominated to our Board is independent.

DIRECTOR NOMINATIONS

Although our Nominating and Governance Committee is responsible for recommending director candidates to the Board, candidates may also be proposed by other Board members, management, and our shareholders.

Any shareholder who wishes to recommend a Director candidate should submit a written recommendation to our Corporate Secretary at LyondellBasell Industries, 4th Floor, One Vine Street, London W1J 0AH, United Kingdom. The recommendation must include the name of the nominated individual, relevant biographical information, and the individual’s consent to nomination. For our 2020 annual general meeting of shareholders, recommendations must be received by December 11, 2019 to be considered.

LYONDELLBASELL 2019 PROXY STATEMENT    8

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2019 NOMINEES TO THE BOARD

On the recommendation of the Nominating and Governance Committee, our Board has nominated our 11 continuing Directors and Albert Manifold for election to the Board. These 12 individuals have a high caliber and diverse array of expertise, experience, and leadership skills. Bruce Smith will not stand for re-election as he has reached our mandatory retirement age.

We introduce our 12 nominees below.

JACQUES AIGRAIN
Age 64 French-Swiss Director since 2011 INDEPENDENT	BIOGRAPHY
Mr. Aigrain is our Chairman of the Board and a Senior Advisor and former Partner of Warburg Pincus, a global private equity firm. Prior to joining Warburg Pincus in 2013, Mr. Aigrain served as Chief Executive Officer of Swiss Re, a publicly traded insurance company, and was Co-Global Head of M&A and Head of Financial Institutions at J.P. Morgan. He also has many years of experience as a director of public and multinational organizations including The London Stock Exchange Group plc and WPP plc, a multinational advertising and public relations company. Mr. Aigrain’s more than 30 years of financial services and management experience provide him with expertise in all areas of strategy, mergers and acquisitions, finance, and capital markets. Additionally, he brings substantial knowledge of board- and governance-related matters.
EDUCATION
	•	Université Paris Dauphine, M.A., Economics
	•	Sorbonne University, Ph.D., Economics
SKILLS AND QUALIFICATIONS
	•	Corporate Finance	•	Strategic Planning
	•	Mergers & Acquisitions	•	Capital Markets
	•	International Operations	•	CEO Experience
	•	Corporate Governance	•	Public Company Director Experience
	OTHER CURRENT PUBLIC DIRECTORSHIPS		FORMER PUBLIC DIRECTORSHIPS
	•	The London Stock Exchange Group plc (since 2013)	•	Lufthansa German Airlines (2007-2015)
	•	WPP plc (since 2013)	•	LCH Clearnet Group, Limited (2010-2015)

LINCOLN BENET
Age 55 American-British Director since 2015 INDEPENDENT	BIOGRAPHY
Mr. Benet has served as Chief Executive Officer of Access Industries, a privately held industrial group with world-wide holdings, since 2006. Prior to joining Access, he spent 17 years at Morgan Stanley, including as Managing Director. Mr. Benet also has experience serving on the boards of several privately-held companies, including those in the investment, music and publishing, oil and gas pipes and tubing, cement, sports media, and petrochemicals industries. As a result of this background, he brings to our board a working knowledge of global markets, mergers and acquisitions, executive management, strategic planning, and corporate strategy, as well as experience with international finance, including corporate finance matters such as treasury, insurance, and tax.
EDUCATION
	•	Yale University, B.A., Economics
	•	Harvard Business School, M.B.A.
SKILLS AND QUALIFICATIONS
	•	Strategic Planning	•	Corporate Finance
	•	Mergers & Acquisitions	•	Capital Markets
	•	International Operations	•	CEO Experience
	•	Corporate Governance

LYONDELLBASELL 2019 PROXY STATEMENT    9

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JAGJEET (JEET) BINDRA
Age 71 American Director since 2011 INDEPENDENT	BIOGRAPHY
Mr. Bindra is a retired executive of Chevron, a multinational energy corporation, where he spent 32 years in senior leadership positions and retired as President of the company’s worldwide manufacturing operations. Mr. Bindra holds a degree in chemical engineering and started his career at Chevron as a research engineer before progressing to increasingly senior positions, including the roles of Manager of Strategic Planning and Group Manager of Projects & Engineering Technology. His education and background provide him with extensive knowledge of global manufacturing, capital project management, engineering technology, strategic business planning, and health, safety, and environmental and operations matters. Mr. Bindra has served as a board member of multiple private and publicly traded companies, including Edison International and its subsidiary, Southern California Edison, WorleyParsons, and Transocean Ltd., and he has broad knowledge of board and governance matters. Mr. Bindra currently serves as a member of the board of HPCL-Mittal Energy Limited (India).
EDUCATION
	•	Indian Institute of Technology, Bachelor of Technology, Chemical Engineering
	•	University of Washington, M.S., Chemical Engineering
	•	Saint Mary’s College of California, M.B.A.
SKILLS AND QUALIFICATIONS
	•	Industry Experience	•	HSE Experience
	•	Capital Project Execution	•	Strategic Planning
	•	Executive Management	•	International Operations
	•	Corporate Finance	•	Mergers & Acquisitions
	•	Corporate Governance	•	Public Company Director Experience
FORMER PUBLIC DIRECTORSHIPS
	•	Edison International / Southern California Edison Co. (2010-2017)
	•	WorleyParsons (2015-2017)
	•	Transocean Ltd. (2011-2014)

ROBIN BUCHANAN
Age 67 British Director since 2011 INDEPENDENT	BIOGRAPHY
Mr. Buchanan is a director of Schroders plc, a global asset management firm, a director of Cicap Ltd, a global private equity firm, and the former Chairman of PageGroup plc, a global specialist recruitment company. He was previously Dean and President of London Business School and UK Senior Partner and member of the worldwide board of directors of Bain & Company Inc., a global business consulting firm, where he continues to serve in an advisory role. He also serves as an advisor to Access Industries and Non-Executive Chairman of its Advisory Board, which advises on portfolio strategy. Mr. Buchanan’s experience as a board member of publicly traded, private, and charitable companies, Dean of a leading Business School, and long tenure with Bain provide him with deep experience in strategy, leadership, board effectiveness, business development, and acquisitions across most industry sectors, including considerable involvement with chemicals and energy in Europe. He also brings a wealth of experience in board and governance matters, particularly as related to multi-national companies. Mr. Buchanan is a Chartered Accountant and a published author on strategy, acquisitions, leadership, board effectiveness, corporate governance, and compensation.
EDUCATION
	•	Institute of Chartered Accountants in England & Wales, F.C.A.
	•	Harvard Business School, M.B.A.
SKILLS AND QUALIFICATIONS
	•	Strategy Development	•	Leadership Development
	•	Industry Experience	•	Executive Management
	•	Mergers & Acquisitions	•	Risk Management
	•	Corporate Finance	•	Corporate Governance
	•	Corporate Accounting	•	Public Company Director Experience
	•	International Operations
	OTHER CURRENT PUBLIC DIRECTORSHIPS		FORMER PUBLIC DIRECTORSHIPS
	•	Schroders plc (since 2010)	•	PageGroup plc (Chairman) (2011-2015)

LYONDELLBASELL 2019 PROXY STATEMENT    10

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STEPHEN COOPER
Age 72 American Director since 2010 INDEPENDENT	BIOGRAPHY
Mr. Cooper has served as Chief Executive Officer and Director of Warner Music Group Corp., a recorded music and music publishing business, since 2011. He has also been a Managing Partner of Cooper Investment Partners, a private equity firm specializing in underperforming companies, since 2008. In the course of a long career as a financial advisor and corporate turnaround specialist, Mr. Cooper has served as the top executive of a number of publicly traded companies, including as Chief Executive Officer of Metro-Goldwyn-Mayer, Inc., a media company focused on film and television, and Hawaiian Telecom, the dominant telecom services provider in Hawaii. Mr. Cooper has expansive knowledge and experience relating to all matters of executive management, finance, and strategy, and due to his role as a sitting CEO he has deep insight into day-to-day business, management, and strategy issues.
EDUCATION
	•	Occidental College, M.A.
	•	University of Pennsylvania Wharton School of Business, M.B.A.
SKILLS AND QUALIFICATIONS
	•	Strategic Planning	•	Mergers & Acquisitions
	•	Capital Markets	•	Industry Experience
	•	Corporate Finance	•	CEO Experience
	•	International Operations	•	HSE Experience
	•	Corporate Governance	•	Public Company Director Experience

NANCE DICCIANI
Age 71 American Director since 2013 INDEPENDENT	BIOGRAPHY
Ms. Dicciani is a retired senior executive and chemical engineer. She spent her early career in research and development at Air Products and Chemicals, and then joined Rohm and Haas, a specialty chemicals manufacturer, as business director for the Petroleum Chemicals Division. After 10 years with Rohm and Haas in which she rose to the level of Senior Vice President, Ms. Dicciani became President and Chief Executive Officer of Honeywell Specialty Materials, also a chemicals manufacturer. Ms. Dicciani served on the Executive Committees of the American Chemistry Council and the Society of Chemical Industry and was appointed by George W. Bush to the President’s Council of Advisors on Science and Technology. Her background provides her with specific industry knowledge and an understanding of manufacturing, health, safety, and environmental matters; insight into the competitive landscape relevant to our industry; and a wealth of experience in all areas of executive management. Ms. Dicciani also has extensive experience in board and governance matters and has served as a director of several public companies, including Halliburton, an oilfield services company, and Linde, an industrial gases company.
EDUCATION
	•	Villanova University, B.S., Chemical Engineering
	•	University of Virginia, M.S., Chemical Engineering
	•	University of Pennsylvania, Ph.D., Chemical Engineering
	•	University of Pennsylvania Wharton School, M.B.A.
SKILLS AND QUALIFICATIONS
	•	Industry Experience	•	International Operations
	•	HSE Experience	•	CEO Experience
	•	Capital Project Execution	•	Strategic Planning
	•	Mergers & Acquisitions	•	Corporate Finance
	•	Capital Markets	•	Corporate Governance
	•	Public Company Director Experience
	OTHER CURRENT PUBLIC DIRECTORSHIPS		FORMER PUBLIC DIRECTORSHIPS
	•	Halliburton (since 2009)	•	Praxair (2008-2018)
	•	AgroFresh Solutions, Inc. (since 2015)
	•	Linde plc (since 2018)

LYONDELLBASELL 2019 PROXY STATEMENT    11

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CLAIRE FARLEY
Age 60 American Director since 2014 INDEPENDENT	BIOGRAPHY
Ms. Farley is an advisor to KKR Energy Group and a retired executive in the oil and gas exploration and production industry. Ms. Farley has served in several roles with KKR Energy Group since 2011, including as Vice Chair from 2016 to 2017 and as a member of KKR Management LLC, the general partner of a global investment firm, from 2013 to 2015. Prior to joining KKR, Ms. Farley served as Chief Executive Officer of Randall & Dewey, an oil and gas asset transaction advisory firm. She became Co-President and then Senior Advisor at Jeffries & Company after Randall & Dewey became its oil and gas investment banking group, and then co-founded RPM Energy, a privately-owned oil and natural gas exploration and development company. Ms. Farley brings to the Board experience in business development, mergers, acquisitions, and divestitures, as well as knowledge of the chemical industry’s feedstocks and their markets. She also has experience in all matters of executive management and a deep understanding of public company and governance matters due to her service on the boards of companies including Anadarko Petroleum Corporation, Encana Corporation, and TechnipFMC.
EDUCATION
	•	Emory University, B.S., Exploration Geology
SKILLS AND QUALIFICATIONS
	•	CEO Experience	•	Corporate Governance
	•	Strategic Planning	•	HSE Experience
	•	Public Company Director Experience	•	Mergers & Acquisitions
	•	Capital Markets	•	International Operations
	OTHER CURRENT PUBLIC DIRECTORSHIPS		FORMER PUBLIC DIRECTORSHIPS
	•	TechnipFMC (since 2017)	•	FMC Technologies, Inc. (2009-2017)
	•	Anadarko Petroleum Corporation (since 2017)	•	Encana Corporation (2008-2014)

ISABELLA (BELLA) GOREN
Age 58 American Director since 2014 INDEPENDENT	BIOGRAPHY
Ms. Goren has served in a wide range of executive roles in capital intensive and highly competitive global businesses, most recently as Chief Financial Officer of American Airlines, Inc. and its parent company, AMR Corporation, from 2010 to 2013.* Her 27-year career at American and AMR spanned leadership roles in Revenue Management, Investor Relations, Operations, and Customer Service, including being the head of American’s Asia Pacific Division and Customer Relationship Marketing. Ms. Goren was also President of AMR Services, an AMR Corporation subsidiary company with operations at 60 locations worldwide. Her experience and areas of expertise include strategic planning, management of complex international operations, business development, global asset management, and corporate finance. Ms. Goren is also a chemical engineer and began her career at DuPont. As a board member of major multinational companies, including MassMutual Financial Group and Gap Inc., she brings public company director experience and extensive knowledge of corporate governance matters.
EDUCATION
	•	The University of Texas at Austin, B.S., Chemical Engineering
	•	Southern Methodist University, M.B.A.
SKILLS AND QUALIFICATIONS
	•	Executive Management	•	International Operations
	•	Corporate Finance	•	Strategic Planning
	•	Global Asset Management	•	Capital Markets
	•	Mergers & Acquisitions	•	HSE Experience
	•	Corporate Governance	•	Public Company Director Experience
OTHER CURRENT CORPORATE DIRECTORSHIPS
	•	MassMutual Financial Group (since 2014)
	•	Gap Inc. (since 2011)

*	AMR Corporation and American Airlines, Inc. successfully completed a reorganization under Chapter 11 in 2013, for which a voluntary petition was filed in 2011.

LYONDELLBASELL 2019 PROXY STATEMENT    12

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MICHAEL HANLEY
Age 53 Canadian Director since 2018 INDEPENDENT	BIOGRAPHY
Mr. Hanley has 25-years of experience in senior management and finance roles, including as Chief Financial Officer of Alcan, a Canadian mining company and aluminum manufacturer, President and CEO of Alcan’s Global Bauxite and Alumina business group, and Senior Vice President, Operations & Strategy of the National Bank of Canada. He brings strong financial and operational experience, deep knowledge of capital-intensive and process industries, experience with U.S. and international accounting standards, and a broad understanding of international markets. Mr. Hanley also has significant experience on public company boards and in the role of audit committee chair, and an appreciation for corporate governance matters and the board’s role in financial oversight. He is currently a member of the board of the Quebec chapter of the non-profit Canadian Institute of Corporate Directors, and is a member of the Quebec Order of Chartered Professional Accountants.
EDUCATION
	•	Hautes Etudes Commerciales, B.Commerce
SKILLS AND QUALIFICATIONS
	•	Corporate Finance	•	Corporate Accounting
	•	Strategic Planning	•	Capital Markets
	•	International Operations	•	Executive Management
	•	Industry Experience	•	Corporate Governance
	•	Public Company Director Experience
	OTHER CURRENT PUBLIC DIRECTORSHIPS		FORMER PUBLIC DIRECTORSHIPS
	•	BRP, Inc. (since 2012)	•	Groupe Jean Coutu (PJC), Inc. (2016-2018)
	•	Industrial Alliance Insurance & Financial Services (since 2015)	•	First Quantum Minerals Ltd. (2012-2015)
	•	Shawcor Ltd. (since 2015)

ALBERT MANIFOLD
Age 56 Irish Director Nominee INDEPENDENT	BIOGRAPHY
Mr. Manifold has been the Group Chief Executive and a director of CRH plc, an international group of diversified building materials businesses supplying the construction industry, since 2014. Mr. Manifold joined CRH in 1998 and advanced to increasingly senior roles, including Finance Director of the Europe Materials Division, Group Development Director, Managing Director of Europe Materials, and Chief Operating Officer (2009 to 2014). Prior to joining CRH, Mr. Manifold was Chief Operating Officer of Allen McGuire & Partners, a private equity group. As a sitting CEO with a background in other senior management roles, Mr. Manifold has acquired extensive leadership experience in competitive industries. In addition, he has significant knowledge of corporate finance, capital markets, strategic planning, and international operations. Mr. Manifold is also a Fellow of the Institute of Certified Public Accountants in Ireland.
EDUCATION
	•	Institute of Certified Public Accountants in Ireland
	•	Dublin City University, M.B.S., Strategic International Marketing
	•	Dublin City University, M.B.A.
SKILLS AND QUALIFICATIONS
	•	Corporate Finance	•	CEO Experience
	•	International Operations	•	Capital Markets
	•	Corporate Accounting	•	Strategic Planning
	•	Mergers & Acquisitions	•	Capital Project Execution
OTHER CURRENT PUBLIC DIRECTORSHIPS
	•	CRH plc (since 2009)

LYONDELLBASELL 2019 PROXY STATEMENT    13

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BHAVESH (BOB) PATEL
Age 52 American Director since 2018 Chairman of the Management Board 2015-2018	BIOGRAPHY
Mr. Patel has served as our Chief Executive Officer since January 2015. From the time he joined the Company in 2010 until his appointment as CEO, he held the roles of Senior Vice President, Olefins and Polyolefins–Americas and Executive Vice President, Olefins and Polyolefins–Europe, Asia, International & Technology, with additional responsibility for all manufacturing operations outside of the Americas and the Company’s Polypropylene Compounding business. Taken together with his previous tenure with Chevron Corp. and Chevron Phillips Chemical Company, Mr. Patel has nearly 30 years’ experience in the chemicals, plastics, and refining industries, including extensive leadership experience on a global basis. This background gives him a detailed understanding of the Company’s industries and operations. Mr. Patel serves as a director of Union Pacific Corporation.
EDUCATION
	•	The Ohio State University, B.S., Chemical Engineering
	•	Temple University, M.B.A.
SKILLS AND QUALIFICATIONS
	•	Industry Experience	•	Strategic Planning
	•	HSE Experience	•	Capital Project Execution
	•	CEO Experience	•	International Operations
	•	Corporate Finance	•	International Business
	•	Corporate Governance	•	Mergers & Acquisitions
	•	Public Company Director Experience
OTHER CURRENT PUBLIC DIRECTORSHIPS
	•	Union Pacific Corporation (since 2017)

RUDY VAN DER MEER
Age 74 Dutch Director since 2010 INDEPENDENT	BIOGRAPHY
Mr. van der Meer’s career includes a more than 30-year tenure with AkzoNobel N.V., a multinational paints, coatings, and specialty chemicals producer, where he retired as a senior executive. He has extensive industry experience, including with manufacturing, health, safety, and environmental and operations matters. Mr. van der Meer has served on the boards of several Dutch multinational companies, providing him with a deep understanding of public company governance matters, including those relevant to our incorporation in the Netherlands. He is a Supervisory Director of James Hardie Industries S.E., an industrial fiber cement products and systems manufacturer. He also has served as Chairman of the Supervisory Boards of Coöperatie VGZ U.A., a health insurer, Royal Imtech N.V., a technical services provider, and Energie Beheer Nederland B.V., a natural gas exploration and production company.
EDUCATION
	•	TU Delft, Chemical Engineering
SKILLS AND QUALIFICATIONS
	•	Industry Experience	•	International Operations
	•	HSE Experience	•	Strategic Planning
	•	Capital Project Execution	•	Executive Management
	•	Mergers & Acquisitions	•	Corporate Finance
	•	Capital Markets	•	Corporate Governance
	•	Public Company Director Experience
	OTHER CURRENT PUBLIC DIRECTORSHIPS		FORMER PUBLIC DIRECTORSHIPS
	•	James Hardie Industries S.E. (since 2007)	•	Royal Imtech N.V. (2005-2013)

LYONDELLBASELL 2019 PROXY STATEMENT    14

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CORPORATE GOVERNANCE

LyondellBasell recognizes the importance of good corporate governance. We constantly strive to enhance and improve our governance in line with U.S. and Dutch best practices. Our Board adopted, and periodically reviews and updates, robust corporate governance policies and practices. Our Corporate Governance Guidelines and our Rules for the Board of Directors are available on our website at www.LyondellBasell.com by clicking “Investors,” then “Corporate Governance.”

DIRECTOR INDEPENDENCE

Our Board annually reviews the independence of its members. In February 2019, the Board affirmatively determined that all 11 of our non-executive Director nominees are independent under the rules of the New York Stock Exchange (the “NYSE”).

The Board has adopted categorical standards of independence that meet, and in some instances exceed, the requirements of the NYSE. In order to qualify as independent under our categorical standards, a Director must be determined to have no material relationship with LyondellBasell other than as a Board member. The categorical standards include strict guidelines for non-executive Board members and their immediate families regarding employment or affiliation with LyondellBasell and its independent registered public accounting firm. Our categorical independence standards are included in our Corporate Governance Guidelines.

The Board has determined that there are no relationships or transactions that prohibit any of our non-executive Board nominees from being deemed independent under the categorical standards and that each of our non-executive Directors is independent. In addition to the relationships and transactions that would bar an independence finding under the categorical standards, the Board considered all other known relationships and transactions in making its determination, including those set forth below under “—Other Governance Matters—Related Party Transactions.” In determining that no known transactions or relationships affect the independence of any of the non-executive Board members, the Board considered that all of the identified transactions are ordinary course and none of the dollar amounts involved were material to the Company or the relevant counterparty.

BOARD LEADERSHIP STRUCTURE

Our Board is led by its Chairman, Jacques Aigrain, who succeeded to the role in September 2018 after serving as the Board’s Vice Chair. The Chairman’s responsibilities include leading Board meetings and executive sessions and facilitating information flow and communication among Board members. The Board may from time to time also appoint a Vice Chair, who will provide assistance and support to the Chairman; chair meetings of the Board or shareholders in the event the Chairman is absent or prevented from acting; and perform such other duties as may be delegated by the non-executive members of the Board.

Under Dutch law, only a non-executive director may serve as Chairman of our Board. The separation of the positions of Chairman and Chief Executive Officer that results from this governance structure allows Mr. Aigrain to focus on managing Board matters and allows our CEO, Mr. Patel, to focus on managing our business. Additionally, we believe the separation of these roles contributes to the independence of the Board in its oversight role and in assessing the Chief Executive Officer and management generally.

EXECUTIVE SESSIONS

Executive sessions of our Board take place at every regular Board meeting. During executive sessions, Board members have an opportunity to review and discuss matters such as the performance of the Chief Executive Officer and other members of management and the criteria against which performance is evaluated, including the impact of performance on compensation matters. Mr. Aigrain leads these executive sessions. If he is unavailable, the Vice Chair or, if none is appointed, the non-executive Board member with the longest tenure will preside. If two or more individuals have equal tenure, the eldest of them will chair.

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BOARD EVALUATIONS

Each year our Board and its committees evaluate their own effectiveness by participating in a robust self-assessment process. The Board members respond to survey questions intended to solicit information to be used to improve the effectiveness of the Board and its committees. The key areas covered in this survey include membership; responsibilities; functionality; meetings; strategy; senior management (including succession planning); focus on performance; ensuring financial robustness; building corporate reputation; and matching risk with return. The feedback from the self-evaluation process is then discussed during Board and committee meetings in executive session. In addition, each committee considers whether it is functioning in compliance with its charter and keeping the Board adequately informed. Committees also review their member skill sets and leadership.

In 2017, the Nominating and Governance Committee engaged a consultant to facilitate the evaluation process and solicit feedback on Board, committee, and individual performance. Beginning in late 2017 and continuing into early 2018, the consultant met with each member of the Board individually and reported to the Nominating and Governance Committee and the Board regarding the feedback provided and key takeaways. In 2018, the Board took steps to implement the feedback and adjust the general process and areas of focus for the assessment accordingly. At the end of 2018, the Board approved continuing the robust self-assessment through survey.

DIRECTOR ONBOARDING, TRAINING, AND SITE VISITS

Our Board is committed to understanding its governance responsibilities, evolving best practices, and all aspects of our Company and business. The Company provides an extensive orientation program that enables each new Director joining the Board to become familiar with LyondellBasell and to meet with key members of the Company’s management and functional leaders. Mr. Hanley, who joined our Board in the last year, completed our onboarding program and met with the Company’s Chief Executive Officer, Chief Financial Officer, Chief Legal Officer, and additional members of the leadership team to discuss our corporate structure, operations, and segments, as well as tax, accounting, compliance, and investor relations matters, among other topics.

All of our Board members are encouraged to participate in industry and governance organizations and seek out training opportunities that will provide them with continuing education on key topics. Our Directors also have regular opportunities to visit the Company’s manufacturing and technology centers and meet with site management. In addition, the Board is invited to tour the Company’s plants or facilities each year. In 2018, individual members of the Board visited the Company’s Houston refinery and Wesseling site, and the Board visited Hyperzone plant construction in September 2018.

SHAREHOLDER ENGAGEMENT

We recognize the value of regular and consistent communication with our shareholders and welcome their input on environmental, social, governance, executive compensation, and other matters. We regularly review general governance trends and emerging best practices and invite feedback from our shareholders and other stakeholders, which is brought to our Board and instrumental in its decision-making process. In 2018, we reached out to shareholders to discuss the Company’s environmental, social, and governance profile and their questions or concerns on these and other topics. We are committed to remaining proactive in our engagement efforts and shareholder outreach in 2019 and going forward.

COMMUNICATION WITH THE BOARD

Shareholders and other interested parties may communicate with the Board or any individual Board member. Communications should be addressed to our Corporate Secretary at LyondellBasell Industries, 4th Floor, One Vine Street, London W1J 0AH, United Kingdom.

Communications are distributed to the Board or to one or more individual Board members, as appropriate, depending on the facts and circumstances outlined in the communication. Communications such as business solicitations or advertisements; junk mail and mass mailings; new product suggestions; product complaints; product inquiries; and resumes and other forms of job inquiries will not be relayed to the Board. In addition, material that is unduly hostile, threatening, illegal, or similarly unsuitable will be excluded. Any communication that is filtered out is made available to any Board member upon request.

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CEO AND MANAGEMENT SUCCESSION PLANNING

One of the primary responsibilities of the Board is to ensure that we have a high-performing management team in place. On an annual basis, the Board conducts a detailed review of development and succession planning activities to maximize the pool of internal candidates who can assume executive officer positions without undue interruption. The Board reviews CEO and executive succession planning and ensures that executive officer reviews and evaluations are conducted at least annually, by either the Compensation Committee or the Board as a whole. The Board also reviews in-depth assessments of the Company’s bench strength, retention, progression, and succession readiness for all other senior level managers.

Talent management, succession planning, and retention have been key recent areas of focus for both the Company and our Chief Human Resources Officer. Our Compensation Committee extensively discussed the Company’s Human Resources strategy at its May 2018 meeting, and significant time is devoted to organizational design and succession planning at the Board’s annual strategy meeting each year.

BOARD OVERSIGHT OF RISK

While the Company’s CEO is responsible for assessing and managing the Company’s day-to-day risks and related control systems, the Board has broad oversight of the Company’s risk management and risk profile. In this oversight role, the Board is responsible for satisfying itself that the risk management processes designed and implemented by management are functioning and that necessary steps are taken to foster a culture of risk-adjusted decision-making throughout the organization. The Company believes that this division of responsibilities has been effective in achieving sound risk management and that the Board’s involvement has ensured effective oversight.

The primary means by which our Board oversees the Company’s risk management structure and policies is through regular communication with management. At each Board meeting, executive officers and other members of management are asked to report to the Board and, when appropriate, specific committees. One purpose of these presentations is to provide direct communication between members of the Board and members of management. The presentations provide the Board with the information necessary for a full understanding of the Company’s risk profile, including information regarding the Company’s specific risk environment, exposures potentially affecting our operations, and the Company’s plans to address such risks. In addition to providing general updates on the Company’s operational and financial condition, members of management report to the Board about the Company’s outlook, forecasts, and any impediments to meeting them or to successfully pursuing the Company’s strategies more generally.

In July 2017, members of the Board participated in a workshop with the Company’s global head of enterprise risk management and outside consultants. The participants identified the Company’s primary risks, matched the risks identified by Directors with those identified by management, and discussed the risk appetite of Directors with respect to the various risks identified. In 2018, building on the 2017 workshop, the Company’s enterprise risk management organization conducted interviews with, and distributed written surveys to, Board members requesting their input in identifying and ranking the Company’s primary risks. The interviews and surveys were followed by a dynamic and interactive Board workshop led by outside consultants in which the survey results were shared and discussed. The direct line of communication between the Board and members of management facilitated at Board meetings and through these workshops allows the Board to further evaluate and assess the management of the Company’s day-to-day risks.

In carrying out its oversight responsibility, the Board has delegated to individual Board committees certain elements of its oversight function:

The Audit Committee oversees the integrity of the Company’s financial statements; the qualifications, performance, and independence of our independent accountants; the performance of the Company’s internal audit function and compliance program; the Company’s monitoring, control, and reporting of significant corporate risk exposure; and our system of disclosure and internal controls.
The Compensation Committee oversees the Company’s compensation programs; evaluates whether our compensation programs and practices create excessive risk; and determines whether any changes to those programs or practices are warranted.
The Nominating and Governance Committee reviews the Company’s corporate governance practices and develops, reviews, and recommends corporate governance guidelines and policies.
The Health, Safety, Environmental, and Operations (“HSE&O”) Committee reviews and monitors compliance with health, safety, and environmental matters; provides oversight of the Company’s technology and the execution of large capital projects and turnarounds; discusses the Company’s HSE and Operational Excellence programs and safety and environmental incidents and statistics; and plans initiatives to continuously improve health, safety, environmental, and operational results.
The Finance Committee oversees strategic transactions, including those that may impact our capital position; reviews our tax strategy and planning; and reviews our capital structure, capital allocation, dividend policy, share repurchase programs, debt profile, and hedging strategies.

The Company has an enterprise risk management function, with a group of employees dedicated to enterprise-wide risk management activities. The CEO is responsible for overseeing these risk management programs, including assessing risk tolerances, evaluating whether such tolerances are aligned with the Company’s strategic goals, and defining our overall risk profile. The CEO has delegated to an internal Risk Management Committee the authority to review and approve transactions that are in furtherance of the Company’s approved strategies.

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In addition to the CEO, the standing members of the Risk Management Committee include the Chief Financial Officer and the Chief Legal Officer. Through a variety of policies and procedures, senior management and their reports are required to identify, monitor, mitigate, and report on risks and to submit risk management plans from each business segment.

The results of the risk management processes and updates on material risks are reported to the Board and its committees on a regular basis. In addition, the Audit Committee is responsible for ensuring that an effective risk assessment process is in place, and reports are made to the Audit Committee in accordance with NYSE requirements.

BOARD AND COMMITTEE INFORMATION

The Board held four regularly scheduled meetings, five special meetings, and two information sessions in 2018. Our Compensation Committee, Nominating and Governance Committee, and HSE&O Committee meet in connection with each regularly scheduled Board meeting (other than the Board’s strategy session held in July) and hold additional meetings as needed, while other committees meet independently as the matters under their respective responsibilities require. In 2018, all of the Directors other than Mr. van Der Meer attended at least 75% of the meetings of the Board and of each committee of which they were a member. Mr. van Der Meer was unable to attend meetings from May through September due to health issues. Although the Company does not maintain a policy regarding Board members’ attendance at its annual general meetings of shareholders, our Chairman attends and chairs the Company’s annual general meeting each year.

The table below provides membership and meeting information for each of the Board’s committees as of the date of this proxy statement.

Name	Audit	Compensation	Nominating & Governance	HSE&O	Finance	Executive
Jacques Aigrain
Lincoln Benet
Jagjeet Bindra
Robin Buchanan
Stephen Cooper
Nance Dicciani
Claire Farley
Isabella Goren
Michael Hanley
Albert Manifold(1)
Bob Patel
Bruce Smith(2)
Rudy van der Meer
2018 MEETINGS	7	3(3)	3(3)	4(3)	9(3)	1(4)

  Chair       Member

(1)	If elected to the Board, Mr. Manifold will be appointed to the Audit Committee and Finance Committee effective as of the date of the Annual Meeting.
(2)	Mr. Smith is not standing for re-election to the Board at the Annual Meeting as he has reached the mandatory retirement age.
(3)	The Board, Compensation Committee, Finance Committee, HSE&O Committee, and Nominating and Governance Committee each also met in person in September 2018 for an information session and held informal telephone calls throughout the year.
(4)	Members of the Executive Committee also held informal calls throughout the year and between meetings to discuss coordination among the Board and its committees.

Each of our committees has a written charter, approved by the Board. The charters can be found on our website at www.LyondellBasell.com by clicking on “Investors,” then “Corporate Governance,” then “Board of Directors.”

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Audit Committee

Members: Jeet Bindra, Bella Goren, Michael Hanley (Chair), Bruce Smith

Independence: All Members

The Audit Committee is responsible for overseeing all matters relating to our financial statements and reporting; internal audit function and independent auditors; and our compliance function. Listed below are the general responsibilities of the Audit Committee.

Independent Auditor – Engage external auditor and approve compensation; review independence and establish policies relating to the hiring of auditor employees; and pre-approve audit services;
Internal Audit – Review plans, staffing, and activities of the internal audit function and its effectiveness;
Financial Statements – Review financial statements and earnings releases; discuss and review accounting policies and practices and external auditor reviews; and discuss and review the effectiveness of internal controls; and
Compliance – Review plans, staffing, and activities of the Company’s compliance function; establish and review procedures for complaints, including anonymous complaints regarding accounting, controls, and auditing; and review the Company’s Code of Conduct and system for monitoring compliance therewith.

Our Board has determined that all Audit Committee members are independent under the NYSE listing standards, our categorical independence standards, and the heightened independence requirements applicable to audit committee members under the rules of the U.S. Securities and Exchange Commission (the “SEC”). Our Board has also determined that all Audit Committee members are financially literate in accordance with the NYSE listing standards and that Mr. Smith, Mr. Hanley and Ms. Goren qualify as audit committee financial experts under SEC rules. In addition, our Board has considered Mr. Hanley’s concurrent service on the audit committees of three additional public companies at the time of his appointment and has determined that such simultaneous service does not impair his ability to effectively serve as a member and Chair of our Audit Committee. Mr. Hanley will not stand for re-election to the board of directors of Industrial Alliance, where he currently serves on the audit committee. Following his departure in May 2019, he will only serve on two public company audit committees in addition to LyondellBasell.

Compensation Committee

Members: Robin Buchanan, Nance Dicciani (Chair), Claire Farley, Bella Goren

Independence: All Members

The Compensation Committee is responsible for overseeing our executive compensation programs and developing the Company’s compensation philosophy.

In fulfilling its responsibility for the oversight of compensation matters, the Compensation Committee may delegate authority for day-to-day administration and interpretation of the Company’s compensation plans to Company employees, including responsibility for the selection of participants, determination of award levels within plan parameters, and approval of award documents. The Compensation Committee may not, however, delegate authority for matters affecting the compensation and benefits of the Company’s executive officers. The Compensation Committee’s responsibilities include the following:

Executive Compensation – Approve the compensation and benefits of executive officers; review executive compensation practices to ensure consistency with corporate objectives; review and approve goals and objectives of CEO compensation and evaluate CEO performance; and make recommendations to the Board regarding executive officers’ compensation; and
Company Compensation Benefits – Review the Company’s compensation philosophy, programs, and practices; review and approve pension and benefit arrangements as well as funding of pension and benefit plans; and make recommendations to the Board on these subjects.

Our Board has determined that all Compensation Committee members are independent under the NYSE listing standards, our categorical independence standards, and other independence requirements applicable to compensation committee members under NYSE rules.

Compensation Committee Interlocks and Insider Participation – No member of the Compensation Committee serves or has served as an officer or employee of the Company or any of our subsidiaries and, during 2018, no executive officer served on the compensation committee or board of any entity that employed any member of our Compensation Committee or Board.

For additional information on the Compensation Committee, including information regarding compensation consultants engaged during 2018, see the “Compensation Discussion and Analysis” beginning on page 32.

Nominating and Governance Committee

Members: Jacques Aigrain, Lincoln Benet, Robin Buchanan, Claire Farley (Chair), Rudy van der Meer

Independence: All Members

The Nominating and Governance Committee is primarily responsible for identifying nominees for election to the Board and overseeing matters regarding corporate governance.

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To fulfill those duties, the Nominating and Governance Committee has the responsibilities summarized below:

Administrative – Coordinate evaluations by committees and the full Board;
Directors and Director Nominees – Identify and recommend candidates for membership on the Board and recommend committee memberships;
Compensation – Evaluate and recommend director compensation; and
Corporate Governance – Review the Company’s governance profile and make necessary recommendations; review and propose modifications to the Company’s governance documents and policies; and review and comment on shareholder proposals.

Health, Safety, Environmental and Operations Committee

Members: Jeet Bindra (Chair), Steve Cooper, Michael Hanley, Rudy van der Meer

Independence: All Members

The HSE&O Committee assists the Board in its oversight responsibilities by assessing the effectiveness of health, safety, and environmental programs and initiatives that support Company policies. The HSE&O Committee also reviews the Company’s material technologies and the risks relating to its technology portfolio, the physical security of the Company’s assets, and the Company’s performance in executing large capital projects and turnarounds.

The specific responsibilities of the HSE&O Committee are summarized below:

Administrative – Review the status of the Company’s health, safety, and environmental policies and performance, including processes to ensure compliance with applicable laws and regulations;
HSE Performance – Review and monitor the Company’s health, safety, and environmental performance results; provide oversight of the Company’s programs, initiatives, and activities in the areas of technology and sustainability; review with management environment, health, safety, product stewardship, and other sustainability issues that can have a material impact on the Company; and review the status of related policies, programs, and practices;
Audit – Review and approve the scope of the Company’s health, safety, and environmental audit program and regularly monitor program results and review and approve the annual budget for the health, safety, and environmental audit program; and
Operational Performance – Assess the Company’s operational performance; review the scope of the Company’s operational excellence auditor program and monitor program results; and review and monitor the Company’s progress on and results for major capital projects.

Finance Committee

Members: Lincoln Benet (Chair), Nance Dicciani, Bruce Smith

Independence: All Members

The Finance Committee is responsible for monitoring and assessing such matters as the Company’s capital structure and allocation, debt portfolio, and derivative strategies. In fulfilling its duties, the Finance Committee has the responsibilities summarized below:

Strategy – Review analyses and provide guidance and advice regarding acquisitions and divestments and discuss and review the Company’s tax strategies, planning, and related structures;
Capital – Review the Company’s capital structure and capital allocation, including organic and inorganic investments; review and discuss the Company’s dividend policy; and review and discuss share repurchase activities and plans; and
Securities and Financing – Review and discuss the Company’s debt portfolio, credit facilities, and compliance with financial covenants; commodity, interest rate, and currency derivative strategies; and proposed securities offerings.

Executive Committee

Members: Jacques Aigrain (Chair), Lincoln Benet, Jeet Bindra, Nance Dicciani, Claire Farley, Michael Hanley

Independence: All Members

The Executive Committee consists of the chairs of each of the other Board committees. The role of the Executive Committee is to facilitate and improve communication and coordination among members of the Board and its committees. It does so by, among other things, collaborating on agenda setting and discussing ad-hoc issues.

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OTHER GOVERNANCE MATTERS

Retirement Policy and Term Limits

Our Corporate Governance Guidelines and Rules for the Board of Directors provide that Directors will not be re-nominated for election to the Board after they reach the age of 75. While the Board does not believe there is a specific age after which directors should no longer serve on boards, it does believe mandatory retirement ages are useful for promoting board refreshment.

The Board has not adopted term limits for its membership. The Nominating and Governance Committee and the full Board regularly discuss board succession and refreshment and strive to maintain a balance of Directors with varying lengths of service and ages. While the Board recognizes that term limits could assist in this regard, they may have the unintended consequence of forcing the Board and the Company to lose the contribution of directors who over time have developed increased judgment, knowledge, and valuable insight into the Company and its operations. The Board believes that the mandatory retirement age and an annual evaluation process for deciding whether to re-nominate individuals for election are currently more effective means of ensuring board refreshment and renewal, while also allowing for continuity of service.

Share Ownership Guidelines

Members of our Board are subject to Share Ownership Guidelines. Under the Share Ownership Guidelines, non-executive Board members are prohibited from selling any shares of the Company until they own shares that are valued at no less than six times their annual cash retainer for Board service, or $690,000 for all directors other than our Chairman, whose ownership requirement is $1,950,000. Once a Board member has reached his or her required ownership level, he or she may not sell shares that would bring ownership below the threshold level.

Prohibition on Hedging and Pledging Shares

Pursuant to our Policy Prohibiting Insider Trading, members of the Board and certain related individuals and entities are prohibited from purchasing, selling, or writing options on the Company’s shares, engaging in short sales, or otherwise engaging in transactions that result in a hedge against any decrease in our share price. They are also prohibited from pledging their shares as collateral for personal loans or other obligations, including holding shares in a brokerage margin account.

Dutch Corporate Governance Code

As a Dutch incorporated entity, we are subject to the Dutch Corporate Governance Code. The Code, most recently amended in 2016 and a copy of which can be found at www.commissiecorporategovernance.nl, is a statement of principles and best practices for Dutch companies with an emphasis on integrity, transparency, and accountability as the primary means of achieving good governance. The Code’s compliance principle is “comply-or-explain,” which permits a Dutch company to apply the best practices outlined in the Code or explain why the company has chosen to apply different practices.

The principles and practices prescribed by the Code are largely consistent with NYSE and SEC requirements and best practices for U.S. companies. In our Dutch Annual Report, which accompanies our 2018 Dutch Annual Accounts and can be found on our website at www.LyondellBasell.com by clicking “Investors,” then “Company Reports,” we disclose those instances where we have chosen to apply practices that differ from the Code. In general, these instances arise from our decision to apply practices that are more common or appropriate for NYSE traded companies than those called for by the Code. For example, although the Board’s categorical standards for director independence incorporate the standards of both the Code and the NYSE as far as practicable, our Board has chosen to apply the standards of the NYSE where the two conflict, including with respect to the independence classification of directors nominated by Access Industries, a greater than 10% shareholder. Our Board believes that application of the NYSE independence standards is more appropriate for LyondellBasell, which is listed only on the NYSE and not on any exchange in the Netherlands. Our Board further believes that the service of Access nominees on the Company’s key independent committees provides those committees with shareholder perspective and the significant skills, experience and qualifications of these directors, to the benefit of the Board, the Company, and our stakeholders more generally.

Related Party Transactions

We have adopted a Related Party Transaction Approval Policy, which requires the disinterested members of the Audit Committee to review and approve certain transactions that we may enter into with related parties, including members of the Board, executive officers, and certain shareholders. The policy applies to any transaction:

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in the ordinary course of business with an aggregate value of $25 million or more;
not in the ordinary course of business, regardless of value; or
with a value of $120,000 or more and in which an executive officer or non-executive Director has a direct or indirect material interest.

The disinterested members of the Audit Committee determine the fairness of any related party transaction to the Company by considering whether the terms of the transaction are no less favorable than those which could be obtained from non-related parties. The following is a description of related party transactions in existence since the beginning of fiscal year 2018.

ACCESS INDUSTRIES

In 2010, we entered into certain agreements with affiliates of Access Industries, including a registration rights agreement, which obligates us to register and bear the costs for the resale of equity securities owned by Access Industries or its affiliates, and a nomination agreement. Pursuant to the nomination agreement, Access Industries has the right to nominate individuals for appointment to the Board if certain ownership thresholds are met. Access Industries currently owns more than 18% of our outstanding shares and has nominated Messrs. Benet, Buchanan, and Cooper pursuant to the agreement. The Company entered into these agreements with Access Industries before it became publicly traded and the Related Party Transaction Approval Policy was adopted. Amendments to the nomination agreement are approved by disinterested Board members.

ANADARKO PETROLEUM CORPORATION

On an ongoing basis and in the ordinary course of business, the Company makes spot purchases of natural gas and natural gas liquids, which are raw materials used to manufacture the Company’s products, from Anadarko Petroleum Corporation. Robert Gwin, the previous Chairman of our Board, is President of Anadarko Petroleum, and Claire Farley, a current Director, is a member of Anadarko’s board of directors. In July 2014, the Audit Committee approved the Company making spot purchases from Anadarko as it deems appropriate, noting that those transactions were on terms no less favorable than those which could be obtained from non-related parties. The Company purchased approximately $74 million of natural gas and natural gas liquids from a subsidiary of Anadarko Petroleum in 2018.

CALPINE CORPORATION

In March 2018, a group of investors including Access Industries completed the acquisition of Calpine Corporation, the owner and operator of power plants across the United States and Canada and a supplier of power and steam to the Company’s Houston refinery. Once the acquisition was completed, the Audit Committee approved the continuation of the Company’s contractual relationship with Calpine on existing terms. The terms of the contracts were negotiated before the relationship with Calpine arose and were determined to be fair to the Company and more advantageous than those offered by other parties. In October 2018, the Audit Committee approved the renegotiation and extension of the Company’s contracts with Calpine through 2036, on substantially the same terms and conditions. The Company purchased approximately $76 million of power, steam, and water from Calpine and sold approximately $15 million of excess gas and raw water to Calpine in 2018.

Although not related party transactions under SEC rules, the Board was also made aware of, and considered the fairness of, certain transactions and relationships between the Company and our Directors as described below. These transactions were also considered in evaluating the independence of the non-executive members of our Board and the outside commitments of our executive director, Mr. Patel.

Access: Mr. Benet is CEO of Access Industries; Mr. Buchanan is an adviser to Access Industries and Non-Executive Chairman of its Advisory Board, which advises on portfolio strategy; and Mr. Cooper is CEO of Warner Music, a subsidiary of Access Industries.
Bindra: The Company licenses certain technology and engineering services to HPCL-Mittal Energy Limited, where Mr. Bindra is a director.
Buchanan: The Company has engaged Bain & Company, where Mr. Buchanan was previously a partner and continues in a limited and unrelated advisory role, for certain strategic planning and transaction advisory services.
Dicciani: The Company purchased certain La Porte, Texas assets from Linde plc, where Ms. Dicciani is a director. The Company also purchases industrial gases from, and sells crude hydrogen to, Linde, and Linde provides technical services to certain company sites in Europe which license its technology. The Company sells temporary chemical diverters for well completion to Halliburton, where Ms. Dicciani is a director.
Farley: The Company purchases measurement products from TechnipFMC, where Ms. Farley is a director.
Hanley: The Company sells polypropylene to Shawcor Ltd., where Mr. Hanley is a director.
Goren: The Company purchases employee medical insurance from MassMutual Asia, an affiliate of MassMutual Financial Group, where Ms. Goren is a director.
Patel: Union Pacific Corporation, where Mr. Patel serves as a director, provides transportation services to the Company.

Indemnification

We indemnify members of our Board to the fullest extent permitted by law so they will be free from undue concern about personal liability in connection with their service to the Company. Our Articles of Association establish this indemnification right, and we have also entered into agreements with each of our non-executive Board members and certain of our executive officers contractually obligating us to indemnify them.

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DIRECTOR COMPENSATION

Our non-executive Directors receive cash compensation and equity compensation, in the form of restricted stock units (“RSUs”), for their service on the Board and its committees. Members of the Board have the option to elect to receive all or a portion of the cash component of their compensation in Company shares. Our Nominating and Governance Committee reviews director compensation, in consultation with Pearl Meyer & Partners, LLC (“Pearl Meyer”), the Company’s independent compensation consultant, on an annual basis and recommends any changes in compensation determined advisable given peer practices.

In 2018, in connection with the election of Mr. Aigrain as Vice Chair and subsequently as Chairman, the Nominating and Governance Committee sought the advice of Pearl Meyer regarding compensation for service in those roles. In recognition of the significant expansion of Chairman duties (including in support of the Company’s strategic growth initiatives) and the time commitment required for the role, the Committee recommended, and the Board approved, an increase in the annual retainer for our Chairman from $525,000 to $650,000, split equally between cash and RSUs. Apart from that increase, the Board approved the continuation of the existing director compensation policy, as further described below.

Compensation
Board Retainer	Cash	$115,000 ($325,000 for Chairman)
	RSUs	Valued at $170,000 ($325,000 for Chairman)
Committee Retainers	Members	$10,000 ($15,000 for Audit Committee)
	Chairs	$20,000 ($27,500 for Audit and Compensation Committee Chairs)

In addition to the retainers shown above, we provide members of the Board with a cash payment of $5,000 for each intercontinental trip taken in performing board service, in recognition of the time and effort such travel requires.

DIRECTOR COMPENSATION IN 2018

	Fees Earned		All Other
	or Paid in Cash	Stock Awards	Compensation	Total
Name	($)(5)	($)(6)	($)(7)	($)
Robert Gwin(1)	196,151	310,012	22,027	528,190
Jacques Aigrain(2)	277,274	325,167	10,000	612,441
Lincoln Benet	145,000	170,086	5,000	320,086
Jagjeet Bindra	150,000	170,086	27,027	347,113
Robin Buchanan	135,000	170,086	5,000	310,086
Stephen Cooper	–	312,253	2,227	314,480
Nance Dicciani	–	318,449	2,027	320,476
Claire Farley	150,000	170,086	17,027	337,113
Isabella Goren	140,000	170,086	27,027	337,113
Michael Hanley(3)	6,619	90,940	–	97,559
Bruce Smith(4)	–	333,635	2,027	335,663
Rudy van der Meer	135,000	170,086	4,214	309,300
(1)	Mr. Gwin retired from the Board on November 30, 2018.
(2)	Mr. Aigrain was appointed as Vice Chair of the Board effective as of June 1, 2018 and as Chairman of the Board effective as of September 24, 2018. The Board determined that the additional compensation received for his service as Chairman would be paid retroactive to June 1, 2018, the day that he assumed the role of Vice Chair.
(3)	Mr. Hanley was appointed to the Board on November 30, 2018.
(4)	Mr. Smith is not standing for re-election to the Board at the Annual Meeting as he has reached the mandatory retirement age.
(5)	Includes retainers for services earned or paid through December 31, 2018. Mr. Cooper, Ms. Dicciani, Mr. Hanley, and Mr. Smith each elected to receive all or a portion of the cash component of their 2018 compensation in the form of shares of our common stock.

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(6)	Represents annual grants of RSUs for all Directors and shares of stock issued in lieu of cash compensation for Mr. Cooper, Ms. Dicciani, Mr. Hanley, and Mr. Smith.
The annual grants of RSUs are made in conjunction with the Board’s regularly scheduled meeting in May of each year. The terms of the RSUs provide for vesting one year from the date of grant and for cash dividend equivalent payments when dividends are paid on the Company’s shares. In 2018, the annual grant for each director, other than Messrs. Gwin, Aigrain, and Hanley, was 1,517. Mr. Gwin received 2,765 units. Mr. Aigrain received a grant of 1,517 RSUs in May and an additional grant of 1,662 RSUs in November, representing additional compensation for his role as Vice Chair and Chairman from June 1, 2018. Mr. Hanley received a pro rata grant of 914 units at the time of his appointment to the Board on November 30, 2018. These awards are the only stock awards outstanding at 2018 fiscal year-end for the non-executive Board members. In accordance with FASB Topic ASC 718, Compensation – Stock Compensation (“ASC 718”), the grant date fair value of the awards is the number of units granted times the fair market value of our shares on that date. See Note 17 to the Consolidated Financial Statements included in our Form 10-K for the year ended December 31, 2018 for a description accounting for equity-based compensation.
The shares received in lieu of cash compensation are issued at the same time quarterly cash payments for retainers and travel fees are otherwise made. The number of shares issued is based on the average of the closing price of the Company’s shares over the quarter in which the compensation was earned. The shares issued in lieu of cash compensation in 2018 were as follows: Mr. Cooper – 1,439 shares, Ms. Dicciani – 1,507 shares, Mr. Hanley – 68 shares (50% share election), and Mr. Smith – 1,657 shares.
(7)	Includes $5,000 for each intercontinental trip taken for work performed for the Company, other than for Mr. Cooper, Ms. Dicciani, and Mr. Smith, each of whom received shares as compensation for their travel fees. Also includes benefits in kind related to tax preparation and advice related to the Board members’ UK and Dutch tax returns and payments. The Company provides these services, through a third party, to members of our Board because of our unique incorporation and tax domicile situation.

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SECURITIES OWNERSHIP

SIGNIFICANT SHAREHOLDERS

The table below shows information for shareholders known to us to beneficially own more than 5% of our shares.

	Shares Beneficially Owned
Name and Address	Number	Percentage(1)
Certain affiliates of Access Industries, LLC(2) 730 Fifth Ave., 20th Floor, New York, NY 10019	76,693,367	20.7%
The Vanguard Group(3) 100 Vanguard Blvd., Malvern, PA 19355	24,805,145	6.7%
BlackRock, Inc.(4) 55 East 52nd Street, New York, NY 10055	22,575,050	6.1%
Capital World Investors(5) 333 South Hope Street, Los Angeles, CA 90071	20,068,059	5.4%
(1)	All percentages are based on 370,324,140 shares outstanding as of April 5, 2019.
(2)	Information is based on a Schedule 13D/A filed with the SEC on November 14, 2018. Access Industries is a privately-held U.S. industrial group which controls directly or indirectly AI International Chemicals S.à r.l. and certain other entities that are recordholders of our outstanding shares (collectively, the “Access Recordholders”). Len Blavatnik controls Access Industries and may be deemed to beneficially own the shares held by one or more of the Access Recordholders. Access Industries and each of its affiliated entities and the officers, partners, members, and managers thereof (including, without limitation, Mr. Blavatnik), other than the applicable Access Recordholder, disclaim beneficial ownership of any shares owned by the Access Recordholders.
(3)	Information is based on a Schedule 13G/A filed with the SEC on February 12, 2019 by The Vanguard Group reporting beneficial ownership of the Company’s stock as of December 31, 2018, on behalf of its direct and indirect subsidiaries including Vanguard Fiduciary Trust Company and Vanguard Investments Australia, Ltd. The shareholder reports sole voting power with respect to 380,216 shares and sole dispositive power with respect to 24,352,626 shares.
(4)	Information is based on a Schedule 13G filed with the SEC on February 6, 2019 by BlackRock, Inc. reporting beneficial ownership of the Company’s stock as of December 31, 2018, on behalf of its direct and indirect subsidiaries including BlackRock Life Limited, BlackRock International Limited, BlackRock Advisors, LLC, BlackRock (Netherlands) B.V., BlackRock Institutional Trust Company, National Association, BlackRock Asset Management Ireland Limited, BlackRock Financial Management, Inc., iShares (DE) I Investmentaktiengesellschaft mit Teilgesellsc, BlackRock Japan Co., Ltd., BlackRock Asset Management Schweiz AG, BlackRock Investment Management, LLC, FutureAdvisor, Inc., BlackRock Investment Management (UK) Limited, BlackRock Asset Management Canada Limited, BlackRock Asset Management Deutschland AG, BlackRock (Luxembourg) S.A., BlackRock Investment Management (Australia) Limited, BlackRock Advisors (UK) Limited, BlackRock Fund Advisors, BlackRock Asset Management North Asia Limited, BlackRock (Singapore) Limited, and BlackRock Fund Managers Ltd. The shareholder reports sole voting power with respect to 19,706,802 shares and sole dispositive power with respect to 22,575,050 shares.
(5)	Information is based on a Schedule 13G filed with the SEC on February 14, 2019 by Capital World Investors reporting beneficial ownership of the Company’s stock as of December 31, 2018. The shareholder reports sole voting power and sole dispositive power with respect to 20,068,059 shares.

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BENEFICIAL OWNERSHIP

Information relating to the beneficial ownership of our shares by each Director, Director nominee, and executive officer named in the Summary Compensation Table is included below, as is information with respect to all of these individuals and all other executive officers of the Company, as a group. Shares are considered to be beneficially owned by a person if he or she, directly or indirectly, has sole or shared voting or investment power with respect to such shares. In addition, a person is deemed to beneficially own shares if that person has the right to acquire such shares within 60 days of April 5, 2019. The individuals set forth in the table below, individually and in the aggregate, beneficially own less than 1% of our outstanding shares as of April 5, 2019.

	Number of		Stock Options
			Exercisable Within
Name	Shares	RSUs(1)	60 days
Jacques Aigrain	7,823	3,179	–
Lincoln Benet	3,029	1,517	–
Jagjeet Bindra(2)	14,876	1,517	–
Robin Buchanan	39,922	1,517	–
Stephen Cooper	24,436	1,517	–
Nance Dicciani	14,923	1,517	–
Claire Farley	8,406	1,517	–
Isabella Goren	6,957	1,517	–
Michael Hanley	68	–	–
Albert Manifold	–	–	–
Bob Patel(3)	201,140	–	476,631
Bruce Smith	29,687	1,517	–
Rudy van der Meer	14,359	1,517	–
Thomas Aebischer	20,174	–	80,215
Daniel Coombs	12,625	–	44,826
Jeffrey Kaplan	18,646	–	37,552
James Guilfoyle	9,208	–	20,935
ALL DIRECTORS, NOMINEES, AND EXECUTIVE OFFICERS AS A GROUP (22 PERSONS)	458,031	16,832	701,505
(1)	Represents units (each equivalent to a share of LyondellBasell stock) that will vest within 60 days.
(2)	Includes 9,200 shares owned by the Bindra Family Revocable Trust. Mr. Bindra disclaims beneficial ownership of such shares except to the extent of any pecuniary interest therein.
(3)	Includes 130,618 shares held in a family trust. Mr. Patel disclaims beneficial ownership of such shares except to the extent of any pecuniary interest therein.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our Directors, executive officers, and persons who own more than 10% of our common shares to file initial reports of ownership and reports of changes in ownership of common shares (Forms 3, 4, and 5) with the SEC and the NYSE. Reporting persons are required by SEC regulation to furnish us with copies of all such forms that they file.

Based on a review of the reports filed, information of the Company, and written representations from reporting persons, we believe that during the fiscal year ended December 31, 2018, all of our Directors and executive officers timely filed all reports they were required to file under Section 16(a).

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ITEM 2	DISCHARGE OF EXECUTIVE DIRECTOR AND MEMBERS OF THE (PRIOR) MANAGEMENT BOARD FROM LIABILITY

The Board recommends that you vote FOR the discharge of our executive Director and the members of the (prior) Management Board from liability for 2018.

From its incorporation in 2010 until the amendment of our Articles of Association in June 2018, LyondellBasell was managed under a dual board structure, consisting of a Supervisory Board and a Management Board. Members of the Management Board were executive officers of LyondellBasell responsible for the day-to-day management of the Company, including Bob Patel, Thomas Aebischer, Dan Coombs, Jeff Kaplan, and Jim Guilfoyle. Members of the Supervisory Board were non-executives responsible for supervising the Management Board and the overall course of the Company’s business and strategy. On June 1, 2018, our Company transitioned to a unitary board structure under which it is managed by a single Board of Directors consisting of non-executive Directors and one executive Director, our Chief Executive Officer, Mr. Patel. Mr. Patel is responsible for managing the day-to-day affairs of the Company and many of the responsibilities previously assigned to the Management Board, and our non-executive Directors supervise the performance of Mr. Patel and management and the general course of affairs of the Company.

Under Dutch law, at the 2019 Annual General Meeting of Shareholders (the “Annual Meeting”), shareholders may discharge the executive Director and members of the (prior) Management Board from liability to the Company in connection with the exercise of their duties during the fiscal year concerned. The discharge does not affect any potential liability under the laws of The Netherlands relating to liability upon bankruptcy and does not extend to matters that have not been disclosed to shareholders. It is proposed that shareholders resolve to discharge the executive Director and the members of the Management Board in office in 2018 from liability in connection with the exercise of their management duties during 2018.

ITEM 3	DISCHARGE OF NON-EXECUTIVE DIRECTORS AND MEMBERS OF THE (PRIOR) SUPERVISORY BOARD FROM LIABILITY

The Board recommends that you vote FOR the discharge of our non-executive Directors and the members of the (prior) Supervisory Board from liability for 2018.

Under Dutch law, at the Annual Meeting, shareholders may also discharge the non-executive Directors and the members of the (prior) Supervisory Board from liability to the Company in connection with the exercise of their duties during the fiscal year concerned. The discharge does not affect any potential liability under the laws of The Netherlands relating to liability upon bankruptcy and does not extend to matters that have not been disclosed to shareholders. It is proposed that shareholders resolve to discharge the non-executive Directors and members of the Supervisory Board in office in 2018 from liability in connection with the exercise of their duties during 2018.

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ITEM 4	ADOPTION OF DUTCH STATUTORY ANNUAL ACCOUNTS

The Board recommends that you vote FOR the adoption of our 2018 Dutch Statutory Annual Accounts.

At the Annual Meeting, you will be asked to adopt our Dutch statutory annual accounts for the year ended December 31, 2018 (the “Annual Accounts”), as required under Dutch law and our Articles of Association. Our Annual Accounts are prepared in accordance with international financial reporting standards (“IFRS”) and Dutch law. A copy of the Annual Accounts can be accessed through our website at www.LyondellBasell.com by clicking “Investors,” then “Company Reports,” and may be obtained free of charge by request to LyondellBasell Industries, 4th Floor, One Vine Street, London W1J 0AH, United Kingdom, Attention: Corporate Secretary.

ITEM 5	APPOINTMENT OF PRICEWATERHOUSECOOPERS ACCOUNTANTS N.V. AS THE AUDITOR OF OUR DUTCH STATUTORY ANNUAL ACCOUNTS

The Board recommends that you vote FOR the appointment of PricewaterhouseCoopers Accountants N.V. (“PwC N.V.”) as the auditor of our 2019 Dutch statutory annual accounts.

The Board has selected PwC N.V. to serve as the auditor of our Dutch statutory annual accounts to be prepared in accordance with IFRS for the year ending December 31, 2019, and, in accordance with our Articles of Association, we are requesting that shareholders appoint PwC N.V. as auditor of such annual accounts. PwC N.V. has acted as the auditor of our Dutch statutory annual accounts since 2010. Representatives of PwC N.V. will be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so.

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ITEM 6	RATIFICATION OF PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board recommends that you vote FOR the ratification of PricewaterhouseCoopers LLP (“PwC”) as our independent registered public accounting firm for 2019.

The Board has selected PwC to serve as our independent registered public accounting firm for the year ending December 31, 2019. PwC has acted as our independent registered public accounting firm since 2010.

Although shareholder ratification of the selection of PwC is not required, our Board is submitting the selection to shareholders for ratification because we value our shareholders’ views on the Company’s auditors. If our shareholders fail to ratify the selection of PwC, it will be considered as notice to the Board and Audit Committee to consider the selection of a different firm. Even if the selection is ratified, the Audit Committee, in its discretion, may recommend that the Board select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interest of the Company and its stakeholders.

PROFESSIONAL SERVICES FEE INFORMATION

Fees for professional services provided by PwC in each of the last two fiscal years, in each of the following categories, were as follows:

(in millions)	2018	2017
Audit Fees	$9.3	$9.1
Audit-Related Fees	0.6	0.6
Tax Fees	1.2	0.2
All Other Fees	–	–
TOTAL	$11.1	$9.9

Audit fees consist of the aggregate fees and expenses billed or expected to be billed for professional services rendered by PwC for the audit of our consolidated financial statements, the review of financial statements included in our Quarterly Reports on Form 10-Q and services that are normally provided by an independent auditor in connection with statutory and regulatory filings or engagements, including comfort letters, statutory audits, attest services, and consents.

Audit-related fees consist of the aggregate fees billed for assurance and related services by PwC that are reasonably related to the performance of its audit or review of the Company’s financial statements and are not reported as audit fees herein. This category includes fees related to audits of benefit plans; agreed-upon or expanded audit procedures relating to accounting records required to respond to or comply with financial, accounting, or regulatory reporting requirements; and consultations as to the accounting or disclosure treatment of transactions or events and/or the actual or potential impact of final or proposed rules, standards or interpretations by regulatory or standard-setting bodies.

Tax fees consist of international tax compliance and corporate tax consulting.

The Audit Committee has adopted procedures for the approval of PwC’s services and related fees. Each year, all audit and audit-related services, tax services, and other services for the upcoming fiscal year are provided to the Audit Committee for approval. The services, which may be provided in the upcoming twelve-month period, are grouped into significant categories substantially in the format shown above.

The Audit Committee is updated on the status of all PwC services and related fees on a periodic basis or more frequently as matters warrant. In 2018 and 2017, the Audit Committee pre-approved all audit, audit-related, tax and other services performed by PwC.

As set forth in the Audit Committee Report below, the Audit Committee has considered whether the provision of non-audit services by PwC is compatible with maintaining auditor independence and has determined in the affirmative with respect to the services provided in 2018.

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AUDIT COMMITTEE REPORT

The role of the Audit Committee is, among other things, to oversee the Company’s financial reporting process on behalf of the Board, to recommend to the Board whether the Company’s financial statements should be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018 (the “Annual Report”), and to select the Company’s independent auditor for ratification by shareholders. Company management is responsible for the Company’s financial statements as well as for its financial reporting process, accounting principles, and internal controls. The Company’s independent auditor is responsible for performing an audit of the Company’s financial statements and expressing an opinion as to the conformity of such financial statements with accounting principles generally accepted in the United States.

The Audit Committee has reviewed and discussed the Company’s audited financial statements as of and for the year ended December 31, 2018 with management and PwC, the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2018, and has taken the following steps in making its recommendation that the Company’s financial statements be included in the Annual Report:

First, the Audit Committee discussed with PwC those matters required to be discussed by Public Company Accounting Oversight Board (United States) Auditing Standard 1301 Communications with Audit Committees, including information regarding the scope and results of the audit. These communications and discussions are intended to assist the Audit Committee in overseeing the financial reporting and disclosure process.
Second, the Audit Committee discussed with PwC its independence and received from PwC a letter concerning independence as required under applicable independence standards for auditors of public companies. This discussion and disclosure helped the Audit Committee in evaluating such independence. The Audit Committee also considered whether, and concluded that, PwC’s provision of other non-audit services to the Company is compatible with the auditor’s independence.
Third, the Audit Committee met periodically with members of management, the Company’s internal auditors, and PwC to review and discuss internal control over financial reporting. Further, the Audit Committee reviewed and discussed management’s report on internal control over financial reporting as of December 31, 2018, as well as PwC’s report regarding the effectiveness of internal control over financial reporting.
Finally, the Audit Committee reviewed and discussed with the Company’s management and PwC the Company’s audited financial statements as of and for the year ended December 31, 2018, including the quality, not just the acceptability, of the accounting principles applied, the reasonableness of significant judgments, and the clarity of the disclosure.

The Audit Committee also discussed with the Company’s internal auditors and PwC the overall scope and plans of their respective audits. The Audit Committee meets periodically with both the internal auditors and PwC, with and without management present, to discuss the results of their examinations and their respective evaluations of the Company’s internal control over financial reporting.

The members of the Audit Committee are not engaged in the accounting or auditing profession and, consequently, are not experts in matters involving auditing or accounting. In the performance of their oversight function, the members of the Audit Committee necessarily relied upon the information, opinions, reports, and statements presented to them by Company management and by PwC as the Company’s independent registered public accounting firm.

Based on the reviews and discussions explained above (and without other independent verification), the Audit Committee recommended to the Board of Directors (and the Board of Directors approved) that the Company’s financial statements be included in the Annual Report. The Audit Committee has also approved the selection of PwC as the Company’s independent registered public accounting firm for fiscal year 2019.

The Audit Committee

Bruce Smith, Chair
Jagjeet Bindra
Claire Farley
Bella Goren
Michael Hanley

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ITEM 7	ADVISORY VOTE ON EXECUTIVE COMPENSATION (SAY-ON-PAY)

The Board recommends that you vote FOR the approval, on an advisory basis, of the compensation of the Company’s Named Executive Officers as disclosed in this proxy statement.

We believe that LyondellBasell’s executive compensation program supports our executive compensation philosophy and goals and that it drives performance, encourages an appropriate sensitivity to risk, and increases shareholder value. That philosophy, which is set by the Compensation Committee, is intended to align each executive’s compensation with the Company’s short-term and long-term performance and to provide the compensation and incentives needed to attract, motivate, and retain high-caliber executives who are crucial to our long-term success.

A significant portion of the total compensation opportunity for each of our executives is directly related to performance factors that measure the Company’s progress against its strategic and operating goals.

We implement our philosophy and achieve our program goals by following certain key principles, including by:

positioning total direct compensation and each individual element of executive compensation at approximately the median of our peer group companies, with consideration of relative market capitalization and complexity;
aligning short-term incentive awards with annual operating, financial, and strategic objectives; and
rewarding absolute and relative performance over time through long-term equity incentive awards.

RESULTS OF LAST YEAR’S SAY-ON-PAY VOTE

Our executive compensation program received substantial shareholder support and was approved, on an advisory basis, by more than 95% of votes cast at the 2018 annual general meeting of shareholders. Our Compensation Committee and Board believe this level of approval of our executive compensation program is indicative of our shareholders’ strong support of our compensation philosophy and goals and the decisions made by the Compensation Committee in 2017 and early 2018. They also believe the consistent high level of shareholder support for our executive compensation over the past several years is a result of our Compensation Committee’s commitment to compensating our executives in a manner that provides a strong link between pay and performance and is reflective of our philosophy and goals, market best practices, and strong shareholder engagement.

PAY FOR PERFORMANCE IN 2018

The Compensation Committee believes that the compensation of our Named Executive Officers for 2018 is reasonable and appropriate, is justified by the Company’s performance, and works to ensure management’s interests align with increasing shareholder value. The Board requests that you consider the structure of our executive compensation program in connection with our 2018 performance, which is more fully discussed in the Compensation Discussion and Analysis (“CD&A”) section of this proxy statement that follows. The CD&A explains how we implement our compensation philosophy and goals and how we apply these principles to our compensation program.

2019 ADVISORY VOTE ON EXECUTIVE COMPENSATION

Shareholders have the opportunity to endorse or not endorse our executive compensation program by voting for or against the following resolution:

“RESOLVED, that the Company’s shareholders approve, on an advisory basis, the compensation of the Named Executive Officers as disclosed in the Company’s proxy statement for the 2019 Annual General Meeting of Shareholders, including the Compensation Discussion and Analysis, the Summary Compensation Table and other related tables and disclosure.”

Although the advisory vote is non-binding, the Board values our shareholders’ opinions. The Compensation Committee will review the results of the vote and consider shareholders’ input when considering future decisions regarding our executive compensation programs. If you have concerns relating to our executive compensation programs, we urge you to contact us. A vote against this proposal will not provide the Compensation Committee with information about shareholders’ specific concerns.

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COMPENSATION DISCUSSION AND ANALYSIS

This section explains the decisions made concerning the compensation of the Company’s Named Executive Officers (“NEOs”) for fiscal year 2018. It also describes the Company’s compensation philosophy, our executive compensation program, the process our Compensation Committee followed, and the factors the Committee considered in determining the amount of compensation awarded. The Company’s NEOs for 2018 and their current positions at the Company are:

BOB PATEL CHIEF EXECUTIVE OFFICER	THOMAS AEBISCHER EVP AND CHIEF FINANCIAL OFFICER	DAN COOMBS EVP – GLOBAL MANUFACTURING, PROJECTS, AND REFINING	JEFF KAPLAN EVP AND CHIEF LEGAL OFFICER	JIM GUILFOYLE EVP – ADVANCED POLYMER SOLUTIONS AND GLOBAL SUPPLY CHAIN

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EXECUTIVE SUMMARY

2018 Performance Highlights

In 2018, the Company reported strong performance from a diverse global business portfolio while advancing its strategic growth initiatives and delivering value to shareholders. EBITDA exceeded the Company’s adjusted EBITDA budget for the year, with three of six segments reporting a year-over-year increase in EBITDA, and our Intermediates & Derivatives and Technology segments realized record EBITDA for the year. The Company maintained top decile safety performance with a record total recordable incident rate (“TRIR”), fewer injuries than any prior year in company history, and lower severity of incidents.

In the first quarter of 2018, the Company increased its quarterly dividend by 11%. The Company also repurchased approximately 19.2 million shares in 2018, resulting in combined dividends and share repurchases of $3.4 billion for the year.

2018 also saw the achievement of several significant milestones in the Company’s strategic growth programs. The Company completed the acquisition of A. Schulman Inc. in the third quarter and formed a new Advanced Polymer Solutions reporting segment to house the combined company’s global polypropylene compounding businesses. We also launched an innovative recycling joint venture with Suez, advanced our initiatives to increase U.S. Gulf Coast capacity in polyethylene and propylene oxide, and expanded our joint venture portfolio with a new plant in South Korea poised to add significant polypropylene capacity in Asia utilizing our industry-leading Spheripol technology.

As a result of the Company’s strong 2018 performance, the Company paid out annual bonuses at 180% of target. The Company’s performance share units (“PSUs”) for the three-year performance period ended December 31, 2018 paid out below target at 72% for two primary reasons: total shareholder return fell below that of the Company’s peers over the period, and we fell short in capital project execution. The performance metrics under the Company’s annual bonus program and PSUs are described below under “2018 Executive Compensation Decisions in Detail.”

Key Compensation Practices

Our executive compensation practices support our pay for performance philosophy, align our executives’ interests with those of our shareholders, and reflect best governance while avoiding the encouragement of unnecessary risk-taking and objectionable pay practices.

What We Do
Pay for performance. We tie a significant amount of compensation to our financial, business, and strategic goals.
Emphasize long-term performance. We balance long-term and short-term incentives and use long-term equity incentive awards, including PSUs, RSUs, and stock options, to reward sustained future performance.
Double-trigger vesting. We provide for “double-trigger” vesting in connection with any change-in-control event.
Clawbacks. We include clawbacks so we can recover performance-based compensation in certain circumstances.
Share ownership guidelines. We restrict our executives’ and directors’ ability to sell shares unless robust share ownership guidelines are met.
Independent compensation consultant. We engage an independent consultant to advise on executive compensation matters, and our independent Compensation Committee meets regularly with the consultant in executive session.
Annual say-on-pay. We hold an annual say-on-pay advisory vote.

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What We Don’t Do
Excise tax gross-ups. We do not provide for excise tax gross-ups in connection with change-in-control events or terminations.
Hedging or pledging. We do not allow our officers and directors to hedge or pledge our stock.
Guaranteed bonuses. We do not pay guaranteed or multi-year bonuses.
Automatic compensation increases. We do not automatically increase executive base salaries each year or make lock-step changes in compensation based on peer group compensation levels or metrics.
Reprice or exchange underwater options. We do not permit option repricing or the buyout of underwater options without shareholder approval.

Say-on-Pay and Shareholder Outreach

Our executive compensation program has received substantial and consistent shareholder support over the past several years. At the 2018 annual general meeting of shareholders, more than 95% of votes were cast in favor of our executive compensation program. Our Compensation Committee and Board believe that this consistent high level of support from our shareholders is a result of our commitment to ensuring that our executives are compensated in a manner that provides a strong link between pay and performance.

The Compensation Committee and Board value our shareholders’ insights and consider shareholder feedback, evolving business needs, and our desire to maintain a strong link between executive pay and performance when evaluating our compensation program. In response to discussions with shareholders, the Committee has continued to refine our proxy statement disclosure to provide transparency and to review our overall program design to align it more closely with our performance and shareholders’ interests.

CEO Performance and Compensation Decisions

The CEO’s overall performance is measured by considering the performance of the Company, as a whole, with respect to its financial, operational, and strategic goals. After a review of the CEO’s 2017 performance, Mr. Patel received a 5% salary increase in 2018.

To assess Mr. Patel’s 2018 performance the Compensation Committee considered the Company’s performance in the following areas:

Advancement of the Company’s inorganic growth plans, including the acquisition of A. Schulman Inc. and the exploration and completion of additional M&A transactions;
Progress on organic growth projects, including groundbreaking on the Company’s PO/TBA project and progress toward commissioning of the Hyperzone plant in 2019;
Continued outstanding HSE performance;
Launch of the Company’s inaugural sustainability report;
Return of capital to shareholders through share repurchases and dividends;
Achievement of above-budget EBITDA; and
Strong overall operational performance.

In recognition of performance in 2018, Mr. Patel was paid an annual bonus at 180% of target under the STI program (as described in detail on pages 39-40) and received long-term incentive awards consisting of PSUs, RSUs, and stock options with an aggregate value of 750% of his base salary.

Additional Compensation Committee Actions in 2018

Our Compensation Committee determines the compensation of our NEOs and is responsible for the design of our executive compensation programs. Annually, the Compensation Committee’s independent compensation consultant provides a review of executive compensation trends and best practices, as well as regulatory updates that may impact our executive compensation programs. This information is used to form decisions on executive compensation.

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Based on this annual review, the Committee took the following actions to modify or maintain our compensation programs in 2018:

Individual Modifier Under the STI Program	As described above under 2018 Performance Highlights, 2018 was a strong performance year for our Company, led by our CEO. The Committee believes the CEO’s individual performance directly affects, and should be directly and individually tied to, the Company’s financial and safety results, without further modification. As such, and in order to move to what the Compensation Committee believes is best practice, the CEO’s individual modifier under the annual bonus program, known as the short-term incentive (“STI”) program, no longer applies, reducing the CEO’s maximum payout under the STI program for 2018 from 300% to 200%.
Refinements to the STI Program	While no changes were made to the components of the STI program, we made the following refinements:
	■	For the business results component, the materiality threshold for EBITDA budget adjustments was increased from $7 million to $25 million, which is more appropriate given the Company’s size. Performance under this component is measured by comparing EBITDA to adjusted budget assumptions.
	■	Additionally, with respect to EBITDA budget adjustments, the Company moved to more precise and comparable industry benchmarks in the United States and European Union.

WHAT GUIDES OUR PROGRAM

Executive Compensation Philosophy

Our executive compensation program is designed to:

Take into account the realities of a cyclical, commodity industry
Align the interests of management with those of our shareholders
Encourage both short- and long-term results
Attract, retain, and incentivize the highest caliber team possible
Provide the ability to pay high achievers above-market median pay based on individual performance, potential, and impact to the Company’s results
Recognize and maintain the Company’s market-leading position in HSE performance, costs, and business performance

Components of Executive Compensation

Our compensation program is structured to incorporate the following compensation components:

Component	Objective	Key Features	Performance-Based
Base Salaries	Provide a regular fixed income in recognition of job responsibilities	Determined when executives are hired or promoted into their position and reviewed annually	No, but individual results are a key driver of any annual base salary adjustment. Increases must be approved by the Compensation Committee and are not guaranteed.
Annual Bonuses	Incentivize executives by aligning their compensation with key annual objectives and the results that are achieved	Target value of annual bonus is determined as a percentage of base salary; executives earn from 0 to 200% of target based on company performance; executives (other than our CEO) also receive an individual performance modifier from 0 to 1.5 which can result in an actual payout from 0 to 300% of target	Yes, payout is determined by the Compensation Committee based on corporate performance and achievement of individual goals.

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Component	Objective	Key Features	Performance-Based
Long-Term Incentives	Encourages executives to increase shareholder value over the long-term

Target value of LTI awards at grant is determined as a percentage of base salary

PSUs – three-year performance period, vest from 0 to 200% of target

RSUs – cliff vest after three years

Options – vest ratably over three years; expire ten years from grant; exercise price is fair market value at date of grant

Yes, value of all LTI awards varies in relationship to changes in share price.

PSUs pay out based on performance under performance metric(s), as determined by the Compensation Committee. For 2018 grants, performance is based solely on TSR relative to peers.

Compensation Mix

Our executive compensation program emphasizes incentive-based and variable pay aligned with performance and shareholder value creation. The mix of compensation components for our NEOs is heavily weighted toward variable, at-risk compensation. Our CEO’s compensation places an even greater emphasis on variable compensation than that of the other NEOs to reflect the fact that his actions have the greatest influence on the Company’s performance. In 2018, the total target direct compensation of our NEOs was as follows:

The Decision-Making Process

The Compensation Committee oversees our executive compensation program, working closely with its independent consultant to ensure the effectiveness of the program throughout the year. Details of the Compensation Committee’s authority and responsibilities are specified in its charter, which can be found on our website at www.LyondellBasell.com by clicking on “Investors,” then “Corporate Governance,” then “Board of Directors.”

THE ROLE OF THE COMPENSATION COMMITTEE

The Compensation Committee, comprising solely independent directors, is responsible for determining the compensation for our executives (including the NEOs) and designing our executive compensation program. With input from the Committee’s independent compensation consultant, the Committee annually conducts a comprehensive analysis and assessment of our executive compensation program, including an evaluation of each compensation component for the NEOs. The Committee also receives input from the HSE&O Committee regarding the design and payout for annual HSE performance metrics. Lastly, members of the Board review and provide input on the decisions made by the Compensation Committee relating to the compensation of our executive officers.

THE ROLE OF THE CEO

Each year, Mr. Patel presents the Compensation Committee with recommendations regarding the compensation of each of the other executives (including the other NEOs). These recommendations are based on his assessment of each executive’s performance, the performance of the executive’s business unit or function, benchmark information, and retention risk. Mr. Patel also provides input on the overall executive program design. The Committee reviews Mr. Patel’s recommendations and makes adjustments as it deems appropriate. Mr. Patel does not have any role in the Committee’s determination of his own compensation.

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THE ROLE OF THE INDEPENDENT COMPENSATION CONSULTANT

In 2018, the Compensation Committee retained Pearl Meyer as its independent compensation consultant to provide advice regarding executive compensation matters. As required by SEC rules, the Committee engaged Pearl Meyer after assessing the firm’s independence and determined that the engagement of Pearl Meyer did not raise any conflict of interest or other concerns.

The services provided by Pearl Meyer generally include advising on the design of our executive compensation program and evolving industry practices, providing market data and analysis regarding the competitiveness of our executive compensation program, and evaluating proposed compensation decisions and program updates. Additionally, Pearl Meyer attends regularly-scheduled meetings of the Compensation Committee throughout the year in connection with the review and discussion of executive compensation matters.

Competitive Positioning and Our Peer Group

Annually, the Compensation Committee reviews the Total Target Direct Compensation (“TTDC”) for each of our executive officers, which includes base salaries, target bonuses, and the grant date value of long-term incentive awards. The Committee strives to set our NEOs’ TTDC and each individual component of executive compensation near the median compensation levels of our peer group companies, with consideration given to the relative market capitalization and complexity of these organizations. A large portion of the TTDC opportunity for our NEOs is directly related to the achievement of financial and operational metrics that measure our performance in both absolute terms and relative to peers.

The Committee then sets each of the executives’ compensation targets for the current year. This generally involves establishing an annual bonus target and the value of long-term incentive awards as a percentage of base salary. Base salary increases, if any, normally become effective on April 1 of the year. Mr. Patel’s 2018 salary increase was made effective from January 1, 2018 in accordance with his employment agreement.

The Committee reviews publicly available financial and compensation information reported by our peer group companies (described below) and general survey data. The survey data referenced in this CD&A was collected from the 2018 Willis Towers Watson Executive Compensation Database and reflects a combination of general industry and chemical industry compensation for executives in companies with corporate or business unit revenues appropriate for each executive’s scope of responsibility.

The Committee reviews the peer group and survey data to determine the median compensation for each executive’s position. The median is used as a reference point for pay recommendations. Actual pay and targets vary from median based on the executive’s industry experience; experience in his or her role and at the Company; internal pay parity among our executives; and any other factors the Committee deems relevant.

OUR 2018 PEER GROUP

The Compensation Committee conducts an annual review of the Company’s executive compensation peer group to determine if any changes are necessary. In choosing our peers, the Committee considers companies that operate in similar industries with comparable cost structures, have similar business models and global reach, and have comparable revenues and market capitalization to the Company’s. For 2018, our peer group was adjusted to reflect the merger of Dow Chemical and E.I. du Pont de Nemuors into the combined company DowDuPont. Although Andeavor was acquired by Marathon Petroleum in October 2018 and Monsanto was acquired by Bayer in June 2018, we were able to obtain and consider compensation information from the pre-acquisition entities. The peer group reported 2018 revenue that ranged from approximately $6 billion to $111 billion, with a median revenue of approximately $35 billion. In comparison, the Company’s 2018 revenue was approximately $39 billion.

The compensation peer group is used to gauge the competitiveness of our NEOs’ compensation and is also used more generally when the Committee reviews our compensation program design, including the types of compensation awarded and the terms and conditions of compensation components.

2018 COMPENSATION PEER GROUP COMPANIES

3M Andeavor Caterpillar	Cummins Deere & Co. DowDuPont Honeywell	International Paper Johnson Controls Marathon Petroleum Monsanto	Phillips 66 PPG Industries Valero

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2018 EXECUTIVE COMPENSATION DECISIONS IN DETAIL

The compensation of our NEOs is reviewed and approved by the Compensation Committee during the first quarter of each year at a regularly scheduled meeting, generally held in February. Decisions are made based on the Company’s performance in the prior year, other than with respect to PSU payouts, for which decisions are based on performance over the relevant three-year period. 2018 compensation decisions include:

Base salaries earned in fiscal 2018;
Annual bonuses earned based on 2018 performance (paid in March 2019);
Grants of annual long-term incentive awards made in February 2018, including:
PSUs that vest following a three-year performance period that will end on December 31, 2020 and that will be paid out, if at all, in early 2021 after the Compensation Committee certifies performance results;
RSUs that vest in full after three years; and
Stock options that vest ratably over a three-year period; and
Payouts (in February 2019) of the PSUs that were granted in February 2016 with a three-year performance period that ended December 31, 2018.

2018 Base Salaries

The table below shows the base salaries for our NEOs in 2017 and 2018. All changes were made at the February 2018 Compensation Committee meeting and effective April 1, 2018, other than the increase to Mr. Patel’s salary, which was made effective from January 1, 2018 in accordance with his employment agreement. The Committee reviewed market data for each of the executives and considered internal pay parity when making its decisions. The Committee also considered each executive’s prior work experience, additional responsibilities, and performance in 2017, as well as time in their respective roles.

The salary increases were intended to bring the NEOs’ base salaries more in line with those of the Company’s peer group and closer to the median of market generally, especially with respect to Messrs. Kaplan and Guilfoyle. In addition, the Compensation Committee considered the individual executives’ performance as described below.

Name	2017 Base Salary	2018 Base Salary	Increase	Rationale
Bob Patel	$1,500,000	$1,575,000	5%	Mr. Patel joined the Company in March 2010 and was promoted to CEO in January 2015. His salary was increased in 2018 in recognition of his leadership in achieving the Company’s strong financial and operational performance in 2017.
Thomas Aebischer	$746,750	$769,153	3%	Mr. Aebischer joined the Company in January 2016. His salary increase in 2018 recognized his 2017 achievements in capital allocation strategy, end-to-end business processes development, and the optimization of the Company’s tax and treasury strategy and operations.
Dan Coombs	$660,000	$686,400	4%	Mr. Coombs joined the Company in May 2015. His salary was increased in 2018 as a result of his accomplishments during 2017, which included implementing improvements for the reliability of our largest manufacturing sites.
Jeff Kaplan	$560,200	$616,192	10%	Mr. Kaplan joined the Company in December 2009 and was promoted to Chief Legal Officer in May 2015. His salary increase in 2018 was in recognition of his contributions to the organization in 2017, including planning for a unitary Board and his leadership of the Corporate Communications function.
Jim Guilfoyle	$437,873	$503,554	15%	Mr. Guilfoyle joined the Company in July 1993 and was promoted to SVP in June 2015 and EVP in July 2018. His salary was increased in 2018 in recognition of his outstanding leadership of the Intermediates & Derivatives (“I&D”) business segment in 2017.

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2018 Annual Bonus Payments

The Company’s annual bonus program, known as the STI program, rewards participants for achieving the Company’s short-term objectives. Under the STI program, the Compensation Committee establishes a target bonus, set as a percentage of base salary, for each executive. In 2018, our NEOs’ target bonuses were as follows:

Name	2018 Target Bonus (% of salary)
Bob Patel	160%
Thomas Aebischer	90%
Dan Coombs	90%
Jeff Kaplan	85%
Jim Guilfoyle	85%

The amount of target bonus earned depends on the Compensation Committee’s determination of Company performance under each metric under the STI program. STI awards for 2018 were calculated as follows:

COMPANY PERFORMANCE – PAYOUT AT 180% OF TARGET

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BUSINESS RESULTS (60%)

WHY EBITDA?
We believe that EBITDA is the financial measure that best allows shareholders to gauge our profitability and assess our performance. We look at EBITDA primarily as compared to our annual budget, but also as compared to prior years and the general backdrop of economic and market conditions. We make certain non-discretionary adjustments to our annual EBITDA budget at the end of the year to account for market tailwinds and headwinds and ensure that our compensation rewards differential rather than circumstantial performance. These adjustments are reviewed in detail with, and approved by, the Compensation Committee to ensure rigor and that they support the alignment of pay and performance.

The Compensation Committee considers the Company’s EBITDA relative to adjusted budget assumptions. Payout at 200% of target was based on 2018 EBITDA that exceeded the Company’s adjusted budget for the year by more than 10%.

We define EBITDA as Income from continuing operations before interest expense (net), provision for (benefit from) income taxes and depreciation and amortization. For a reconciliation of EBITDA to net income for the year ended December 31, 2018, please refer to Appendix A.

HSE PERFORMANCE (20%)

WHY HSE PERFORMANCE?
Operating in a safe, reliable manner protects our employees, our assets, and the communities in which we operate. We believe our focus on HSE performance is the right thing to do, and it helps contain costs of operations and avoid operational upsets.

The Compensation Committee considers the Company’s performance in personal safety (70%) and process safety (30%), and also considers environmental incidents as an adjustment factor. Personal safety is measured by the Company’s TRIR, calculated as the number of injuries per 200,000 hours worked, and process safety is measured by the Company’s process safety incident rate (“PSIR”), which represents the number of Tier 1 incidents, as measured by the American Chemistry Council, per 200,000 hours worked. Payout at 187% of target was based on top decile industry performance; record TRIR with 29% fewer injuries than 2017, itself record TRIR performance; and a 43% improvement in PSIR, despite a moderate uptick in the number of environmental incidents recorded as compared to 2017.

COSTS (20%)

WHY COSTS?
We believe maintaining controllable costs is vital to our success. We operate in an industry where a substantial portion of operating costs are market-driven and, as a result, we drive a culture of cost discipline and strive to keep our fixed costs among the lowest in the industry.

The Compensation Committee considers the Company’s fixed costs as compared to its annual budget, industry benchmarks, economic conditions, and organizational improvements/initiatives. Payout at 114% of target recognized that the Company maintained its industry-leading cost structure in 2018, with adjusted fixed costs that were more than 0.4% below budget.

INDIVIDUAL MODIFIERS

The NEOs’ individual modifiers reflect their individual contributions to achieving successful Company performance, whether they met or exceeded expectations for their respective roles, and any other significant factors during the year, such as special projects, challenges, or other performance issues. With respect to the contributions of Mr. Patel, please see pages 33 and 34 for the Company’s outstanding 2018 performance results in multiple areas including EBITDA, safety, increased dividends, and inorganic growth.

Name	Individual Target Bonus		Company Performance		Individual Modifier		STI Payout (as a % of salary)	STI Payout
Bob Patel	160%	x	180%		N/A	=	288%	$4,536,001
Thomas Aebischer	90%	x	180%	x	1.1	=	178%	$1,360,787
Dan Coombs	90%	x	180%	x	0.8	=	130%	$881,138
Jeff Kaplan	85%	x	180%	x	1.1	=	168%	$1,013,805
Jim Guilfoyle	85%	x	180%	x	1.5	=	230%	$1,118,488

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Because the Compensation Committee believes Mr. Patel’s performance directly affects, and should be directly and individually tied to, the Company’s financial and safety results without further modification, the Committee did not apply an individual modifier for Mr. Patel in 2018. The Compensation Committee believes this is best practice. The removal of the modifier reduced the CEO’s maximum payout under the STI program from 300% to 200% and rewarded him solely based on Company performance at 180% of target. The Committee’s evaluation of each other NEO’s individual performance as used in determining his individual modifier is described below.

Mr. Aebischer’s individual modifier of 1.1 is based on his overall contributions to the organization in 2018 and his achievements in the following areas: the acquisition and integration of the A.Schulman business, including in connection with the establishment of a new Advanced Polymer Solutions segment and related financial reporting, the continued refinement of the Company’s capital allocation strategy, and the significant advancements made to the Company’s tax strategy.

Mr. Coombs’ individual modifier of 0.8 reflects certain challenges with operational matters, including turnaround performance, unplanned downtime resulting in lost profit opportunities, and slower than expected improvement in global projects performance. Despite these challenges, Mr. Coombs made significant contributions in the area of HSE performance in 2018, as well as improvements within refinery operations.

Mr. Kaplan’s individual modifier of 1.1 is based on his contributions to the organization in 2018 and his meeting or exceeding his individual goals, including streamlining the Company’s governance structure through implementation of a unitary Board, playing a key role in M&A activity, and his leadership of the Corporate Communications group, which advanced multiple communications improvements throughout 2018.

Mr. Guilfoyle’s individual modifier of 1.5 reflects his substantial contributions to the organization in 2018 and his exceeding his individual goals, including his leadership in achieving record EBITDA for the I&D business segment and the substantial progress in the initial integration and leadership of the A. Schulman business and the Company’s transition into the new global Advanced Polymer Solutions business.

2018 Long-Term Incentives

2018 GRANTS OF AWARDS

The long-term incentives granted to the NEOs in 2018 included PSUs (50%), RSUs (25%), and stock options (25%). The allocation between these types of awards was determined by the Compensation Committee to be the most appropriate split between equity that is performance-based (PSUs) and time-based (stock options and RSUs).

PSUs: Performance-based awards that pay out at 0 to 200% of target based on the Company’s total shareholder return (“TSR”) as compared to peers over a three-year period.

RSUs: Time-based awards that cliff vest after three years. RSUs provide retention value and encourage executives to consider the Company’s long-term success, strengthening the alignment between their interests and those of our shareholders.

Non-qualified Stock Options: Time-based awards that are intended to direct executives’ focus toward increasing the market value of our shares. Options vest ratably over three years, expire ten years from the date of grant, and only provide value to the executive if there is an appreciation of our stock price over time.

The value of long-term incentive awards granted to the NEOs is determined as a percentage of base salary. This percentage is initially determined when an individual is hired or promoted, based on such factors as market data, parity among the executives, and the individual’s experience. The Compensation Committee then reviews the target awards annually and recommends changes based on the executive’s time and experience in position, changes in job responsibilities, and market data. At the February 2018 Compensation Committee meeting, it was determined that each of Messrs. Coombs, Kaplan, and Guilfoyle would receive an increase in LTI target value. These increases were in recognition of the executives’ performance and contributions to the Company in 2017 and brought the executives’ long-term incentive opportunities more in line with market and closer to the medians of both our peer group and survey data.

Name	2017 Target (% of base salary)	2018 Target (% of base salary)	Increase to LTI Target	Total Value of 2018 LTI Awards
Bob Patel	750%	750%	–	$11,812,500
Thomas Aebischer	310%	310%	–	$2,384,000
Dan Coombs	300%	310%	3%	$2,128,000
Jeff Kaplan	220%	230%	5%	$1,417,000
Jim Guilfoyle	180%	200%	11%	$1,007,000

2018 GRANTS OF RSUS

In 2018, each of our NEOs received 25% of the value of his annual LTI target in the form of RSUs. The number of RSUs awarded is calculated by dividing that dollar amount by the fair market value of the Company’s shares on the date of grant. The 2018 RSU grants vest in full three years after the date of grant, subject to general vesting and forfeiture provisions. Upon vesting, holders of RSUs receive one share for each unit. RSU holders also receive cash dividend equivalents on their units throughout the vesting period.

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2018 GRANTS OF PSUs WITH PERFORMANCE PERIOD ENDED DECEMBER 31, 2020

One-half of the value of our NEOs’ annual equity award in 2018 was granted in the form of PSUs. The number of units awarded is determined by dividing that dollar amount by the fair market value of our stock at the grant date. Each unit deemed earned will pay out in one share following the end of the performance period on December 31, 2020. PSUs accrue dividend equivalents during the performance period in the form of additional units.

The number of 2018 PSUs earned, and the resulting number of shares issued to the executives, will depend on the Company’s TSR over the performance period, as compared to industry peers. We believe use of relative TSR as the sole metric for performance provides transparency for shareholders and our executives, rewards performance against our peers, and promotes executive accountability to and alignment with our shareholders. The Compensation Committee compares TSR against our peers over the three-year performance period, using a 20-day closing average stock price at the beginning and end of the three-year performance period. Payouts range from 0 to 200%. However, payouts are capped at 100% if our three-year TSR is negative but in the top 50% compared to our peers. There is no payout for negative TSR in the bottom half of the peer group.

The companies that will be used as comparators in determining the Company’s relative TSR performance (shown below) are the other thirteen companies in the S&P 500 Chemical Index at the time the PSUs were granted in 2018. The Compensation Committee has provided for adjustments to the peer group in the event of bankruptcies, acquisitions, or going-private transactions involving any of the peers during the performance period.

2018 PSUs – TSR PEER GROUP COMPANIES

Air Products & Chemicals Albemarle Corporation CF Industries Holdings	DowDuPont Eastman Chemical Ecolab FMC Corporation	International Flavors & Fragrances Monsanto Mosaic	PPG Industries Praxair Sherwin-Williams

2018 GRANTS OF STOCK OPTIONS

The number of options granted to each NEO is determined based on 25% of the value of his annual LTI target. That dollar amount is divided by the Black-Scholes value of options for the Company as of the date of grant to determine the number of stock options granted. The options granted to the NEOs in 2018 vest ratably over a three-year period beginning on the first anniversary of the grant date. The exercise price of the options is the fair market value of the Company’s shares on that date, and the options have a term of ten years.

EARNED PERCENTAGE FOR 2016 PSUs WITH PERFORMANCE PERIOD ENDED DECEMBER 31, 2018

Each of our NEOs received a PSU award in 2016 with a performance period that ended December 31, 2018. Payouts of these PSUs is determined based on four performance metrics: relative TSR, relative return on assets (“ROA”), capital project execution, and cost competitiveness. At its meeting in February 2019, the Compensation Committee reviewed the Company’s performance and determined that 72% of target had been earned under the 2016 PSUs.

Performance Metric	Weight	Description	Payout
Relative TSR	30%	■ TSR ranking as compared to peers	19%
ROA Relative to Peers	25%	■ ROA relative to chemical peers (90%) ■ ROA relative to refining peers (10%)	115%
Capital Project Execution	25%	■ Major project and turnaround execution (80%) compared against planned cost and schedule and industry benchmarks ■ Engineering and development planning (20%) evaluated against industry benchmarks	65%
Cost Competitiveness	20%	■ Average of payouts under STI cost performance metric over 3-year performance period	108%
OVERALL PAYOUT			72%

Relative Total Shareholder Return (30%): Relative TSR is the most heavily weighted performance metric under our 2016 PSUs, and we believe use of this metric provides transparency, accountability, and alignment with our shareholders. To determine payout under the 2016 PSUs, the Compensation Committee compared TSR against our peers using a 30-day closing average stock price at the beginning and end of the three-year performance period. Payouts range from 0 to 200%. The payout of 19% under this performance metric reflects that the Company’s TSR of 7.2% over the period fell in the bottom quartile among its peers.

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The companies used as comparators in determining the Company’s relative TSR performance are shown below and were chosen as a blend of companies within our executive compensation peer group and additional companies with similar or adjacent business lines.

2016 PSUs – TSR PEER GROUP COMPANIES

3M Alcoa Arkema BASF	Caterpillar Celanese DowDuPont Eastman Chemical	Honeywell International Huntsman International Paper Johnson Controls	Olin Phillips 66 Solvay SA Westlake Chemical

ROA Relative to Peers (25%): ROA shows how efficiently we manage our assets to produce profits, which is important for manufacturing companies. The Compensation Committee reviewed the performance of the Company’s chemicals and refining businesses against their peers, which account for 90% and 10% of the relative ROA component of performance, respectively. In 2018, the Company’s chemicals business ROA exceeded that of its peers for the fifth consecutive year. However, the chemicals business ROA fell 14% over the three-year performance period, versus an average decline of 1% for its chemical peers. The refining business’ 2018 ROA placed it in the middle of its peer group, although the Company saw a 9% decrease in refining business ROA over the performance period compared to an average 5% decline for its peer companies. The Compensation Committee determined to payout at 120% for the chemicals business portion of the ROA metric and 70% for the refining business’ performance, for a weighted-average payout of 115%.

The companies that are used as comparators in determining the Company’s relative ROA performance for PSU measures are shown below. These companies were chosen based on their similarity of operations, geography, and size to the Company’s operations and are the same companies referenced in 2018 for relative performance comparisons under our 2015 PSUs. Although Andeavor was acquired by Marathon Petroleum in October 2018, we were able to obtain and evaluate ROA performance information.

2016 PSUs – ROA PEER GROUP COMPANIES

	Chemicals Peers (90%)		Refining Peers (10%)
BASF Borealis Celanese	CP Chemical Co. DowDuPont Eastman Chemical ExxonMobil Chemical	Huntsman Ineos Westlake Chemical	Andeavor Holly Frontier Valero

Capital Project Execution (25%): Execution on the Company’s organic growth initiatives and the maintenance of our existing assets are both vital to our business and ability to generate future shareholder returns. The Compensation Committee reviewed the Company’s 2016 through 2018 performance in two areas: major project and turnaround execution (80%) and engineering and development planning for major projects (20%). Payout under each metric ranges from 0 to 200%. The Compensation Committee determined to payout 52% for project execution after a review of completed projects as compared to budget, planned schedule, and industry benchmarks. The Committee noted in particular that, although the majority of the two major projects and 11 turnarounds were completed on budget for cost and schedule, several experienced significant cost overruns and schedule delays that disproportionately affected overall, cost-weighted performance. The payout of 119% awarded for engineering and development planning reflects that the Company’s performance on ten major projects was above-average as compared to industry benchmarks. The overall payout under this metric was 65%.

Cost Competitiveness (20%): Costs are a performance measure under our 2016 PSUs as well as our annual bonus STI program, in recognition of the importance of cost discipline to our business and ability to compete in an industry where a significant portion of costs are market-driven. To determine the payout under this measure, the Compensation Committee takes the average payout for the cost component of the STI calculation over the three years within the performance period, or 114%.

ADDITIONAL INFORMATION CONCERNING EXECUTIVE COMPENSATION

Share Ownership and Holding Requirements

The Company’s Share Ownership Guidelines require executives to achieve an ownership of Company shares that is valued at a percentage of their respective base salaries. Executives are expected to meet or exceed the guidelines within five years of their hiring or promotion into their role. They may not sell shares unless and until these ownership levels have been met and then only shares in excess of the required levels may be sold. Under the guidelines, shares beneficially owned and RSUs count towards meeting the ownership thresholds.

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We determine compliance with our Share Ownership guidelines annually in January. The number of shares held by each of our NEOs as a multiple of base salary as of January 15, 2019 is set forth below. Messrs. Aebischer, Coombs, and Guilfoyle are still within the five-year transition period for achievement of their required ownership.

Name	Required Ownership as a Multiple of Base Salary	Shares Held as a Multiple of Base Salary
Bob Patel	6x	17.7x
Thomas Aebischer	4x	3.6x
Dan Coombs	4x	3.1x
Jeff Kaplan	3x	4.2x
Jim Guilfoyle	3x	2.5x

Clawbacks

To the extent permitted by law, if it is determined that an executive engaged in misconduct that increased the value of the compensation he or she received, the Company will recover any compensation, including both cash and equity, in whole or in part, that the Compensation Committee deems appropriate under the circumstances.

Hedging and Pledging Policies

All of our executive officers, including our NEOs, are subject to our Policy Prohibiting Insider Trading. Under this policy, executives may not purchase, sell or write options on LyondellBasell shares, engage in short sales, or participate in any other derivative or short-term purchase or sale transactions that would result in hedging the economic risk of their share ownership. Additionally, our executives are prohibited from pledging LyondellBasell shares as collateral for personal loans or other obligations, including holding shares in a brokerage margin account. These restrictions extend to executives’ immediate family members and certain related entities and are intended to keep our executives’ interests aligned with the long-term interests of the Company and our shareholders.

Perquisites and Other Benefits

Our NEOs receive the same benefits generally provided to all of our employees, which include vacation allowances, Company matching under our 401(k) plan, Company contributions to our defined benefit pension plan, and health and welfare benefits. The perquisites received by our executives that are not offered to all employees include:

Annual executive physical.
Financial, tax, and estate planning – The Company will reimburse up to $15,000 of expenses.
Matching under the U.S. Deferral Plan – The Company makes contributions to the U.S. Deferral Plan for amounts that exceed the IRS limits under our 401(k) plan and our defined benefit pension plan. The value of the contributions is 11% for all base salary compensation in excess of the IRS limits.

From time to time, the Company provides other benefits to our executives that are intended for business purposes, including tax equalization payments and the payment of business club memberships or dues. The tax equalization payments are designed to make executives whole if they incur income tax in jurisdictions other than their country and/or state of residence. For example, executives may travel to other jurisdictions on Company business and may be taxed based on days worked in those jurisdictions. If, and only to the extent, those additional taxes cannot otherwise be offset against the executive’s regular income tax liability (such as in the form of credits), the Company will reimburse an amount sufficient to make the executive’s tax liability equal to the full income tax for his jurisdiction of residence only.

Taxes

Section 162(m) of the U.S. Internal Revenue Code previously limited the deductibility of non-performance based compensation paid to certain executives, including our CEO and our three other most highly compensated officers (other than our CFO), to $1 million annually. We took this limitation, among other factors, into consideration in structuring our annual bonuses and long-term incentive awards (other than our RSUs) so that they would qualify for the exception to this limitation for performance-based compensation and these amounts would be fully deductible for income tax purposes.

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The U.S. tax reform legislation that became law at the end of 2017 made significant changes to section 162(m), including expanding the group of executives subject to the $1 million deduction limit to include our CFO and certain other individuals and eliminating the performance-based compensation exception to that limit. The scope of the transition relief provided in connection with the repeal of the performance-based exemption is limited; however, based on current understanding of applicable rules, we believe that only PSUs and stock options granted prior to 2018 will continue to be exempt from the $1 million deduction limit. Annual bonuses awarded for, and long-term incentive awards granted in, 2018 and going forward will no longer be exempt from the $1 million deduction limit as performance-based compensation.

The Compensation Committee will continue to consider tax implications (including the lack of deductibility under section 162(m)) among other relevant factors in designing and implementing our executive compensation programs. We will continue to monitor taxation, applicable incentives, standard practice in our industry, and other factors and adjust our executive compensation programs as needed.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management and, based on such review and discussions, recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

The Compensation Committee

Nance Dicciani, Chair

Robin Buchanan

Bella Goren

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COMPENSATION TABLES

Summary Compensation Table

The following table sets forth information with respect to the compensation of our NEOs for the years ended December 31, 2018, 2017 and 2016.

Name and Principal Position	Year	Salary(1)	Bonus	Stock Awards(2)	Option Awards(3)	Non-Equity Incentive Plan Compensation(4)	Change in Pension Value(5)	All Other Compensation(6)	Total
Bob Patel, Chief Executive Officer	2018	1,573,558	–	8,859,526	2,953,136	4,536,001	13,212	271,364	18,206,797
	2017	1,497,596	–	8,437,663	2,812,521	4,435,200	20,731	385,660	17,589,372
	2016	1,341,827	–	6,093,970	2,031,323	2,974,125	8,611	167,710	12,617,556
Thomas Aebischer, Executive Vice President and Chief Financial Officer	2018	763,122	–	1,788,421	596,112	1,360,787	13,208	93,416	4,615,066
	2017	726,023	–	1,736,269	578,737	880,768	12,736	77,566	4,012,099
	2016	725,000	–	2,531,410	1,143,803	833,170	–	58,915	5,292,298
Dan Coombs, Executive Vice President Global Manufacturing, Projects, and Refining	2018	679,292	–	1,763,003	531,973	881,138	14,596	79,057	3,949,060
	2017	643,846	–	1,485,079	495,011	941,097	14,601	70,905	3,650,539
	2016	590,385	–	990,101	330,034	786,233	12,500	51,692	2,760,945
Jeff Kaplan, Executive Vice President and Chief Legal Officer	2018	601,110	–	1,363,080	354,318	1,013,805	12,864	70,285	3,415,461
	2017	546,464	–	924,305	308,108	693,942	21,070	59,863	2,553,752
	2016	502,815	–	764,026	254,675	440,067	8,136	44,159	2,013,878
Jim Guilfoyle, Executive Vice President Advanced Polymer Solutions and Global Supply Chain	2018	485,871	–	755,339	251,778	1,118,488	18,497	59,470	2,689,443

(1)	Mr. Patel’s employment agreement provides that he receives an annual base salary of no less than $1,500,000.
(2)	Stock awards granted to NEOs in 2018 include RSUs and PSUs. The RSUs are granted under the LyondellBasell Industries Long Term Incentive Plan (the “LTIP”) and entitle the recipient to an equal number of shares upon vesting. Vesting occurs on the third anniversary of the date of grant. RSUs receive dividend equivalents at the same time dividends are paid on the Company’s stock. Amounts included in the table are the aggregate grant date fair values of the awards calculated in accordance with ASC 718. The PSUs are also granted under the LTIP. The PSUs entitle the recipient to a number of shares equal to the number of units, multiplied by an earned percentage that can range from 0 to 200% of the targeted number of units based on Company performance. The PSUs accrue dividend equivalents during the performance period in the form of additional units. See Note 17 to the Company’s Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2018 (the “2018 Annual Report”) for a discussion of the calculation of the fair value of the awards.
Annual grants of these awards are made at the first regularly scheduled Compensation Committee meeting of the calendar year. Pursuant to his employment agreement, Mr. Patel is eligible to receive annual equity awards, including RSUs, PSUs and stock options as discussed under footnote 3 below, with an aggregate value of no less than 750% of his base salary. The following is the aggregate grant date fair value of the PSUs granted in 2018 if we assumed the maximum amounts (200% of target) will be earned: Bob Patel - $11,812,702; Thomas Aebischer - $2,284,489; Dan Coombs - $2,127,910; Jeff Kaplan - $1,417,297; Jim Guilfoyle - $1,007,119.
(3)	Stock options are also granted under the LTIP and annual awards are made at the first regularly scheduled Compensation Committee meeting of the calendar year. The stock options vest ratably over a three-year period beginning with the first anniversary of the date of grant and expire after ten years. The amounts shown are the fair values of the stock options on the date of grant, in accordance with ASC 718. The fair values of stock options were estimated using the Black-Scholes option-pricing model. We use the Black-Scholes formula to calculate an assumed value of the options for compensation expense purposes; because the formula uses assumptions, the fair values calculated are not necessarily indicative of the actual values of the stock options.
The assumptions used for the annual grants to all of the executives were: a dividend yield of 4%; a risk-free interest rate of 2.7775%; an expected life of six years; and stock price volatility of 29.03%. See Note 17 to the Company’s Consolidated Financial Statements in our 2018 Annual Report for a discussion of the calculation of the fair value of the awards.
(4)	Amounts of Non-Equity Incentive Plan Compensation in 2018 are the annual bonuses paid out in March 2019 for performance during 2018. Mr. Patel’s employment agreement provides that he will be eligible for an annual bonus with a target amount of no less than 160% of his base salary.
(5)	Amounts include increases during 2018 in the actuarial present values of benefits under the LyondellBasell Retirement Plan. The increases are calculated based on the difference between the total benefit actuarially reduced from age 65 to current age and the present value of the benefits under the plan. See the “Pension Benefits” table on page 52 for more information.

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(6)	Amounts included in “All Other Compensation” for 2018 in the table above include the following (amounts in dollars):

Name	Matching 401(k) and Pension Contributions(a)	Matching Deferral Plan Contributions(b)	Tax Reimbursements(c)	Other(d)	Total
Bob Patel(e)	16,500	142,841	90,153	21,870	271,364
Thomas Aebischer	16,500	53,693	0	23,223	93,416
Dan Coombs	16,500	44,472	0	18,085	79,057
Jeff Kaplan	16,500	35,872	0	17,913	70,285
Jim Guilfoyle	16,500	23,196	0	19,774	59,470

(a)	Includes Company matching contributions to each NEO’s 401(k) and the Company’s pension plan contributions.
(b)	Includes Company contributions under the Company’s U.S. Senior Management Deferral Plan.
(c)	Includes Company reimbursement, and gross-up on that reimbursement, of state taxes owed for work performed in those states on behalf of the Company.
(d)	Includes executive physicals; payment of professional fees for tax filings; payment of business club memberships and dues; and financial planning allowances.
(e)	Under his employment agreement, Mr. Patel is eligible to participate in the benefit programs generally available to senior executives of the Company.

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Grants of Plan-Based Awards

						All Other	All Other
						Stock	Option		Grant Date
		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(2)		Estimated Future Payouts Under Equity Incentive Plan Awards(3)		Awards: Number of Shares of	Awards: Number of Securities	Exercise or Base Price of Option	Fair Value of Stock and Option
Name	Grant Date(1)	Target ($)	Max. ($)	Target (#)	Max. (#)	Stock or Units(4)	Underlying Options(5)	Awards ($)	Awards ($)
Bob Patel	02/21/2018	2,520,000	5,040,000	–	–	–	–	–	–
	02/21/2018	–	–	54,142	108,284	–	–	–	5,906,351
	02/21/2018	–	–	–	–	27,071	–	–	2,953,175
	02/21/2018	–	–	–	–	–	136,656	109.09	2,953,136
Thomas	02/21/2018	692,238	2,076,714	–	–	–	–	–	–
Aebischer	02/21/2018	–	–	10,929	21,858	–	–	–	1,192,245
	02/21/2018	–	–	–	–	5,465	–	–	596,177
	02/21/2018	–	–	–	–	–	27,585	109.09	596,112
Dan Coombs	02/21/2018	617,760	1,853,280	–	–	–	–	–	–
	02/21/2018	–	–	9,753	19,506	–	–	–	1,063,955
	02/21/2018	–	–	–	–	6,408	–	–	699,049
	02/21/2018	–	–	–	–	–	24,617	109.09	531,973
Jeff Kaplan	02/21/2018	523,763	1,571,289	–	–	–	–	–	–
	02/21/2018	–	–	6,496	12,992	–	–	–	708,649
	02/21/2018	–	–	–	–	5,999	–	–	654,431
	02/21/2018	–	–	–	–	–	16,396	109.09	354,318
Jim Guilfoyle	02/21/2018	428,021	1,284,063	–	–	–	–	–	–
	02/21/2018	–	–	4,616	9,232	–	–	–	503,559
	02/21/2018	–	–	–	–	2,308	–	–	251,780
	02/21/2018	–	–	–	–	–	11,651	109.09	251,778
(1)	The grant date of February 21, 2018 represents the date of the first regularly scheduled Compensation Committee meeting of the calendar year when annual grants are made. Mr. Coombs received an additional RSU grant on this date for his contributions to building capability to execute major projects initiatives. Mr. Kaplan received an additional RSU grant on this date because he assumed the interim CHRO role in addition to his regular duties.
(2)	The awards shown are the estimated possible payouts of the NEOs’ annual bonus payments for performance in 2018. Actual bonus payments for 2018 are shown in the Summary Compensation Table under the column “Non-Equity Incentive Plan Compensation.” The NEOs’ target bonuses are a percentage of base salary. The maximum shown in the table is the maximum amount that can be earned under the terms of the bonus plan, which is 300% of target (or 200% of target in the case of Mr. Patel). Each performance measure is assessed and weighted, which can result in a payment of 0 – 200% of target. For each NEO other than Mr. Patel, this amount is then multiplied by an individual performance modifier that ranges from 0 to 1.5 based on individual performance.
(3)	Represents PSUs. These awards, granted in 2018, are earned over a three-year performance period ending December 31, 2020, with payouts, if any, in the first quarter of 2021. The performance criteria for the PSUs are assessed, which can result in a payment of 0 to 200% of the target award, which is settled in shares. These awards accrue dividend equivalents during the performance period in the form of additional units.
(4)	Represents RSUs. RSUs receive cash dividend equivalents. The regular RSU grants made on February 21, 2018 will vest three years from the date of grant.
(5)	Represents annual stock option grants. The exercise price of all options is equal to the fair market value on the date of grant. All stock options included in the table vest in equal increments over a three-year period beginning on the first anniversary of the date of grant and expire ten years after the date of grant.

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Outstanding Equity Awards at December 31, 2018

	Option Awards				Stock Awards
							Equity Incentive Plan Awards
Name	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable(1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested(2)	Market Value Of Shares or Units of Stock That Have Not Vested(3) ($)	Number of Unearned Shares, Units, or Other Rights That Have Not Vested(4)	Market or Payout Value of Unearned Shares, Units, or Other Rights That Have Not Vested(3) ($)
Bob Patel	2,418	–	85.80	02/20/2024	130,756	10,873,669	114,829	9,549,180
	113,529	113,529	76.15	01/12/2025	–	–	–	–
	70,211	–	89.94	02/17/2025	–	–	–	–
	67,406	33,702	77.93	02/16/2026	–	–	–	–
	43,524	87,048	92.69	02/16/2027	–	–	–	–
	–	136,656	109.09	02/21/2028	–	–	–	–
Thomas	17,362	8,680	86.90	01/01/2026	22,139	1,841,079	23,417	1,947,358
Aebischer	18,044	9,022	77.93	02/16/2026	–	–	–	–
	8,956	17,912	92.69	02/16/2027	–	–	–	–
	–	27,585	109.09	02/21/2028	–	–	–	–
Dan Coombs	4,871	–	101.10	05/29/2025	15,984	1,329,229	20,434	1,699,291
	10,952	5,475	77.93	02/16/2026	–	–	–	–
	7,661	15,320	92.69	02/16/2027	–	–	–	–
	–	24,617	109.09	02/21/2028	–	–	–	–
Jeff Kaplan	813	–	13.11	04/30/2020	12,591	1,047,068	13,144	1,093,055
	6,205	–	89.94	02/17/2025	–	–	–	–
	2,857	–	101.79	05/07/2025	–	–	–	–
	8,450	4,225	77.93	02/16/2026	–	–	–	–
	4,768	9,536	92.69	02/16/2027	–	–	–	–
	–	16,396	109.09	02/21/2028	–	–	–	–
Jim Guilfoyle	1,598	–	44.00	02/28/2022	5,895	490,228	8,868	737,463
	1,220	–	60.51	02/12/2023	–	–	–	–
	914	–	85.80	02/20/2024	–	–	–	–
	1,205	–	89.94	02/17/2025	–	–	–	–
	347	–	101.43	06/01/2025	–	–	–	–
	3,778	1,889	77.93	02/16/2026	–	–	–	–
	3,050	6,098	92.69	02/16/2027	–	–	–	–
	–	11,651	109.09	02/21/2028	–	–	–	–

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(1)	The vesting schedules of the unexercisable stock options are shown below:

Name	Total Unvested Stock Options	Exercise Price ($)	2019 Vesting Details	2020 Vesting Details	2021 Vesting Details
Bob Patel	113,529	76.15	56,765 vested on	56,764 vesting on
			January 12, 2019	January 12, 2020
	33,702	77.93	33,702 vested on
			February 16, 2019
	87,048	92.69	43,524 vested on	43,524 vesting on
			February 16, 2019	February 16, 2020
	136,656	109.09	45,552 vested on	45,552 vesting on	45,552 vesting on
			February 21, 2019	February 21, 2020	February 21, 2021
Thomas Aebischer	8,680	86.90	8,680 vested on
			January 1, 2019
	9,022	77.93	9,022 vested on
			February 16, 2019
	17,912	92.69	8,956 vested on	8,956 vesting on
			February 16, 2019	February 16, 2020
	27,585	109.09	9,195 vested on	9,195 vesting on	9,195 vesting on
			February 21, 2019	February 21, 2020	February 21, 2021
Dan Coombs	5,475	77.93	5,475 vested on
			February 16, 2019
	15,320	92.69	7,660 vested on	7,660 vesting on
			February 16, 2019	February 16, 2020
	24,617	109.09	8,207 vested on	8,205 vesting on	8,205 vesting on
			February 21, 2019	February 21, 2020	February 21, 2021
Jeff Kaplan	4,225	77.93	4,225 vested on
			February 16, 2019
	9,536	92.69	4,768 vested on	4,768 vesting on
			February 16, 2019	February 16, 2020
	16,396	109.09	5,466 vested on	5,465 vesting on	5,465 vesting on
			February 21, 2019	February 21, 2020	February 21, 2021
Jim Guilfoyle	1,189	77.93	1,189 vested on
			February 16, 2019
	6,098	92.69	3,049 vested on	3,049 vesting on
			February 16, 2019	February 16, 2020
	11,651	109.09	3,885 vested on	3,883 vesting on	3,883 vesting on
			February 21, 2019	February 21, 2020	February 21, 2021

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(2)	Includes RSUs for each of the NEOs, the vesting schedules for which are shown below:

Name	Total Unvested RSUs	Vesting Schedule
Bob Patel	130,756	23,638 vested on 1/12/2019
		26,066 vested on 2/16/2019
		23,637 vesting on 1/12/2020
		30,344 vesting on 2/16/2020
		27,071 vesting on 2/21/2021
Thomas Aebischer	22,139	3,452 vested on 1/1/2019
		6,978 vesting on 2/16/2019
		6,244 vesting on 2/16/2020
		5,465 vesting on 2/21/2021
Dan Coombs	15,984	4,235 vested on 2/16/2019
		5,341 vesting on 2/16/2020
		6,408 vesting on 2/21/2021
Jeff Kaplan	12,591	3,268 vested on 2/16/2019
		3,324 vesting on 2/16/2020
		5,999 vesting on 2/21/2021
Jim Guilfoyle	5,895	1,461 vested on 2/16/2019
		2,126 vesting on 2/16/2020
		2,308 vesting on 2/21/2021

(3)	Dollar values are based on the closing price of $83.16 of the Company’s shares on the NYSE on December 31, 2018.
(4)	Includes PSUs granted in 2017 and 2018 with three-year performance periods ending December 31, 2019 and December 31, 2020, respectively. We have included the targeted number of PSUs, although payouts on PSUs are made after the Company’s financial results for the performance period are reported and the Compensation Committee determines achievement of performance goals and corresponding vesting, typically in mid to late February of the following year. The PSUs granted in 2017 include dividend equivalent PSUs resulting from cash equivalents converted to units and subject to the same performance conditions as the award itself. The PSUs for the 2016-2018 performance period are not included in the table as they are considered earned as of December 31, 2018 for proxy disclosure purposes; those PSUs are included in the “Option Exercises and Stock Vested” table below. The PSUs in the table above include the following:

	PSUs with Three-Year Performance
	Period Ending December 31,
Name	2019	2020
Bob Patel	60,687	54,142
Thomas Aebischer	12,488	10,929
Dan Coombs	10,681	9,753
Jeff Kaplan	6,648	6,496
Jim Guilfoyle	4,252	4,616

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Option Exercises and Stock Vested(1)

	Stock Awards(2)
		Value Realized
	Number of Shares	on Vesting
Name	Acquired on Vesting	($)
Bob Patel	84,940	8,619,096
Thomas Aebischer	14,749	1,388,065
Dan Coombs	8,145	754,895
Jeff Kaplan	7,744	735,056
Jim Guilfoyle	3,235	306,177
(1)	There were no exercises of option awards in 2018 and, therefore, the Company has omitted the columns that would otherwise represent the number of shares acquired and value received on exercises from the table above.
(2)	Includes RSUs that vested in 2018 and PSUs granted in 2016 with a performance period ended December 31, 2018. The determination of achievement of performance goals and corresponding vesting of the PSUs was performed by the Compensation Committee in February 2019. The number of shares acquired on vesting for both RSUs and PSUs is the gross number of shares for all NEOs, although we withhold shares in payment of minimum statutory withholding taxes when the awards vest. The value realized for RSUs is the number of gross shares vested multiplied by the market price on the date the restrictions lapsed. The value realized for PSUs is the number of gross shares vested multiplied by the market price on the date the Compensation Committee determined the earned percentage of shares. The table below shows the gross number of shares that vested under both RSUs and PSUs for each of the NEOs in 2018.

		PSUs Earned for Performance Period
Name	RSUs Vested in 2018	Ending December 31, 2018
Bob Patel	42,748	42,192
Thomas Aebischer	3,452	11,297
Dan Coombs	1,287	6,858
Jeff Kaplan	2,450	5,294
Jim Guilfoyle	866	2,369

Pension Benefits

Name	Plan Name	Number of Years Credited Service(1)	Present Value of Accumulated Benefit(2) ($)	Payments During Last Fiscal Year ($)
Bob Patel	LyondellBasell Retirement Plan	9	112,141	–
Thomas Aebischer	LyondellBasell Retirement Plan	2	25,944	–
Dan Coombs	LyondellBasell Retirement Plan	4	50,210	–
Jeff Kaplan	LyondellBasell Retirement Plan	9	113,229	–
Jim Guilfoyle	LyondellBasell Retirement Plan	26	308,189	–
(1)	Mr. Aebischer joined the Company in January 2016 but did not accrue benefits under the U.S. LyondellBasell Retirement Plan while located outside of the United States. Mr. Aebischer is credited with vesting service under the plan for the full period of his employment with the Company.
(2)	The amounts shown in the table are the actuarial present value of each participant’s accumulated benefits as of December 31, 2018, calculated on the same basis as used in Note 16 to our Consolidated Financial Statements in the 2018 Annual Report, with the exception that each participant was assumed to continue to be actively employed by us until age 65 (earliest unreduced retirement age) and immediately commence his benefit at that time.

The LyondellBasell Retirement Plan is a U.S. qualified defined benefit pension plan that provides pension benefits under a cash balance formula that defines participants’ accrued benefits in terms of a notional cash account balance. Eligible employees become participants immediately upon employment and are fully vested upon the earliest of (i) three years of service, (ii) death, or (iii) reaching age 65. The notional account balance for each participant comprises a pay credit of 5% and interest credits, each of which are accumulated at the end of each quarter. Pay credits are based on quarterly base pay, as limited by the Internal Revenue Code, and interest credits are based on the 5th, 4th, and 3rd monthly-determined 30-year treasury rates before the start of that quarter. Benefits under the plan are payable upon separation from the Company.

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Non-Qualified Deferred Compensation in 2018

Name	Executive Contributions in Last Fiscal Year(1) ($)	Registrant Contributions in Last Fiscal Year(1)(2) ($)	Aggregate Earnings in Last Fiscal Year(3) ($)	Aggregate Withdrawals/ Distributions(4) ($)	Aggregate Balance at Last Fiscal Year End(5) ($)
Bob Patel	–	142,841	(38,019)	–	625,747
Thomas Aebischer	–	53,693	(2,980)	–	94,230
Dan Coombs	–	44,472	(4,760)	–	125,232
Jeff Kaplan	–	35,872	(8,880)	–	127,229
Jim Guilfoyle	–	23,196	(2,442)	–	46,609
(1)	The Company maintains a U.S. Senior Management Deferral Plan that allows executives to defer up to 50% of their base salary and up to 100% of their annual bonus and equity grants (“eligible pay”) for payment at a future date. Funds deferred under this plan are allocated into notional accounts that mirror selected investment funds in our 401(k) plans, though the deferred funds are not actually invested and the Company may use separate assets to fund the benefit.
(2)	Company contributions to the executives’ Deferral Plan accounts are included in “All Other Compensation,” but not “Salary,” in the Summary Compensation Table. The Deferral Plan provides for Company contributions for that portion of pay that cannot be taken into account for matching contributions or accruals under the Company’s 401(k) plan and defined benefit pension plan due to IRS limits. The eligibility for Company contributions begins in the Deferral Plan once the employee’s salary has reached the IRS limits for those plans; actual contributions by the Company are made as of February 15 of the next calendar year. The Company’s contribution occurs regardless of whether the employee has contributed any amounts under the Deferral Plan or 401(k) plan. Eligible employees must be employed as of February 15 in order to receive the Company contribution.
(3)	Earnings on these accounts are not included in any other amounts in the tables included in this proxy statement, as the amounts of the NEOs’ earnings represent the general market gains on investments and are not amounts or rates set by the Company for the benefit of the NEOs.
(4)	Accounts are distributed as either a lump sum payment or in annual installments upon the later of (i) the date on which the employee reaches at least 55 years of age and has ten years of service or (ii) termination of employment. Special circumstances may allow for a modified distribution in the event of the employee’s death, an unforeseen emergency, or upon a change-in-control of the Company. In the event of death, distribution will be made to the designated beneficiary in the form previously elected by the executive. In the event of an unforeseen emergency, the plan administrator may allow an early payment in the amount required to satisfy the emergency. All participants are immediately 100% vested in all of their contributions, Company contributions, and gains and/or losses related to their notional investment choices.
(5)	The balance as of the last year includes the Company contributions made in respect of the NEOs’ 2018 earnings, although amounts were not credited to the accounts until February 2019.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

Mr. Patel is party to an employment agreement and our other NEOs participate in our Executive Severance Program. Mr. Patel’s employment agreement and the Executive Severance Program provide for severance payments in the event of termination of employment, provided the executive executes a release in favor of the Company. Under the terms of the Company’s STI program, NEOs will receive pro-rata annual bonus payments in the event of termination of employment due to death or disability or termination without Cause, payable following certification of payout under the STI program the following year. Additionally, under the terms of our LTIP and equity award agreements, our NEOs will receive accelerated or pro-rated vesting of their equity awards upon termination in certain circumstances.

In the event of a change-in-control of the Company, the vesting of equity awards will be accelerated or pro-rated, but only if the individual’s employment is terminated within one year of the change in control. The Company believes that this “double trigger” is appropriate because it ensures our executives do not have conflicts in the event of a change in control and also avoids windfalls for any employees whose employment with the Company or its successors continues following such an event. The treatment of the equity awards for the NEOs is the same as for all other employees who receive equity awards.

A summary of the treatment of equity awards in different scenarios under the terms of our LTIP and the award agreements is provided below.

“Cause” and “Good Reason” are defined in the Company’s Executive Severance Plan as follows:

“Cause” means (i) the executive’s continued failure (except where due to physical or mental incapacity) to substantially perform his or her duties; (ii) the executive’s intentional misconduct or gross neglect in the performance of his or her duties; (iii) the executive’s conviction of, or plea of guilty or nolo contendere to, a felony; (iv) the commission by the executive of an act of fraud or embezzlement against the Company or any affiliate; (v) the executive’s breach of fiduciary duty, (vi) an executive’s violation of the Company’s Code of Conduct or (vii) the executive’s willful breach of any material provision of any employment or other written agreement between the executive and the Company or an affiliate (as determined in good faith by the Compensation Committee) which is not remedied within 15 days after written notice is received from the Company or affiliate specifying the breach. Any determination of whether Cause exists shall be made by the Compensation Committee in its sole discretion.

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“Good Reason” means the occurrence, without the Participant’s express written consent, of (i) a material diminution in the executive’s duties, responsibilities or authority; (ii) any material diminution of the executive’s Base Salary; or (iii) the involuntary relocation of the executive’s principal place of employment by more than 50 miles from the executive’s principal place of employment immediately prior to the relocation. Any assertion by an executive of a termination of employment for “Good Reason” will not be effective unless certain conditions regarding notice and cure are satisfied.

Termination of Employment for Cause by the Company or without Good Reason by the Executive

All unvested awards are forfeited. In the event of termination for Cause by the Company, unexercised stock options are also forfeited. In the event of resignation without Good Reason by the executive, previously vested options may be exercised for 90 days after termination of employment.

Termination of Employment without Cause by the Company

Stock options, RSUs, and PSUs vest pro-rata
Stock Options: Stock options provide for vesting in equal installments on the first three anniversaries of the grant date. In the event of termination without Cause, pro-ration is determined for each unvested installment separately based on the number of months worked from the date of grant until termination divided by the number of months from the date of grant until the original vesting date for that installment. The options may be exercised for 90 days after termination of employment.
RSUs and PSUs: Pro-ration is determined based on the number of months worked from the date of grant (for RSUs) or beginning of the relevant performance period (for PSUs) until termination divided by the number of months in the vesting or performance period, respectively. The number of units earned under the PSUs is based on performance over the applicable three-year performance period as determined by the Compensation Committee in the first quarter after the end of the performance period and can range from 0 to 200% of target.

Termination of Employment with Good Reason by the Executive

For all NEOs other than Mr. Patel, all unvested awards are forfeited and previously vested options may be exercised for 90 days after termination of employment.
Pursuant to his employment agreement, Mr. Patel’s awards vest pro-rata, based on the same calculations as in the case of a termination without Cause.

Termination of Employment without Cause by the Company or with Good Reason by the Executive within 12 Months of a Change in Control

Stock Options and RSUs: All stock options and RSUs are immediately vested upon termination of employment. The stock options remain exercisable for 90 days.
PSUs: PSUs vest pro-rata based on the number of months worked from the beginning of the performance period until termination divided by the number of months in the performance period. The number of units earned under the PSUs is based on the Compensation Committee’s determination of performance results as of the last quarter prior to the change in control.

Retirement

All awards vest pro-rata, based on the same calculations as in the case of a termination without Cause. Stock options remain exercisable for five years or their original term.

Death or Disability

Stock Options and RSUs: Stock options and RSUs vest immediately. The stock options remain exercisable for one year.
PSUs: PSUs vest pro-rata, based on the same calculations as in the case of a termination without Cause.

In accordance with SEC disclosure requirements, the tables below show, in dollars, the amounts our NEOs could receive in different circumstances if the termination events occurred as of December 31, 2018. We excluded any amounts for benefits or payments that are available to all salaried employees of the Company. The amounts shown are not the amounts the NEO would actually receive in a termination event but are calculated as described below.

DEATH OR DISABILITY

	Accelerated Option Awards(1)	Accelerated RSUs(2)	Pro-rated PSUs(3)	Cash Severance Payment(4)	Total(5)
Bob Patel	972,099	10,873,669	4,865,359	–	16,711,127
Thomas Aebischer	47,185	1,841,078	995,342	–	2,883,605
Dan Coombs	28,634	1,329,230	862,535	–	2,220,399
Jeff Kaplan	22,097	1,047,068	548,690	–	1,617,855
Jim Guilfoyle	9,879	490,228	363,742	–	863,849

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TERMINATION BY NEO FOR GOOD REASON

	Pro-rated Option Awards	Pro-rated RSUs	Pro-rated PSUs	Cash Severance Payment(4)	Total(5)
Bob Patel	887,627	7,945,856	4,865,359	6,142,501	19,841,343
Thomas Aebischer	–	–	–	1,461,391	1,461,391
Dan Coombs	–	–	–	1,304,160	1,304,160
Jeff Kaplan	–	–	–	1,139,955	1,139,955
Jim Guilfoyle	–	–	–	931,575	931,575

TERMINATION WITHOUT CAUSE

	Pro-rated Option Awards(1)	Pro-rated RSUs(2)	Pro-rated PSUs(3)	Cash Severance Payment(4)	Total(5)
Bob Patel	887,627	7,945,856	4,865,359	6,142,501	19,841,343
Thomas Aebischer	45,878	1,321,994	995,342	1,461,391	3,824,605
Dan Coombs	27,839	789,189	862,535	1,304,160	2,983,723
Jeff Kaplan	21,485	593,430	548,690	1,139,955	2,303,560
Jim Guilfoyle	9,608	289,895	363,742	931,575	1,594,820

TERMINATION WITHOUT CAUSE OR BY NEO FOR GOOD REASON WITHIN 12 MONTHS OF A CHANGE IN CONTROL

	Accelerated Option Awards(1)	Accelerated RSUs(2)	Pro-rated PSUs(3)	Cash Severance Payment(4)	Total(5)
Bob Patel	972,099	10,873,669	4,865,359	10,237,501	26,948,628
Thomas Aebischer	47,185	1,841,078	995,342	1,461,391	4,344,996
Dan Coombs	28,634	1,329,230	862,535	1,304,160	3,524,559
Jeff Kaplan	22,097	1,047,068	548,690	1,139,955	2,757,810
Jim Guilfoyle	9,879	490,228	363,742	931,575	1,795,424
(1)	The values for stock options included are calculated based on the number of options that would vest, multiplied by the difference between $83.16, the market value of our common stock as of December 31, 2018 (determined as the closing price of our common stock on the last preceding trading day), and the exercise price of the stock option. Amounts actually received by the NEO would depend on the fair market value of our shares when the options are exercised.
(2)	The values of the RSUs are based on the number of RSUs that would vest multiplied by the fair market value of our stock on December 31, 2018, which may be different than the fair market value of our stock upon a termination event.
(3)	PSUs granted in 2017 and 2018 accumulate dividend equivalents that are converted to additional units at the end of the performance period, subject to the same terms and conditions as the original award. The values of the PSUs are based on the number of units that would vest multiplied by the market value of our stock on December 31, 2018. The values above assume that the payout is at target, or 100%, but the actual payout would be determined by the Compensation Committee after the performance period or, in the case of termination without Cause or by the NEO for Good Reason within 12 months of a change in control, as of the end of the last quarter prior to the change in control. Also, although the values are calculated as of December 31, the shares would not be issued until the first quarter after the end of the original performance period of the awards.
(4)	No amounts are included for 2018 bonus payments under the STI program because the NEOs would be entitled to the same payment regardless of whether the termination event occurred.
(5)	In addition (and not shown above), Mr. Patel would receive twelve months of continued coverage under the Company’s health plans for himself and his dependents, which is valued at approximately $22,000. Each of the other NEOs would receive a lump sum payment of approximately $33,000 for the cost of eighteen months of continuation coverage premiums for medical coverage for himself and his dependents in any termination event other than death and disability. All NEOs other than Mr. Patel would also receive Company-provided outplacement services, with a value of up to $20,000.

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EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of December 31, 2018 about the number of shares to be issued upon vesting or exercise of equity awards and the number of shares remaining available for issuance under our equity compensation plans.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants, and Rights(2)(3)	Weighted-Average Exercise Price of Outstanding Options, Warrants, and Rights(4)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans(5)
Equity compensation plans approved by security holders(1)	3,366,045	$ 90.30	6,058,758
Equity compensation plans not approved by security holders	–	–	–
TOTAL	3,366,045	$ 90.30	6,058,758

(1)	Includes the LTIP and the LyondellBasell Global Employee Stock Purchase Plan, as amended and restated (the “ESPP”).
(2)	Includes 1,281,063 stock options and 464,041 RSUs. As of December 31, 2018, there were 810,471 PSUs outstanding. The Compensation Committee determines the actual number of shares the recipient receives at the end of a three-year performance period which may range from 0 to 200% of the target number of shares. Because up to 200% of the target number of shares may ultimately be issued, we have included an aggregate of 1,620,942 shares, the maximum possible payout under the PSUs, as the number that may be issued.
(3)	Excludes purchase rights that accrue under the ESPP. Purchase rights under the ESPP are considered equity compensation for accounting purposes; however, the number of shares to be purchased is indeterminable until the time shares are actually issued, as automatic employee contributions may be terminated before the end of an offering period and, due to the pricing feature, the purchase price and corresponding number of shares to be purchased is unknown.
(4)	Includes only the weighted-average exercise price of the outstanding stock options. Does not include RSUs or PSUs, as those awards have no exercise price associated with them. Also excludes purchase rights under the ESPP for the reasons described in note (3) above.
(5)	The shares remaining available as of December 31, 2018 include 4,992,577 shares under the LTIP and 1,066,181 shares under the ESPP.

CEO PAY RATIO

Pursuant to Item 402(u) of Regulation S-K, we are required to provide the following information with respect to fiscal 2018:

The annual total compensation of the global median employee of our company (other than Mr. Patel, our CEO), was $114,759;
The annual total compensation of Mr. Patel, our Chief Executive Officer, was $18,206,796; and
Based on this information, the ratio of the annual total compensation of our Chief Executive Officer to the annual total compensation of the global median employee is 159 to 1.

We identified the global median employee for fiscal year 2017 and, in accordance with SEC rules, have used the same median employee for calculation of the pay ratio for fiscal 2018. In determining that there has been no change in the Company’s employee population or compensation arrangements that would result in a significant change to the Company’s pay ratio disclosure, and that use of the same global median employee is therefore appropriate and permitted, we excluded employees who joined the Company as part of the acquisition of A. Schulman in fiscal 2018, estimated at approximately 5,250 people as of December 31, 2018.

We identified the global median employee by examining the 2017 total compensation for all regular full- and part-time employees who were actively employed by the Company on December 31, 2017 and students and interns who were hired for partial periods during 2017. For these employees, we calculated annual compensation using the following methodology and guidelines:

To find the annual total compensation of all of our employees (other than our CEO), we considered all gross and net components of compensation (including short- and long-term incentives) received by each employee and documented in the year-end payroll records for 2017.

Compensation for full- and part-time employees hired during 2017 and still active as of December 31, 2017 was annualized based on the number of pay periods worked. Compensation for all students and interns hired for partial periods during 2017 was not annualized.

Annual compensation for expatriate employees and employees involved in permanent cross-border transfers during 2017 was calculated using all relevant country payroll records.

After identifying the global median employee, we calculated annual total compensation for the selected employee in fiscal 2018 using the same methodology used for our NEOs as set forth in the Summary Compensation Table.

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ITEM 8	RATIFICATION AND APPROVAL OF DIVIDENDS

The Board recommends that you vote FOR the proposal to ratify and approve the payment of dividends in respect of the 2018 Dutch Statutory Annual Accounts.

DISCUSSION OF DIVIDEND POLICY

Pursuant to the Dutch Corporate Governance Code, we provide shareholders with an opportunity to discuss our dividend policy and any major changes in that policy each year at our annual general meeting.

Our dividend policy continues to be to pay a consistent quarterly dividend, with the goal of increasing the dividend over time. Through March 31, 2019, we have paid an aggregate of approximately $14.0 billion in dividends since we began our dividend program in 2011, increasing the dividend payments from $0.10 per share in the second quarter of 2011 to $1.00 per share in 2018. The Company’s strong balance sheet and results of operations support the continuation of this dividend program.

Pursuant to our Articles of Association, the Board has determined the amount, if any, out of our annual profits to be allocated to reserves prior to the payment of dividends. The portion of our annual profits that remains after the reservation is available for dividend payments as approved by shareholders. The determination to pay any dividends will be made after a review of the Company’s expected earnings, the economic environment, financial position, and prospects of the Company, and any other considerations deemed relevant by the Board.

The Company paid an aggregate of $4.00 per share from its 2018 Dutch Statutory Annual Accounts, for a total of approximately $1.5 billion. This includes interim dividends of $1.00 per share paid in each of the second, third and fourth quarters of 2018 and the first quarter of 2019.

ITEM 9	AUTHORIZATION TO CONDUCT SHARE REPURCHASES

The Board recommends that you vote FOR the proposal to grant authority to the Board to repurchase up to 10% of our outstanding shares until November 30, 2020.

Under Dutch law and our Articles of Association, shareholder approval is necessary to authorize our Board to repurchase shares. At the annual meeting on June 1, 2018, shareholders authorized repurchases of up to 10% of our issued share capital. As of April 5, 2019, we have repurchased an aggregate of approximately 20.9 million shares pursuant to this authorization.

Adoption of the current proposal will give us the flexibility to continue to repurchase shares if we believe it is an appropriate use of our excess cash.

The number of shares repurchased, if any, and the timing and manner of any repurchases will be determined after taking into consideration prevailing market conditions, our available resources, and other factors that cannot now be predicted. Under Dutch law, the number of shares held by us, or our subsidiaries, may not exceed 50% of our issued share capital, which includes the total number of our shares outstanding and held in treasury.

In order to provide us with sufficient flexibility, we propose that shareholders grant authority for the repurchase of up to 10% of our outstanding shares as of the date of the Annual Meeting (or, based on the number of shares currently outstanding, approximately 37.0 million shares) on the open market, through privately negotiated repurchases, in self-tender offers, or through accelerated repurchase arrangements, at prices ranging from the nominal value of our shares up to 110% of the market price for our shares; provided that (i) for open market or privately negotiated repurchases, the market price shall be the price for our shares on the NYSE at the time of the transaction; (ii) for self-tender offers, the market price shall be the volume weighted average price (“VWAP”) for our shares on the NYSE during a period, determined by the Board, of no less than one and no greater than five consecutive trading days immediately prior to the expiration of the tender offer; and (iii) for accelerated repurchase arrangements, the market price shall be the VWAP for our shares on the NYSE over the term of the arrangement. The VWAP for any number of trading days shall be calculated as the arithmetic average of the daily VWAP on those trading days. If approved, the authority will extend for 18 months from the date of the Annual Meeting, or until November 30, 2020.

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ITEM 10	AMENDMENT OF LONG TERM INCENTIVE PLAN

The Board recommends that you vote FOR the proposal to amend and extend the LyondellBasell Industries Long Term Incentive Plan.

The LyondellBasell Long Term Incentive Plan (the “LTIP” or “Plan”) was amended and approved by shareholders at the Company’s 2012 annual general meeting and most recently re-approved by shareholders for purposes of section 162(m) of the Code in 2017. The LTIP provides for the grants of awards to eligible employees and directors in the form of stock options, RSUs, PSUs, restricted stock awards, stock appreciation rights (“SARs”), cash awards, and other stock awards.

In February 2019, the Board approved certain amendments to the LTIP to (i) remove the expiration date of the Plan so that it continues as long as shares remain available for issuance and (ii) update the LTIP to explicitly provide for corporate governance and compensation best practices (already being applied by the Company), including prohibiting the repurchase or cancellation (“cashing out”) of underwater options and providing a minimum vesting period of one year to awards granted under the Plan, subject to certain exceptions described below.

We are not asking for the approval of any additional shares under the LTIP.

The following summary provides an overview of certain material terms of the LTIP, as proposed to be amended, and is subject in all respects to the full text of the LTIP, as set forth in Appendix B to this proxy statement.

PROPOSED AMENDMENTS TO THE LTIP

Extension of Term. The LTIP was initially approved in April 2010 in connection with the Company’s emergence from bankruptcy proceedings and provided for an initial 10-year term ending April 30, 2020. As of April 5, 2019, there are approximately 4.2 million shares still available for issuance under the Plan, and we are therefore asking shareholders to approve the extension of the term of the Plan for so long as the previously approved shares remain available for issuance.

No Cash-Out of Underwater Options. Stock options or SARs issued under the Plan may not be repurchased by the Company at a time when the exercise price of the option or SAR is less than the fair market value of the underlying shares. For purposes of the plan, “fair market value” means the closing price of our shares as reported on the NYSE.

One-Year Minimum Vesting Condition. All awards granted under the LTIP will be subject to a one-year minimum vesting condition, other than (i) awards that vest in connection with a participant’s death, disability, retirement, or involuntary termination not for Cause or upon a Change in Control of the Company and (ii) awards representing less than 5% of shares remaining available for issuance under the Plan as of the effective date of its amendment and restatement.

MATERIAL TERMS OF THE LTIP

PURPOSE

The purpose of the LTIP is to further the long-term growth of the Company by offering competitive incentive compensation related to long-term performance goals to those employees who will be largely responsible for planning and directing such growth, to reinforce the commonality of interest between the Company’s shareholders and the participants in the LTIP, and to aid in attracting and retaining employees with outstanding abilities and specialized skills.

ELIGIBILITY FOR PARTICIPATION

All regular employees of the Company and its subsidiaries and Board members are eligible to participate in the LTIP, if selected by the Compensation Committee.

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ADMINISTRATION

The Compensation Committee administers the LTIP and selects the persons who are eligible to receive awards under the LTIP. The Compensation Committee may delegate to one or more officers of the Company the authority to make awards to employees of the Company who are not designated as Section 16 officers of the Company and to non-employee advisors. The Compensation Committee has complete authority to make awards in such format and amounts as it determines and to cancel, suspend, or amend awards, provided that it cannot, without shareholder approval, amend an outstanding option to reduce its exercise price or cancel an option and replace it with an option having a lower exercise price.

AUTHORIZED SHARES

A total of 22,000,000 shares were originally reserved for issuance under the LTIP in 2010. The number of shares authorized for issuance under the LTIP is not being changed or increased, and there were 4,992,577 shares remaining available for issuance as of December 31, 2018. Any shares issued under the LTIP may consist, in whole or in part, of authorized and unissued shares or shares held as treasury shares. Any shares subject to any award that are forfeited or withheld in payment of any exercise price or taxes will again be available for grant. Also, if an award terminates without the issuance of shares, the shares subject to such award will again be available for grant.

TYPES OF AWARDS

Stock Options, SARs, Stock Awards and Cash Awards may all be granted under the LTIP. Any of the awards granted to employees of the Company may be performance awards. Performance awards are based on the achievement of such goals and subject to the terms, conditions and restrictions that the Committee may determine.

Stock Options – The price of any stock option may not be less than the fair market value of our shares on the date of grant. The term of any option may not exceed ten years, and no reload options are allowed. The option price may be paid in cash or shares, or a combination thereof, as the Committee may determine. Options may not be repurchased by the Company at any time when the exercise price of such option is less than the fair market value of the underlying shares.

SARs – Stock appreciation rights entitle the holder to any appreciation in value of a specified number of shares of shares from the date of grant until the date of exercise. Any appreciation payable is determined by the excess of the fair market value of our shares on the exercise date of the SAR over the fair market value of the stock on the date of grant. The term of any SAR may not exceed ten years, and no reload SARs are allowed. The payment of the appreciation may be in cash or shares, or a combination of the two, as the Compensation Committee determines. SARs may not be repurchased by the Company at any time when the exercise price of such SAR is less than the fair market value of the underlying shares.

Stock Awards – Stock Awards under the plan may be in the form of shares or units. The Stock Awards granted may be subject to restrictions and contingencies regarding vesting, forfeiture and payment as the Compensation Committee may determine.

Cash Awards – The Compensation Committee may grant cash awards pursuant to terms and conditions as the Compensation Committee may determine.

Vesting provisions are covered in award agreements. Unless otherwise provided in an award agreement, the LTIP provides that in the event of a Change in Control of the Company followed by involuntary termination not for cause or constructive termination within one year, awards held by a participant that were not previously vested or exercisable become fully vested and exercisable and generally remain exercisable for the remainder of their term. Except for (i) awards that vest in connection with a participant’s death, disability, retirement, or involuntary termination not for Cause or upon a Change in Control of the Company as described above and (ii) awards representing less than 5% of shares remaining available for issuance under the Plan as of the effective date of its amendment and restatement, all awards are subject to a minimum vesting period of 12 months from the date of grant.

MAXIMUM AWARDS PAYABLE TO AN EMPLOYEE

No participant may be granted (i) stock awards covering or relating to more than 1,000,000 shares, in the aggregate, or (ii) options or SARs exercisable for more than 5,000,000 shares, in the aggregate, during any one calendar year. No more than $10,000,000 may be paid to any one individual in any one calendar year pursuant to cash awards that are intended to qualify as performance-based compensation. On April 5, 2019, the closing price for the Company’s common stock as reported on the NYSE was $91.05.

GRANTS TO NON-EMPLOYEE DIRECTORS

Under the LTIP, awards may be made to directors who are not employees of the Company. With respect to any awards to non-employee directors, the Board will exercise the powers otherwise reserved to the Compensation Committee under the LTIP, including authority to select the non-employee directors who will receive awards, to select the types of awards and to impose limitations, conditions and restrictions on the awards as the Board may deem appropriate.

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AMENDMENT AND TERMINATION

The LTIP may be amended or terminated by the Board provided that no such action shall impair the rights of a participant without the participant’s consent and provided that no amendment shall be made without shareholder approval which (a) increases the total number of shares reserved for issuance under the LTIP or the total number of shares which may be issued to any one individual, (b) changes the class of persons eligible to receive awards under the LTIP or (c) is required to be approved by shareholders to comply with applicable laws or rules.

INCOME TAX CONSEQUENCES

The following is a summary of some of the U.S. federal income tax consequences of transactions under the LTIP. This summary does not describe foreign, state or local tax consequences.

No income will be recognized by an optionee upon the grant of a stock option. At the time of exercise of a stock option, ordinary income is recognized by the optionee equal to the difference between the option price paid for the shares and the fair market value of the shares on the date of exercise. At the time of a sale of shares acquired upon exercise of a stock option, appreciation (or depreciation) in value of the shares after the date of exercise will be treated as short-term or long-term capital gain (or loss) depending on the holding period.

No income will be recognized by a participant in connection with the grant of a SAR. When the SAR is exercised, the participant will be required to include as ordinary income in the year of exercise an amount equal to the amount of cash received on the exercise.

No income will be recognized upon the grant of performance shares or performance units. Upon satisfaction of the objective performance criteria upon which any such awards are conditioned, the recipient will be required to include as taxable ordinary income in the year of receipt an amount equal to the amount of cash received and/or the fair market value of any unrestricted shares received.

The recipient of restricted stock will be subject to tax at ordinary income rates on the fair market value of the restricted stock (reduced by an amount, if any, paid by the participant for the restricted stock) at such time as the shares are no longer subject to forfeiture for purposes of Code Section 83. However, a participant who elects under Code Section 83(b) within 30 days of the date of grant of the restricted stock will have taxable ordinary income on the date of receipt of the shares equal to the excess of the fair market value of the shares (determined without regard to the restrictions) over the purchase price, if any, of the restricted stock. If a Section 83(b) election has not been made, any dividends received with respect to restricted stock that are subject to the restrictions generally will be treated as compensation that is taxable as ordinary income to the participant.

No income will be recognized upon the award of RSUs. The recipient of a RSU award will be subject to tax at ordinary income rates on the fair market value of unrestricted shares on the date that the shares are transferred to the participant under the award (reduced by any amount paid by the participant for the RSUs), and the capital gain/loss holding period for the shares will also commence on the date that the shares are transferred to the participant.

Section 409A of the Code imposes restrictions on certain awards granted under the LTIP that qualify as “non-qualified deferred compensation.” If such an award fails to comply with these restrictions, then the recipient will be subject to accelerated taxation, a 20% tax penalty and interest. The Company intends that the LTIP and any awards granted under the LTIP will either be exempt from, or comply with, the restrictions imposed by Section 409A and any applicable regulations.

To the extent that a participant recognizes ordinary income in the circumstances described above, the Company generally will be entitled to a corresponding deduction. However, the Company’s deduction is only permitted to the extent that the amount recognized as income meets the test of reasonableness, is an ordinary and necessary business expense, is not an “excess parachute payment” within the meaning of Code Section 280G and is not disallowed by the limitation on certain executive compensation under Code Section 162(m).

PLAN BENEFITS

Because the Compensation Committee has discretion to determine which employees and non-employee directors will receive awards under the LTIP and the amount and type of those awards, future benefits to be received by a person or group under the LTIP are not determinable at this time.

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QUESTIONS AND ANSWERS ABOUT THE ANNUAL GENERAL MEETING

Who is soliciting my vote?

Our Board is soliciting your vote on matters submitted for approval at the Company’s 2019 Annual General Meeting of Shareholders.

Why are these matters being submitted for voting?

In accordance with Dutch law and the rules and regulations of the NYSE and the SEC, we are required to submit certain items for the approval of our shareholders. Several matters that are within the authority of a company’s board of directors under most U.S. state corporate laws require shareholder approval under Dutch law. Additionally, in accordance with Dutch corporate governance guidelines, we provide for the discussion at our Annual Meeting of certain topics that are not subject to a shareholder vote, including our governance practices and our dividend policy.

The discharge from liability of members of our prior Management Board and our Board of Directors, the adoption of our annual accounts, the appointment of the auditor for our 2019 Dutch statutory annual accounts, the approval of dividends and the authorization to repurchase shares are all items that we are required to submit to shareholders due to our incorporation in the Netherlands.

How does the Board of Directors recommend that I vote my shares?

The Board of Directors recommends that you vote FOR each of the items presented in this proxy statement.

Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in favor of each of the items in accordance with the recommendation of the Board of Directors.

Who is entitled to vote?

You may vote your LyondellBasell shares at the Annual Meeting if you are the record owner of such shares as of the close of business on May 3, 2019 (the “Record Date”). You are entitled to one vote for each share of LyondellBasell common stock that you own. As of April 5, 2019, there were 370,324,140 shares of LyondellBasell common stock outstanding and entitled to vote at the Annual Meeting.

How many votes must be present to hold the meeting?

Your shares are counted as present at the Annual Meeting if you held such shares as of the Record Date and (i) properly notify us of your intention to attend the Annual Meeting, attend the meeting, and vote in person or (ii) properly return a proxy by Internet, telephone, or mail. There are no quorum requirements under Dutch law and, as a result, we may hold our meeting regardless of the number of shares that are present in person or by proxy.

How many votes are needed to approve each of the proposals?

The number of votes required to approve the matters presented in this proxy statement varies by proposal:

Pursuant to the Dutch Civil Code and our Articles of Association, the nomination of a candidate to our Board (Item 1) is binding on shareholders unless 2/3 of the votes cast at the Annual Meeting, representing at least 50% of the Company’s issued share capital (which for this purpose includes only our outstanding shares), vote against the nominee. This means that a nominee will be elected unless the votes against him or her constitute 2/3 of the votes cast and represent at least 50% of our issued share capital.
Each other proposal set forth in this proxy statement requires the affirmative vote of a majority of the votes cast by shareholders in order to be approved.

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How do I vote?

You can vote either in person at the meeting or by proxy without attending the meeting. To vote by proxy, you must vote over the Internet, by telephone, or by mail. Instructions for each method of voting are included on the proxy card.

If you hold your LyondellBasell shares in a brokerage account (that is, you hold your shares in “street name”), your ability to vote by telephone or over the Internet depends on your broker’s voting process. Please follow the directions on your proxy card or voter instruction form.

Even if you plan to attend the Annual Meeting, we encourage you to vote your shares by proxy in advance. If you plan to vote in person at the Annual Meeting and you hold your LyondellBasell shares in street name, you must obtain a proxy from your broker and bring that proxy to the meeting.

Can I change my vote?

Yes. You can change or revoke your vote at any time before the polls close at the Annual Meeting. You can do this by:

Entering a new vote by telephone or over the Internet prior to 11:59 p.m. Eastern Time on May 29, 2019;
Signing another proxy card with a later date and returning it to us by a method that allows us to receive the proxy prior to the Annual Meeting;
Sending us a written document revoking your earlier proxy; or
Attending the Annual Meeting and voting your shares in person (attendance at the Annual Meeting will not, by itself, revoke a proxy previously given by you).

Who counts the votes?

We have hired Broadridge Financial Solutions, Inc. to count the votes represented by proxies and cast by ballot at the Annual Meeting.

Will my shares be voted if I do not provide my proxy and do not attend the Annual Meeting?

If you do not provide a proxy or vote your shares in person, the shares held in your name will not be voted.

If you hold your shares in street name, your broker may be able to vote your shares for certain “routine” matters even if you do not provide the broker with voting instructions. We believe that, pursuant to NYSE rules, Item 4, Item 5, Item 6, Item 8, and Item 9 are considered routine matters. Therefore, without instructions from you, your broker may not vote your shares with respect to any other proposals, i.e. Item 1, Item 2, Item 3, Item 7, and Item 10. It is therefore important that you act to ensure your shares are voted.

What is a broker non-vote?

If a broker does not have discretion to vote shares held in street name on a particular proposal and does not receive instructions from the beneficial owner on how to vote those shares, the broker may return the proxy card without voting on that proposal. This is known as a broker non-vote. Broker non-votes will have no effect on the vote for any matter properly introduced at the meeting.

What if I return my proxy but don’t vote for some of the matters listed on my proxy card?

If you return a signed proxy card without indicating your vote on all matters listed, your shares will be voted FOR each of the matters for which you did not vote.

How are votes counted?

For all proposals other than the election of nominees to our Board of Directors, you may vote FOR, AGAINST, or ABSTAIN. For the proposal for the election of nominees (Item 1), you may vote FOR, AGAINST, or WITHHOLD with respect to each nominee. A vote to abstain or withhold does not count as a vote cast, and therefore will not have any effect on the outcome of any matter to be voted on at the Annual Meeting.

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Could other matters be decided at the Annual Meeting?

No. Any matters to be decided at the Annual Meeting must be included in the agenda for the meeting as described in this proxy statement.

Who can attend the Annual Meeting?

The Annual Meeting is open to all LyondellBasell shareholders who hold shares as of the close of business on May 3, 2019, the Record Date. If you would like to attend the Annual Meeting, you must inform us in writing of your intention to do so prior to May 24, 2019, one week prior to the date of the meeting. The notice may be emailed to investorrelations@lyb.com. Admittance of shareholders will be governed by Dutch law.

What is the cost of this proxy solicitation?

The Company will pay the cost of soliciting proxies for the Annual Meeting. Our Directors, officers, and employees may solicit proxies by mail, by email, by telephone, or in person for no additional compensation. In addition, we have retained Georgeson LLC to assist in the solicitation of proxies for a fee of $12,500, plus reimbursement of reasonable expenses.

Why did my household receive a single set of proxy materials?

SEC rules permit us to deliver a single copy of our annual report and proxy statement to any household at which two or more shareholders reside, if we believe the shareholders are members of the same family.

If you prefer to receive your own copy of the proxy statement now or in future years, please request a duplicate set by phone at (800) 579-1639, through the Internet at www.proxyvote.com, or by email to sendmaterial@proxyvote.com. If you hold your shares in street name and you received more than one set of proxy materials at your address, you may need to contact your broker or nominee directly if you wish to discontinue duplicate mailings to your household.

Why did I receive a “notice of internet availability of proxy materials” but no proxy materials?

We distribute our proxy materials to certain shareholders via the Internet using the “Notice and Access” approach permitted by rules of the SEC. This approach conserves natural resources and reduces our distribution costs, while providing our shareholders with a timely and convenient method of accessing the materials and voting. On or before April 18, 2019, we mailed a “Notice of Internet Availability of Proxy Materials” to participating shareholders, containing instructions on how to access the proxy materials on the Internet.

Can I submit a proposal for the 2020 shareholder meeting?

Under SEC rules, if a shareholder wishes to include a proposal in our proxy materials for presentation at our 2020 annual general meeting, the proposal must be received at our offices at 1221 McKinney Street, Suite 300, Houston, Texas 77010, Attention: Corporate Secretary, by December 11, 2019. All proposals must comply with Rule 14a-8 under the Securities Exchange Act of 1934, as amended.

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APPENDIX A:	RECONCILIATION OF NON-GAAP FINANCIAL MEASURE

A reconciliation of EBITDA to net income for the year ended December 31, 2018 is shown in the following table:

(amounts in millions)	Year ended December 31, 2018
Net income(1)(2)	$4,690
Loss from discontinued operations, net of tax	8
Income from continuing operations(1)(2)	4,698
Provision for (benefit from) income taxes(2)	613
Depreciation and amortization	1,241
Interest expense, net	315
EBITDA(3)	$6,867

(1)	Includes after-tax charges for transaction and integration costs associated with the acquisition of A. Schulman of $42 million and $15 million in the third and fourth quarters, respectively.
(2)	Includes a $346 million non-cash benefit from the release of unrecognized tax benefits and associated accrued interest in the second quarter.
(3)	Includes pre-tax charges for transaction and integration costs associated with the acquisition of A. Schulman of $53 million and $20 million in the third and fourth quarters, respectively.

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APPENDIX B:	AMENDED AND RESTATED LYONDELLBASELL INDUSTRIES LONG TERM INCENTIVE PLAN

LYONDELLBASELL INDUSTRIES

~~2017~~ LONG TERM INCENTIVE PLAN

1.	Plan. LyondellBasell Industries N.V. (the “Company”) previously established the LyondellBasell Industries 2010 Long-Term Incentive Plan, effective as of April 30, 2010 (the “Original Date”). The Company hereby amends and restates ~~the~~such Plan effective as of ~~February 16, 2017~~, May 31, 2019 (the “Effective Date”), as set forth herein, and renames the Plan as the LyondellBasell Industries ~~2017~~ Long-Term Incentive Plan (the “Plan”).

2.	Objectives. The purpose of the Plan is to further the interests of the Company and its shareholders by providing incentives in the form of Awards to employees and directors who can contribute materially to the success and profitability of the Company. Such Awards will recognize and reward outstanding performances and individual contributions and give Participants in the Plan an interest in the Company parallel to that of the shareholders, thus enhancing the proprietary and personal interest of such Participants in the Company’s continued success and progress. This Plan will also enable the Company to attract and retain such employees and directors.

3.	Definitions. As used herein, the terms set forth below shall have the following respective meanings:

“Affiliate” means any person or entity that directly or indirectly controls, is controlled by or is under common control with the Company.

“Award” means an Employee Award or a Director Award.

“Award Agreement” means one or more Employee Award Agreements or Director Award Agreements.

“Board” means the ~~Supervisory~~ Board of Directors of the Company.

“Cash Award” means an award denominated in cash.

“Cause” means, in the case of a particular Award, unless the applicable Award Agreement states otherwise, (i) the Company or an Affiliate having “cause” to terminate a Participant’s employment or service, as defined in any employment or consulting agreement between the Participant and the Company or Affiliate in effect at the time of such termination or (ii) in the absence of any such agreement or definition therein, (A) the Participant’s conviction for, plea of guilty or nolo contendere to a felony or its equivalent in accordance with local laws, (B) the Participant’s commission of a material act or omission involving dishonesty or fraud in the course of a Participant’s duties to the Company or an Affiliate, (C) the Participant’s conduct that brings or is reasonably likely to bring the Company or an Affiliate into public disgrace or disrepute and that affects the Company’s or any Affiliate’s business in any material way, (D) the Participant’s continuing and willful failure to perform duties as reasonably directed by the Company or Affiliate (which if curable, is not cured within 10 days after written notice thereof is provided to the Participant) or (E) the Participant’s gross negligence or willful misconduct with respect to the Company or its Affiliates (which, if curable, is not cured within 10 days after written notice thereof is provided to the Participant). Any determination of whether Cause exists shall be made by the Committee in its sole discretion, and following a Change of Control such determination shall not be subject to delegation pursuant to Paragraph 7.

“Change of Control” is defined in Attachment A.

“Code” means the Internal Revenue Code of 1986, as amended from time to time. Reference to the Code shall be deemed to include any regulations or other interpretive guidance.

“Committee” means the Compensation Committee or any committee designated pursuant to Paragraph 7.

“Common Stock” means the Class A ordinary shares of LyondellBasell Industries N.V., par value €0.04 per share.

“Company” means LyondellBasell Industries N.V., and any successor entity.

“Compensation Committee” means the Compensation Committee of the Board or any successor committee of the Board that is designated by the Board to administer certain portions of the Plan.

“Director” means an individual serving as a member of the Board.

“Director Award” means the grant of any Option, SAR, or Stock Award, whether granted singly or in combination, to a Participant who is a Nonemployee Director pursuant to such applicable terms, conditions, and limitations (including treatment as a Performance Award) as may be established in order to fulfill the objectives of the Plan.

“Director Award Agreement” means one or more agreements between the Company and a Nonemployee Director setting forth the terms, conditions, and limitations applicable to a Director Award.

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“Dividend Equivalents” means an amount equal to all dividends and other distributions (or the economic equivalent thereof) that are payable to shareholders of record on a like number of shares of Common Stock. Dividend Equivalents shall not be provided with respect to any Award granted hereunder, except to the extent specifically provided under an Award Agreement and subject to the terms thereof.

“Employee” means any regular employee of a Participating Employer, including any such individual who is assigned to work for a joint venture with an Affiliate.

“Employee Award” means the grant of any Option, SAR, Stock Award, or Cash Award, whether granted singly or in combination, to an Employee pursuant to such applicable terms, conditions, and limitations (including treatment as a Performance Award) as may be established in order to fulfill the objectives of the Plan.

“Employee Award Agreement” means one or more agreements between the Company and an Employee setting forth the terms, conditions, and limitations applicable to an Employee Award.

“Fair Market Value” of a share of Common Stock means, as of a particular date, (i) if shares of Common Stock are listed on a national securities exchange, the final closing sales price per share of the Common Stock on the consolidated transaction reporting system for the principal national securities exchange on which shares of Common Stock are listed on that date, or, if there shall have been no such sale so reported on that date, on the last preceding date on which such a sale was so reported, (ii) if shares of Common Stock are not so listed, the mean between the closing bid and asked price on that date, or, if there are no quotations available for such date, on the last preceding date on which such quotations shall be available, as reported by the OTC Bulletin Board, or, if not reported by the OTC Bulletin Board, by Pink OTC Markets Inc., or (iii) if none of the above are applicable, the fair market value of a share of Common Stock as determined in good faith by the Committee in a manner that complies with the requirements of Section 409A of the Code, if applicable.

“Grant Date” means the date an Award is granted to a Participant pursuant to the Plan. The Grant Date for a substituted award is the grant date of the original award.

“Grant Price” means the price at which a Participant may exercise his or her right to receive cash or Common Stock, as applicable, under the terms of an Award.

“Nonemployee Director” means an individual serving as a member of the Board who is not an Employee.

“Non-Qualified Performance Award” means a Performance Award that is not intended to qualify as qualified performance based compensation under Section 162(m) of the Code, as described in Paragraph 8(e)(i) of this Plan.

“Option” means a right to purchase a specified number of shares of Common Stock at a specified Grant Price.

“Participant” means an Employee or a Director to whom an Award has been granted under this Plan.

“Participating Employer” means the Company, together with any Affiliate of the Company whose Employees are included in the Plan upon authorization of the Committee.

“Performance Award” means an award pursuant to this Plan, including any Option, SAR, Stock Award, or Cash Award, that is subject to the attainment of one or more Performance Goals.

“Performance Goal” means one or more standards established by the Committee to determine in whole or in part whether a Performance Award shall be earned.

“Qualified Performance Award” means a Performance Award made to a Participant who is an Employee that is intended to qualify as qualified performance based compensation under Section 162(m) of the Code, as described in Paragraph 8(e)(ii) of this Plan.

“Restricted Stock” means any shares of Common Stock that are restricted or subject to forfeiture provisions.

“Restricted Stock Unit” means a Stock Unit that is restricted or subject to forfeiture provisions.

“Restriction Period” means a period of time beginning as of the Grant Date of an Award of Restricted Stock or Restricted Stock Units and ending as of the date upon which the Common Stock subject to or evidenced by such Award is no longer restricted or subject to forfeiture provisions.

“Stock Appreciation Right” or “SAR” means a right to receive a payment, in cash or Common Stock, equal to the excess of the Fair Market Value or other specified valuation of a specified number of shares of Common Stock on the date the right is exercised over a specified Grant Price, in each case, as determined by the Committee.

“Stock Award” means an Award in the form of shares of Common Stock or Stock Units, including an award of Restricted Stock or Restricted Stock Units.

“Stock-Based Award Limitations” has the meaning set forth in Paragraph 5.

“Stock Unit” means a unit evidencing the right to receive in specified circumstances one share of Common Stock or equivalent value (as determined by the Committee).

4.	Eligibility.

a.	Employees. All Employees are eligible for the grant of Employee Awards under this Plan in the discretion of the Committee. The Committee in its sole discretion shall designate Employees to be Participants by granting Awards under this Plan. The Committee may grant an Employee Award to an individual whom it expects to become an Employee within the following six months, with the Employee Award subject to the individual’s actually becoming an Employee within that time, and subject to other terms and conditions the Committee establishes.

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b.	Directors. Nonemployee Directors are eligible for the grant of Director Awards under this Plan. The Board in its sole discretion shall designate Nonemployee Directors to be Participants by granting Awards under this Plan.

c.	General. The granting of an Award under the terms of this Plan does not confer upon any Participant any right to any future Award. There is no obligation for uniformity among Participants.

5.	Common Stock Available for Awards. Subject to the provisions of Paragraph ~~18~~19 hereof, no Award shall be granted if it shall result in the aggregate number of shares of Common Stock issued under the Plan plus the number of shares of Common Stock covered by or subject to Awards then outstanding under this Plan (after giving effect to the grant of the Award in question) to exceed 22,000,000.

The number of shares of Common Stock that are the subject of Awards under this Plan that are forfeited or terminated, expire unexercised, are settled in cash in lieu of Common Stock or in a manner such that all or some of the shares covered by an Award are not issued to a Participant or are exchanged for Awards that do not involve Common Stock, shall again immediately become available for Awards hereunder. Shares of Common Stock that are used or withheld to satisfy the Grant Price or tax obligations shall, notwithstanding anything herein to the contrary, not be available again for Awards hereunder. Shares of Common Stock delivered under the Plan as an Award or in settlement of an Award issued or made (a) upon the assumption, substitution, conversion, or replacement of outstanding awards under a plan or arrangement of an entity acquired in a merger or other acquisition or (b) as a post-transaction grant under such a plan or arrangement of an acquired entity shall not reduce or be counted against the maximum number of shares of Common Stock available for delivery under the Plan, to the extent that the exemption for transactions in connection with mergers and acquisitions from the shareholder approval requirements of the New York Stock Exchange for equity compensation plans applies. The Committee may from time to time adopt and observe such rules and procedures concerning the counting of shares against the Plan maximum or any sublimit as it may deem appropriate, including rules more restrictive than those set forth above to the extent necessary to satisfy the requirements of any national stock exchange on which the Common Stock is listed or any applicable regulatory requirement. The Board and the appropriate officers of the Company are authorized to take from time to time whatever actions are necessary, and to file any required documents with governmental authorities, stock exchanges, and transaction reporting systems to ensure that shares of Common Stock are available for issuance pursuant to Awards. Shares of Common Stock delivered by the Company in settlement of Awards may be authorized and unissued shares, shares held in the treasury of the Company, shares purchased on the open market or private purchase, or a combination of the foregoing.

Notwithstanding anything to the contrary contained in this Plan, the following limitations shall apply to any Awards made hereunder:

a.	No Employee may be granted during any calendar year Awards consisting of Options or SARs that are exercisable for more than 5,000,000 shares of Common Stock;

b.	No Employee may be granted during any calendar year Stock Awards covering or relating to more than 1,000,000 shares of Common Stock (the limitation set forth in this clause (b), together with the limitation set forth in clause (a) above, being hereinafter collectively referred to as the “Stock-Based Award Limitations”); and

c.	No Employee may be granted Cash Awards that are intended to constitute Qualified Performance Awards having a maximum payment value in any calendar year in excess of $10,000,000.

6.	Administration.

a.	This Plan shall be administered by the Committee, except as otherwise provided herein.

b.	Subject to the provisions hereof, the Committee shall have full and exclusive power and authority to administer this Plan and to take all actions that are specifically contemplated hereby or are necessary or appropriate in connection with the administration hereof. The Committee shall also have full and exclusive power to interpret this Plan and to adopt such rules, regulations, and guidelines for carrying out this Plan as it may deem necessary or proper. ~~The~~Subject to Paragraph 12 herein, the Committee may, in its discretion, provide for the extension of the exercisability of an Employee Award, accelerate the vesting or exercisability of an Employee Award, eliminate or make less restrictive any restrictions applicable to an Employee Award, waive any restriction or other provision of this Plan (insofar as such provision relates to Employee Awards) or an Employee Award, or otherwise amend or modify an Employee Award in any manner that is either (i) not adverse to the Participant to whom such Employee Award was granted (including in a manner which could result in accelerated or additional tax under Section 409A of the Code) or (ii) consented to by such Participant. Notwithstanding anything herein to the contrary, without the prior approval of the Company’s shareholders, Options or SARs issued under the Plan will not be repriced, replaced, or regranted through cancellation or by decreasing the exercise price of a previously granted Option or SAR, except as expressly provided by the adjustment provisions of Paragraph ~~18.~~19. The Committee may correct any defect or supply any omission or reconcile any inconsistency in this Plan or in any Award in the manner and to the extent the Committee deems necessary or desirable to further the Plan purposes. Any decision of the Committee in the interpretation and administration of this Plan shall lie within its sole and absolute discretion and shall be final, conclusive, and binding on all parties concerned.

c.	No member of the Committee or officer of the Company to whom the Committee has delegated authority in accordance with the provisions of Paragraph 7 of this Plan shall be liable for anything done or omitted to be done by him or her, by any member of the Committee, or by any officer of the Company in connection with the performance of any duties under this Plan, except for his or her own willful misconduct, bad faith, or as expressly provided by statute.

d.	The Board shall have the same powers, duties, and authority to administer the Plan with respect to Director Awards as the Committee retains with respect to Employee Awards.

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7.	Delegation of Authority. Following the authorization of a pool of cash or shares of Common Stock to be available for Awards, the Board or the Committee may authorize a committee of one or more members of the Board, or one or more officers of the Company, to grant individual Employee Awards from such pool pursuant to such conditions or limitations as the Board or the Committee may establish consistent with applicable law. The Committee may delegate to the Chief Executive Officer and to other employees of the Company its administrative duties under this Plan (excluding its granting authority for Awards, other than pursuant to authorization of a pool,) pursuant to such conditions or limitations as the Committee may establish. The Committee may engage or authorize the engagement of a third party administrator to carry out administrative functions under the Plan.

8.	Employee Awards.

The Committee shall determine the type or types of Employee Awards to be made under this Plan and shall designate from time to time the Employees who are to be the recipients of such Awards. Each Employee Award shall be embodied in an Employee Award Agreement, which shall contain such terms, conditions, and limitations as shall be determined by the Committee in its sole discretion and, if required by the Committee, shall be signed by the Participant to whom the Employee Award is granted and signed for and on behalf of the Company. Employee Awards may consist of those listed in this Paragraph 8 and may be granted singly or in combination. Employee Awards may also be granted in combination with, in replacement of (subject to the last sentence of Paragraph ~~16~~17), or as alternatives to, grants or rights under this Plan or any other employee plan of the Company or any Participating Employer, including the plan of any acquired entity. Subject to the immediately following Clauses a. and b., an Employee Award may provide for the grant or issuance of additional, replacement, or alternative Employee Awards upon the occurrence of specified events, including the exercise of the original Employee Award granted to a Participant. All or part of an Employee Award may be subject to conditions established by the Committee, which may include, but are not limited to, continuous service with the Company and the Participating Employers, achievement of specific business objectives, items referenced in Clause e. below, and other comparable measurements of performance. Upon the termination of employment by a Participant who is an Employee, any unexercised, deferred, unvested, or unpaid Employee Awards shall be treated as set forth in the applicable Employee Award Agreement or as otherwise specified by the Committee. Notwithstanding the foregoing, any Award that constitutes a “stock right” within the meaning of Section 409A of the Code shall only be granted to Participants with respect to whom the Company is an “eligible issuer of service recipient stock” under Section 409A of the Code.

a.	Options. An Employee Award may be in the form of an Option. The Grant Price of an Option shall be not less than the Fair Market Value of the Common Stock subject to such Option on the Grant Date. The term of the Option shall extend no more than 10 years after the Grant Date. Options may not include provisions that “reload” the Option upon exercise. Subject to the foregoing provisions, the terms, conditions, and limitations applicable to any Options awarded to Employees pursuant to this Plan, including the Grant Price, the term of the Options, the number of shares subject to the Option, and the date or dates upon which they become exercisable, shall be determined by the Committee.

b.	Stock Appreciation Rights. An Employee Award may be in the form of an SAR. On the Grant Date, the Grant Price of an SAR shall be not less than the Fair Market Value of the Common Stock subject to such SAR. The exercise period for an SAR shall extend no more than 10 years after the Grant Date. SARs may not include provisions that “reload” the SAR upon exercise. Subject to the foregoing provisions, the terms, conditions, and limitations applicable to any SARs awarded to Employees pursuant to this Plan, including the Grant Price, the term of any SARs, and the date or dates upon which they become exercisable, shall be determined by the Committee.

c.	Stock Awards. An Employee Award may be in the form of a Stock Award. The terms, conditions and limitations applicable to any Stock Awards granted pursuant to this Plan shall be determined by the Committee.

d.	Cash Awards. An Employee Award may be in the form of a Cash Award. The terms, conditions, and limitations applicable to any Cash Awards granted pursuant to this Plan shall be determined by the Committee.

e.	Performance Awards. Without limiting the type or number of Employee Awards that may be made under the other provisions of this Plan, an Employee Award may be in the form of a Performance Award. The terms, conditions and limitations applicable to any Performance Awards granted to Participants pursuant to this Plan shall be determined by the Committee. The Committee shall set Performance Goals in its discretion which, depending on the extent to which they are met, will determine the value and/or amount of Performance Awards that will be paid out to the Participant and/or the portion of an Award that may be exercised.

i.	Non-Qualified Performance Awards. Performance Awards granted to Employees that are not intended to qualify as qualified performance based compensation under Section 162(m) of the Code shall be based on achievement of such goals and be subject to such terms, conditions and restrictions as the Committee shall determine.

ii.	Qualified Performance Awards. Performance Awards granted to Employees under this Plan that are intended to qualify as qualified performance based compensation under Section 162(m) of the Code (other than Options and SARs) shall be paid, vest or otherwise become deliverable solely on account of the attainment of one or more objective Performance Goals established by the Committee prior to the earlier to occur of (x) 90 days after the commencement of the period of service to which the Performance Goal relates or (y) the lapse of 25% of the period of service (as scheduled in good faith at the time the goal is established), and in any event while the outcome is substantially uncertain. A Performance Goal is objective if a third party having knowledge of the relevant facts could determine whether the goal is met. The business criteria that will be used to establish the Performance Goals shall be based on the attainment of specific levels of performance by the Employee, one or more business segments, units, or divisions of the Company, or the Company as a whole, and, if so desired by the Committee, by comparison with a peer group of companies (or a combination of these), and shall be limited to the following:

■	Cash flow measures (including but not limited to before or after tax cash flow, cash flow per share, cash flow return on capital, net cash flow or attainment of working capital levels);

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■	Expense measures (including but not limited to overhead cost, research and development expense, general and administrative expense and improvement in or attainment of expense levels);
■	Income measures (including but not limited to net income and income before or after taxes);
■	Operating measures (including operating income, funds from operations, cash from operations, after-tax operating income, net operating profit after tax, operating efficiency, production volumes and production efficiency);
■	Return measures (including but not limited to return on capital employed, return on equity, return on investment and return on assets);
■	Stock price measures (including but not limited to price per share, growth measures and total stockholder return);
■	Earnings per share (actual or targeted growth);
■	Earnings before interest, taxes, depreciation, and amortization (“EBITDA”);
■	Net earnings;
■	Market share;
■	Debt to equity ratio;
■	Debt reduction;
■	Acquisition of financings;
■	Economic value added (or an equivalent metric);
■	Cash available for distribution;
■	Cash available for distribution per share;
■	Operating income;
■	Margins;
■	Obtaining regulatory approvals;
■	Revenue or sales;
■	Total market value;
■	Reliability;
■	Productivity;
■	Corporate values measures (including but not limited to diversity commitment, ethics compliance, environmental and safety, product liability claims).

f.	Unless otherwise stated, such a Performance Goal need not be based upon an increase or positive result under a particular business criterion and could include, for example, maintaining the status quo or limiting economic losses (measured, in each case, by reference to specific business criteria). In interpreting Plan provisions applicable to Performance Goals for Qualified Performance Awards, it is the intent of this Plan to conform with the standards of Section 162(m) of the Code and Treasury Regulation §1.162-27(e)(2)(i), as to grants to those Employees whose compensation is, or is likely to be, subject to Section 162(m) of the Code, and the Committee in establishing such goals and interpreting this Plan shall be guided by such provisions. Prior to the payment of any compensation based on the achievement of Performance Goals for Qualified Performance Awards, the Committee must certify in writing that applicable Performance Goals and any of the material terms thereof were, in fact, satisfied. Subject to the foregoing provisions, the terms, conditions and limitations applicable to any Qualified Performance Awards made pursuant to this Plan shall be determined by the Committee.

9.	Director Awards.

The Board may grant Director Awards to Nonemployee Directors of the Company from time to time in accordance with this Paragraph 9. Director Awards may consist of those listed in this Paragraph 9 and may be granted singly or in combination. Each Director Award may, in the discretion of the Board, be embodied in a Director Award Agreement, which shall contain such terms, conditions, and limitations as shall be determined by the Board in its sole discretion and, if required by the Board, shall be signed by the Participant to whom the Director Award is granted and signed for and on behalf of the Company.

a.	Options. A Director Award may be in the form of an Option. The Grant Price of an Option shall be not less than the Fair Market Value of the Common Stock subject to such Option on the Grant Date. In no event shall the term of the Option extend more than 10 years after the Grant Date. Options may not include provisions that “reload” the option upon exercise. Subject to the foregoing provisions, the terms, conditions, and limitations applicable to any Options awarded to Participants pursuant to this Paragraph 9, including the Grant Price, the term of the Options, the number of shares subject to the Option and the date or dates upon which they become exercisable, shall be determined by the Board.

b.	Stock Appreciation Rights. A Director Award may be in the form of an SAR. On the Grant Date, the Grant Price of an SAR shall be not less than the Fair Market Value of the Common Stock subject to such SAR. The exercise period for an SAR shall extend no more than 10 years after the Grant Date. SARs may not include provisions that “reload” the SAR upon exercise. Subject to the foregoing provisions, the terms, conditions, and limitations applicable to any SARs awarded to Nonemployee Directors pursuant to this Plan, including the Grant Price, the term of any SARs, and the date or dates upon which they become exercisable, shall be determined by the Board.

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c.	Stock Awards. A Director Award may be in the form of a Stock Award. Any terms, conditions, and limitations applicable to any Stock Awards granted to a Nonemployee Director pursuant to this Plan, including but not limited to rights to Dividend Equivalents, shall be determined by the Board.

d.	Performance Awards. Without limiting the type or number of Director Awards that may be made under the other provisions of this Plan, a Director Award may be in the form of a Performance Award. Any additional terms, conditions, and limitations applicable to any Performance Awards granted to a Nonemployee Director pursuant to this Plan shall be determined by the Board. The Board shall set Performance Goals in its discretion which, depending on the extent to which they are met, will determine the value and/or amount of Performance Awards that will be paid out to the Nonemployee Director.

10.	Change of Control. Notwithstanding any other provisions of the Plan, including Paragraphs 8 and 9 hereof, unless treatment of an Award upon Change of Control is otherwise expressly addressed in the applicable Award Agreement, in the event of a Change of Control during a Participant’s employment (or service as a Nonemployee Director) with the Company or a Participating Employer, followed within one year by the involuntary termination of employment of such Participant for any reason other than Cause (or separation from service of such Nonemployee Director), (i) each Award granted under this Plan to the Participant shall become immediately vested and fully exercisable and any restrictions applicable to the Award shall lapse and (ii) if the Award is an Option or SAR and has not been cancelled pursuant to the terms of the Plan, such Award shall remain exercisable until the expiration of the term of the Award. Notwithstanding the foregoing, with respect to any Stock Unit or Restricted Stock Unit or other Award that vests, pursuant to the terms of the Award Agreement, solely upon a Change of Control and that constitutes a “nonqualified deferred compensation plan” within the meaning of Section 409A of the Code, the settlement of such Award pursuant to this Paragraph 10 shall only occur upon the Change of Control if such Change of Control constitutes a “change in control event” within the meaning of Treasury Regulation § 1.409A-3(i)(5). For purposes of this Paragraph 10, an involuntary termination shall include constructive termination of employment for good reason, which shall have the meaning set forth in the Award Agreement or, if not otherwise defined, shall mean the occurrence, without the Participant’s express written consent, of a material diminution in the Participant’s employment duties, responsibilities or authority, any material reduction in the Participant’s base salary or targeted incentive compensation, or any relocation of the Participant’s principal place of employment as of the date of the Change of Control of more than 100 miles, following which (i) the Participant provides written notice of the existence of the condition within 90 days after its existence (ii) the Company and its Affiliates fail to cure the condition within 30 days after receipt of the notice, and (iii) the Participant terminates employment within twelve months after the Change of Control.

11.	Non-United States Participants. The Committee may grant Awards to eligible persons outside the United States under such terms and conditions as may, in the judgment of the Committee, be necessary or advisable to comply with the laws of the applicable foreign jurisdictions and, to that end, may establish sub-plans, modified option exercise procedures, and other terms and procedures. Notwithstanding the above, the Committee may not take any actions hereunder, and no Awards shall be granted, that would violate the Exchange Act, the Code, any securities law, any governing statute, or any other applicable law. ~~For purposes of paying Awards to persons outside the United States, the currency exchange rate shall be determined using the published intercompany exchange rate in effect for the month in which the payment is to be made; provided that if such rate has not been determined at the time the payment is processed, the currency exchange rate shall be determined by using the published intercompany exchange rate for the prior month.~~

12.	Minimum Vesting. Awards granted after the Effective Date shall be subject to a minimum vesting period of 12 months from the Grant Date. Notwithstanding the foregoing, the minimum vesting schedule shall not apply to: (a) Awards that vest in connection with a Participant’s death, disability, retirement, involuntary termination not for Cause or pursuant to Section 10 herein; and (b) Awards with underlying shares totaling less than five percent of the total number of shares remaining available for issuance under the Plan pursuant to Section 5 immediately following the Effective Date.

13.	~~12.~~ Payment of Awards.

a.	General. Payment made to a Participant pursuant to an Award may be made in the form of cash or Common Stock, or a combination thereof as the Committee may determine, and may include such restrictions as the Committee shall determine, including, in the case of Common Stock, restrictions on transfer and forfeiture provisions. Any certificates evidencing shares of Restricted Stock (to the extent that such shares are so evidenced) shall contain appropriate legends and restrictions that describe the terms and conditions of the restrictions applicable thereto.

b.	Deferral. With the approval of the Committee and in a manner which is intended to either (i) comply with Section 409A of the Code or (ii) not cause an Award to become subject to Section 409A of the Code, amounts payable to U.S. Participants in respect of Awards may be deferred and paid either in the form of installments or as a lump-sum payment.

c.	Dividends, Earnings, and Interest. Rights to dividends or Dividend Equivalents may be extended to and made part of any Stock Award, subject to such terms, conditions, and restrictions as the Committee may establish. The Committee may also establish rules and procedures for the crediting of interest or other earnings on deferred cash payments and Dividend Equivalents for Stock Awards.

d.	Cash-out of Awards. At the discretion of the Committee, an Award settled under Paragraph ~~12~~13(a) may be settled by a cash payment in an amount that the Board shall determine in its sole discretion is equal to the fair market value of such Award (which, in the case of an Option or SAR, may be the excess, if any, of the Fair Market Value of the Common Stock subject to such Award over Grant Price of such Award).

14.	~~13.~~ Option Exercise. The Grant Price of an Option shall be paid in full at the time of exercise in cash or, if permitted by the Committee and elected by the optionee, the optionee may purchase such shares by means of tendering Common Stock or surrendering a separate Award valued at Fair Market Value on the date of exercise, or any combination thereof (provided that such tendered or surrendered shares or Award do not result in adverse accounting treatment to the Company and such shares or Award are not subject to any pledge or security interest). The Committee shall determine acceptable methods for Participants who are Employees to tender Common Stock or other Employee Awards. The Committee may provide for procedures to permit the exercise or purchase of such Awards by use of

LYONDELLBASELL 2019 PROXY STATEMENT    B-6

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the proceeds to be received from the sale of Common Stock issuable pursuant to an Award. The Committee may also provide that an Option may be exercised by a “net-share settlement” method for exercising outstanding Options, whereby the exercise price thereof and/or any tax withholding thereon are satisfied by withholding from the delivery of the shares as to which such Option is exercised a number of shares having a fair market value equal to the applicable exercise price and/or the amount of any tax withholding, canceling such withheld number, and delivering the remainder. The Committee may adopt additional rules and procedures regarding the exercise of Options from time to time, provided that such rules and procedures are not inconsistent with the provisions of this Paragraph ~~13.~~14.

15.	~~14.~~ Taxes. The Company or its designated third party administrator shall have the right to deduct applicable taxes from any Award payment and withhold, at the time of delivery or vesting of cash or shares of Common Stock under this Plan, an appropriate amount of cash or number of shares of Common Stock or a combination thereof for payment of taxes or other amounts required by law or to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for withholding of such taxes. The Committee may also permit withholding to be satisfied by the transfer to the Company of shares of Common Stock theretofore owned by the holder of the Employee Award with respect to which withholding is required. If shares of Common Stock are transferred by the Participant to satisfy tax withholding, such shares must not be subject to any pledge or other security interest, must not result in adverse accounting treatment to the Company, and shall be valued based on the Fair Market Value when the tax withholding is required to be made.

16.	~~15.~~ Expatriate Participants. Grants of Awards and payments of Awards made to expatriate Participants will be, pursuant to the applicable expatriate assignment policy of the Participating Employer, tax normalized based on typical income taxes and social security taxes in the expatriate Participant’s home country relevant to the expatriate Participant’s domestic circumstances.

17.	~~16.~~ Amendment, Modification, Suspension, or Termination of the Plan and Awards. The Board may amend, modify, suspend, or terminate this Plan and any Award made thereunder at any time and for any reason, except that (i) no amendment or alteration that would adversely affect the rights of any Participant under any Award previously granted to such Participant shall be made without the consent of such Participant and (ii) no amendment or alteration shall be effective prior to its approval by the shareholders of the Company to the extent such approval is required by applicable legal requirements or the applicable requirements of the securities exchange on which the Company’s Common Stock is listed. Notwithstanding anything herein to the contrary, without the prior approval of the Company’s shareholders~~,~~: Options or SARs issued under the Plan will not be repriced, replaced, or regranted through cancellation or by decreasing the Grant Price of a previously granted Option or SAR, except as expressly provided by the adjustment provisions of Paragraph ~~18.~~19, and (ii) Options or SARs may not be repurchased by the Company for cash or other consideration at a time when the exercise price under such Options or SARs is less than the Fair Market Value of the Common Stock subject to such Award.

18.	~~17.~~ Assignability. Unless otherwise determined by the Committee and provided in an Award Agreement or the terms of an Award, no Award or any other benefit under this Plan shall be assignable or otherwise transferable except by will, by beneficiary designation, or by the laws of descent and distribution. In the event that a beneficiary designation conflicts with an assignment by will or the laws of descent and distribution, the beneficiary designation will prevail. The Committee may prescribe and include in applicable Award Agreements or the terms of the Award other restrictions on transfer. Any attempted assignment of an Award or any other benefit under this Plan in violation of this Paragraph ~~17~~18 shall be null and void.

19.	~~18.~~ Adjustments.

a.	The existence of outstanding Awards shall not affect in any manner the right or power of the Company or its shareholders to make or authorize any or all adjustments, recapitalizations, reorganizations, or other changes in the capital stock of the Company or its business or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stock (whether or not such issue is prior to, on a parity with or junior to the existing Common Stock), or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding of any kind, whether or not of a character similar to that of the acts or proceedings enumerated above.

b.	In the event of any subdivision or consolidation of outstanding shares of Common Stock, declaration of a dividend payable in shares of Common Stock or other stock split, recapitalization or capital reorganization of the Company, consolidation or merger of the Company with another corporation or entity, the adoption by the Company of any plan of exchange affecting Common Stock or any distribution to holders of Common Stock of securities or property (including cash dividends that the Board determines are not in the ordinary course of business but excluding normal cash dividends or dividends payable in Common Stock), the Board shall make such adjustments as it determines, in its sole discretion, appropriate to (x) the number and kind of shares of Common Stock or other securities reserved under this Plan and (y)(i) the number and kind of shares of Common Stock or other securities covered by Awards, (ii) the Grant Price or other price in respect of such Awards, (iii) the Stock-Based Award Limitations and (iv) the appropriate Fair Market Value and other price determinations for such Awards to reflect such transaction. In the event of a corporate merger, consolidation, acquisition of assets or stock, separation, reorganization, or liquidation, the Board shall be authorized (x) to assume under the Plan previously issued compensatory awards, or to substitute new Awards for previously issued compensatory awards, including Awards, as part of such adjustment; (y) to cancel Awards that are Options or SARs and give the Participants who are the holders of such Awards notice and opportunity to exercise for 15 days prior to such cancellation; or (z) to cancel any such Awards and to deliver to the Participants cash in an amount that the Board shall determine in its sole discretion is equal to the fair market value of such Awards on the date of such event, which in the case of Options or SARs shall be the excess, if any, of the Fair Market Value of Common Stock on such date over the Grant Price of such Award.

c.	Notwithstanding the foregoing: (i) any adjustments made pursuant to Paragraph ~~18~~19 to Awards that are considered “deferred compensation” within the meaning of Section 409A of the Code shall be made in a manner which is intended to not result in accelerated or additional tax to a Participant pursuant to Section 409A of the Code; (ii) any adjustments made pursuant to Paragraph ~~18~~19 to Awards that are not considered “deferred compensation” subject to Section 409A of the Code shall be made in such a manner intended to ensure that after such adjustment, the Awards either (A) continue not to be subject to Section 409A of the Code or (B) do not result

LYONDELLBASELL 2019 PROXY STATEMENT    B-7

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in accelerated or additional tax to a Participant pursuant to Section 409A of the Code; and (iii) in any event, neither the Committee nor the Board shall have the authority to make any adjustments pursuant to Paragraph ~~18~~19 to the extent the existence of such authority would cause an Award that is not intended to be subject to Section 409A of the Code at the Grant Date to be subject thereto as of the Grant Date.

20.	~~19.~~ Restrictions. No Common Stock or other form of payment shall be issued with respect to any Award unless the Company shall be satisfied based on the advice of its counsel that such issuance will be in compliance with applicable federal and state securities laws. Any certificates evidencing shares of Common Stock delivered under this Plan (to the extent that such shares are so evidenced) may be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any securities exchange or transaction reporting system upon which the Common Stock is then listed or to which it is admitted for quotation and any applicable federal or state securities law. The Committee may cause a legend or legends to be placed upon such certificates (if any) to make appropriate reference to such restrictions.

21.	~~20.~~ Unfunded Plan. This Plan shall be unfunded. Although bookkeeping accounts may be established with respect to Participants under this Plan, any such accounts shall be used merely as a bookkeeping convenience, including bookkeeping accounts established by a third party administrator retained by the Company to administer the Plan. The Company shall not be required to segregate any assets for purposes of this Plan or Awards hereunder, nor shall the Company, the Board or the Committee be deemed to be a trustee of any benefit to be granted under this Plan. Any liability or obligation of the Company to any Participant with respect to an Award under this Plan shall be based solely upon any contractual obligations that may be created by this Plan and any Award Agreement or the terms of the Award, and no such liability or obligation of the Company shall be deemed to be secured by any pledge or other encumbrance on any property of the Company. Neither the Company nor the Board nor the Committee shall be required to give any security or bond for the performance of any obligation that may be created by this Plan.

22.	~~21.~~ Right to Employment; Claims to Award. Nothing in the Plan or an Award Agreement shall interfere with or limit in any way the right of the Company or any Participating Employer to terminate any Participant’s employment or other service relationship at any time, or confer upon any Participant any right to continue in the capacity in which he or she is employed or otherwise serves the Company or any Participating Employer. Nothing in the Plan confers upon any Employee or Director of the Company or an Affiliate, or other person, any claim or right to be granted an Award under the Plan, or, having been selected for the grant of an Award, to be selected for a grant of any other Award.

23.	~~22.~~ Successors. All obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

24.	~~23.~~ Governing Law. This Plan and all determinations made and actions taken pursuant hereto, to the extent not otherwise governed by mandatory provisions of the Code or the securities laws of the United States, shall be governed by and construed in accordance with the laws of the State of Texas without regard to conflicts of law principles.

25.	~~24.~~ Limitation on Parachute Payments. In the event the Award Agreement or any other agreement between the Participant and a Participating Employer does not contain any contrary provision regarding the method of avoiding or mitigating the impact of the golden parachute excise tax under Section 4999 of the Code on the Participant, then, notwithstanding any contrary provision of this Plan, if the aggregate present value of all parachute payments payable to or for the benefit of a Participant, whether payable pursuant to this Plan or otherwise, to the extent necessary, any Awards under the Plan shall be reduced in order that this limit not be exceeded, but only if, by reason of such reduction, the net after-tax benefit to the Participant shall exceed the net after-tax benefit if such reduction, together with all other reductions of parachute payments otherwise applicable, were not made. For purposes of this Paragraph 24, the terms “parachute payment,” “base amount” and “present value” shall have the meanings assigned thereto under Section 280G of the Code. It is the intention of this Paragraph 24 to avoid excise taxes on the Participant under Section 4999 of the Code or the disallowance of a deduction to the Company pursuant to Section 280G of the Code.

26.	~~25.~~ Section 409A. It is the intention of the Company that Awards granted under the Plan either (i) shall not be “nonqualified deferred compensation” subject to Section 409A of the Code, or (ii) shall meet the requirements of Section 409A of the Code such that no Participant shall be subject to tax pursuant to Section 409A of the Code in respect thereof, and the Plan and the terms and conditions of all Awards shall be interpreted accordingly. Notwithstanding any other provision of the Plan to the contrary, any payments (whether in cash, shares of Common Stock, or other property) with respect to any Award that constitutes “nonqualified deferred compensation” subject to Section 409A of the Code, to be made upon a Participant’s termination of employment shall be made no earlier than (A) the first day of the seventh month following the Participant’s “separation from service” (within the meaning of Section 409A of the Code) and (B) the Participant’s death if at the time of such termination of employment the Participant is a “specified employee,” within the meaning of Section 409A of the Code (as determined by the Company in accordance with its uniform policy with respect to all arrangements subject to Section 409A of the Code).

27.	~~26. Effectiveness and Term~~Effective Date. The Plan is restated effective as of ~~February 16, 2017. No Award shall be made under the Plan after April 30, 2020.~~ the Effective Date.

28.	~~27.~~ No Rights as Stockholder. Except as otherwise specifically provided in the Plan or an Award Agreement, no person shall be entitled to the privileges of ownership in respect of shares of Common Stock that are subject to Awards until such time as such shares have been issued or delivered to that person.

29.	~~28.~~ Miscellaneous. Pronouns and other words in respect of gender shall be interpreted to refer to both genders, and the titles and headings of the sections in the Plan and Award Agreements are for convenience of reference only. In the event of any conflict, the text of the Plan (or applicable Award Agreement), rather than such titles and headings, shall control.

LYONDELLBASELL 2019 PROXY STATEMENT    B-8

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Attachment “A”

“Change of Control”

The following definitions apply to the Change of Control provision in Paragraph 10 of the foregoing Plan.

“Affiliate” shall have the meaning ascribed to such term in Rule 12b-2 of the General Rules and Regulations under the Exchange Act, as in effect at the time of determination.

“Associate” shall mean, with reference to any Person, (a) any corporation, firm, partnership, association, unincorporated organization, or other entity (other than the Company or a subsidiary of the Company) of which such Person is an officer or general partner (or officer or general partner of a general partner) or is, directly or indirectly, the Beneficial Owner of 10% or more of any class of equity securities, (b) any trust or other estate in which such Person has a substantial beneficial interest or as to which such Person serves as trustee or in a similar fiduciary capacity, and (c) any relative or spouse of such Person, or any relative of such spouse, who has the same home as such Person.

“Beneficial Owner” shall mean, with reference to any securities, any Person if:

a.	such Person or any of such Person’s Affiliates and Associates, directly or indirectly, is the “beneficial owner” of (as determined pursuant to Rule 13d-3 of the General Rules and Regulations under the Exchange Act, as in effect at the time of determination) such securities or otherwise has the right to vote or dispose of such securities;

b.	such Person or any of such Person’s Affiliates and Associates, directly or indirectly, has the right or obligation to acquire such securities (whether such right or obligation is exercisable or effective immediately or only after the passage of time or the occurrence of an event) pursuant to any agreement, arrangement, or understanding (whether or not in writing) or upon the exercise of conversion rights, exchange rights, other rights, warrants, or options, or otherwise; provided, however, that a Person shall not be deemed the Beneficial Owner of, or to “beneficially own,” (i) securities tendered pursuant to a tender or exchange offer made by such Person or any of such Person’s Affiliates or Associates until such tendered securities are accepted for purchase or exchange or (ii) securities issuable upon exercise of Exempt Rights; or

c.	such Person or any of such Person’s Affiliates or Associates (i) has any agreement, arrangement or understanding (whether or not in writing) with any other Person (or any Affiliate or Associate thereof) that beneficially owns such securities for the purpose of acquiring, holding, voting (except as set forth in the proviso to subsection (a) of this definition) or disposing of such securities or (ii) is a member of a group (as that term is used in Rule 13d-5(b) of the General Rules and Regulations under the Exchange Act) that includes any other Person that beneficially owns such securities;

provided, however, that nothing in this definition shall cause a Person engaged in business as an underwriter of securities to be the Beneficial Owner of, or to “beneficially own,” any securities acquired through such Person’s participation in good faith in a firm commitment underwriting until the expiration of 40 days after the date of such acquisition. For purposes hereof, “voting” a security shall include voting, granting a proxy, consenting or making a request or demand relating to corporate action (including, without limitation, a demand for a shareholder list, to call a shareholder meeting, or to inspect corporate books and records), or otherwise giving an authorization (within the meaning of Section 14(a) of the Exchange Act) in respect of such security.

The terms “beneficially own” and “beneficially owning” shall have meanings that are correlative to this definition of the term “Beneficial Owner.”

“Board” shall have the meaning set forth in the foregoing Plan.

“Change of Control” shall mean any of the following occurring after the ~~Effective~~Original Date:

a.	any Person (other than an Exempt Person) shall become the Beneficial Owner of 50% or more of the shares of Common Stock then outstanding or 50% or more of the combined voting power of the Voting Stock of the Company then outstanding; provided, however, that no Change of Control shall be deemed to occur for purposes of this subsection (a) if such Person shall become a Beneficial Owner of 50% or more of the shares of Common Stock or 50% or more of the combined voting power of the Voting Stock of the Company solely as a result of (i) an Exempt Transaction or (ii) an acquisition by a Person pursuant to a reorganization, merger, or consolidation, if, following such reorganization, merger, or consolidation, the conditions described in clauses (i), (ii), and (iii) of subsection (c) of this definition are satisfied;

b.	individuals who, as of the ~~Effective~~Original Date, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the ~~Effective~~Original Date whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board; provided, further, that there shall be excluded, for this purpose, any such individual whose initial assumption of office occurs as a result of any actual or threatened Election Contest that is subject to the provisions of Rule 14a-11 of the General Rules and Regulations under the Exchange Act;

c.	the Company shall consummate a reorganization, merger, or consolidation, in each case, unless, following such reorganization, merger, or consolidation, (i) 50% or more of the then outstanding shares of common stock of the corporation, or common equity securities of an entity other than a corporation, resulting from such reorganization, merger, or consolidation and the combined voting power of the then outstanding Voting Stock of such corporation or other entity are beneficially owned, directly or indirectly, by all or substantially

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all of the Persons who were the Beneficial Owners of the outstanding Common Stock immediately prior to such reorganization, merger, or consolidation in substantially the same proportions as their ownership, immediately prior to such reorganization, merger, or consolidation, of the outstanding Common Stock, (ii) no Person (excluding any Exempt Person or any Person beneficially owning, immediately prior to such reorganization, merger, or consolidation, directly or indirectly, 50% or more of the Common Stock then outstanding or 50% or more of the combined voting power of the Voting Stock of the Company then outstanding) beneficially owns, directly or indirectly, 50% or more of the then outstanding shares of common stock of the corporation, or common equity securities of an entity other than a corporation, resulting from such reorganization, merger, or consolidation or the combined voting power of the then outstanding Voting Stock of such corporation or other entity, and (iii) at least a majority of the members of the board of directors of the corporation, or the body which is most analogous to the board of directors of a corporation if not a corporation, resulting from such reorganization, merger, or consolidation were members of the Incumbent Board at the time of the initial agreement or initial action by the Board providing for such reorganization, merger, or consolidation; or

d.	(i) complete liquidation or dissolution of the Company unless such liquidation or dissolution is approved as part of a plan of liquidation and dissolution involving a sale or disposition of all or substantially all of the assets of the Company to a corporation with respect to which, following such sale or other disposition, all of the requirements of clauses (ii)(A), (B), and (C) of this subsection (d) are satisfied, or (ii) the Company shall consummate the sale or other disposition of all or substantially all of the assets of the Company, other than to a corporation or other entity, with respect to which, following such sale or other disposition, (A) 50% or more of the then outstanding shares of common stock of such corporation, or common equity securities of an entity other than a corporation, and the combined voting power of the Voting Stock of such corporation or other entity is then beneficially owned, directly or indirectly, by all or substantially all of the Persons who were the Beneficial Owners of the outstanding Common Stock immediately prior to such sale or other disposition in substantially the same proportion as their ownership, immediately prior to such sale or other disposition, of the outstanding Common Stock, (B) no Person (excluding any Exempt Person and any Person beneficially owning, immediately prior to such sale or other disposition, directly or indirectly, 50% or more of the Common Stock then outstanding or 50% or more of the combined voting power of the Voting Stock of the Company then outstanding) beneficially owns, directly or indirectly, 50% or more of the then outstanding shares of common stock of such corporation, or common equity securities of an entity other than a corporation, and the combined voting power of the then outstanding Voting Stock of such corporation or other entity, and (C) at least a majority of the members of the board of directors of such corporation, or the body which is most analogous to the board of directors of a corporation if not a corporation, were members of the Incumbent Board at the time of the initial agreement or initial action of the Board providing for such sale or other disposition of assets of the Company.

“Common Stock” shall have the meaning set forth in the foregoing Plan.

“Company” shall have the meaning set forth in the foregoing Plan.

“Election Contest” shall mean a solicitation of proxies of the kind described in Rule 14a-12(c) under the Exchange Act.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Exempt Person” shall mean any of the Company, any subsidiary of the Company, any employee benefit plan of the Company or any subsidiary of the Company, and any Person organized, appointed or established by the Company for or pursuant to the terms of any such plan.

“Exempt Rights” shall mean any rights to purchase shares of Common Stock or other Voting Stock of the Company if at the time of the issuance thereof such rights are not separable from such Common Stock or other Voting Stock (i.e., are not transferable otherwise than in connection with a transfer of the underlying Common Stock or other Voting Stock), except upon the occurrence of a contingency, whether such rights exist as of the ~~Effective~~Original Date or are thereafter issued by the Company as a dividend on shares of Common Stock or other Voting Securities or otherwise.

“Exempt Transaction” shall mean an increase in the percentage of the outstanding shares of Common Stock or the percentage of the combined voting power of the outstanding Voting Stock of the Company beneficially owned by any Person solely as a result of a reduction in the number of shares of Common Stock then outstanding due to the repurchase of Common Stock or Voting Stock by the Company, unless and until such time as (a) such Person or any Affiliate or Associate of such Person shall purchase or otherwise become the Beneficial Owner of additional shares of Common Stock constituting 1% or more of the then outstanding shares of Common Stock or additional Voting Stock representing 1% or more of the combined voting power of the then outstanding Voting Stock, or (b) any other Person (or Persons) who is (or collectively are) the Beneficial Owner of shares of Common Stock constituting 1% or more of the then outstanding shares of Common Stock or Voting Stock representing 1% or more of the combined voting power of the then outstanding Voting Stock shall become an Affiliate or Associate of such Person.

“Person” shall mean any individual, firm, corporation, partnership, association, trust, unincorporated organization, or other entity.

“Voting Stock” shall mean, (i) with respect to a corporation, all securities of such corporation of any class or series that are entitled to vote generally in the election of, or to appoint by contract, directors of such corporation (excluding any class or series that would be entitled so to vote by reason of the occurrence of any contingency, so long as such contingency has not occurred) and (ii) with respect to an entity which is not a corporation, all securities of any class or series that are entitled to vote generally in the election of, or to appoint by contract, members of the body which is most analogous to the board of directors of a corporation.

LYONDELLBASELL 2019 PROXY STATEMENT    B-10

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lyondellbasell

LYONDELLBASELL INDUSTRIES N.V.
DELFTSEPLEIN 27E
3013 AA ROTTERDAM
THE NETHERLANDS

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on May 29, 2019 for shares held directly and by 11:59 p.m. Eastern Time on May 27, 2019 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on May 29, 2019 for shares held directly and by 11:59 p.m. Eastern Time on May 27, 2019 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E75883-P23660

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

LYONDELLBASELL INDUSTRIES N.V.

The Board of Directors recommends you vote FOR the following proposals:

1. Election of Directors

		For	Against	Withhold
1a.	Jacques Aigrain	☐	☐	☐
1b.	Lincoln Benet	☐	☐	☐
1c.	Jagjeet (Jeet) Bindra	☐	☐	☐
1d.	Robin Buchanan	☐	☐	☐
1e.	Stephen Cooper	☐	☐	☐
1f.	Nance Dicciani	☐	☐	☐
1g.	Claire Farley	☐	☐	☐
1h.	Isabella (Bella) Goren	☐	☐	☐
1i.	Michael Hanley	☐	☐	☐
1j.	Albert Manifold	☐	☐	☐
1k.	Bhavesh (Bob) Patel	☐	☐	☐
1l.	Rudy van der Meer	☐	☐	☐

		For	Against	Abstain
2.	Discharge of Executive Director and Members of the (Prior) Management Board from Liability	☐	☐	☐
3.	Discharge of Non-Executive Directors and Members of the (Prior) Supervisory Board from Liability	☐	☐	☐
4.	Adoption of 2018 Dutch Statutory Annual Accounts	☐	☐	☐
5.	Appointment of PricewaterhouseCoopers Accountants N.V. as the Auditor of our 2019 Dutch Statutory Annual Accounts	☐	☐	☐
6.	Ratification of PricewaterhouseCoopers LLP as our Independent Registered Public Accounting Firm	☐	☐	☐
7.	Advisory Vote Approving Executive Compensation (Say-on-Pay)	☐	☐	☐
8.	Ratification and Approval of Dividends	☐	☐	☐
9.	Authorization to Conduct Share Repurchases	☐	☐	☐
10.	Amendment of Long Term Incentive Plan	☐	☐	☐

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

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Important Notice Regarding Internet Availability of Proxy Materials for the Annual Meeting:
Notice and Proxy Statement/Annual Report including 10-K are available at *www.proxyvote.com*.

E75884-P23660

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
ANNUAL GENERAL MEETING OF SHAREHOLDERS
MAY 31, 2019

The undersigned hereby appoints Bhavesh (Bob) Patel, Jeffrey Kaplan and Charity Kohl, or any of them, as proxies, each with full power of substitution, and hereby authorizes them to represent and to vote all of the ordinary shares of LyondellBasell Industries N.V. that the shareholder(s) is/are entitled to vote at the Annual General Meeting of Shareholders to be held at 8:30 a.m., local time, on Friday, May 31, 2019, at the Sheraton Hotel, Schiphol Airport, Schiphol Blvd. 101, 1118 BG Amsterdam, the Netherlands, and any adjournment or postponement thereof, as indicated on the reverse side of this proxy card with respect to the proposals set forth in the proxy statement. This proxy is governed by Dutch law.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE SHAREHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS.

IF YOU ARE NOT VOTING ON THE INTERNET OR BY TELEPHONE, PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.

Continued and to be signed on reverse side